As filed with the Securities and Exchange Commission on February 23, 2024.
Registration No. 333-276418
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Love & Health Limited
(Exact name of registrant as specified in its charter)
Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Suites 3605-06
36F, Tower 6, The Gateway
Harbour City
Kowloon, Hong Kong
Telephone: (+852) 25831818
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive office)
Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Will H. Cai, Esq. Peter Byrne, Esq. Cooley LLP c/o 35th Floor Two Exchange Square 8 Connaught Place Central, Hong Kong Telephone: +852 3758 1210	Andrew M. Tucker Michael K. Bradshaw, Jr. Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave, NW, Suite 900 Washington, DC 20001 Telephone: 202-689-2800
Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.:
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED FEBRUARY 23, 2024
$50,000,000

Love & Health Limited

5,000,000 Units
Love & Health Limited is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to as our initial business combination. Although we are not limited to a particular industry or geographic region for purposes of consummating an initial business combination, we intend to focus on businesses that have their primary operations in FinTech, financial services, business services, technology, consumer goods and other new economy industries. We have not selected any specific business combination target, which we refer to as a “target business,” and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any prospective target business.
This is an initial public offering of our securities. We are offering 5,000,000 units at an offering price of $10.00. Each unit consists of one Class A ordinary share and one right to receive one-tenth (1/10) of a Class A ordinary share upon the consummation of an initial business combination, as described in more detail below, which we refer to throughout this prospectus as the “public rights.” Each ten rights entitle the holder thereof to receive one Class A ordinary share at the closing of an initial business combination. We will not issue fractional Class A ordinary shares. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of an initial business combination. We have granted the underwriters a 45-day option to purchase up to an additional 750,000 units to cover over-allotments, if any.
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account described below calculated as of two business days prior to the consummation of our initial business combination, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding Class A ordinary shares that were sold as part of the units in this offering, which we refer to collectively as our “public shares”, subject to the limitations and on the conditions described herein. If we are unable to consummate an initial business combination within 12 months from the closing of this offering (or up to a total of 36 months from the closing of this offering if we extend the period of time to consummate a business combination in full, as described in more detail in this prospectus), we will redeem 100% of the public shares for a pro rata portion of the trust account, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes (less up to $50,000 of interest to pay liquidation expenses) divided by the number of then issued and outstanding public shares, subject to applicable law and as further described herein. Our public shareholders will not be afforded an opportunity to vote on our extension of time to consummate an initial business combination from 12 months to 36 months described above or redeem their shares in connection with such extensions.
Our sponsor, Waton Sponsor Limited, a British Virgin Islands company, is a wholly owned subsidiary of Waton Financial Limited (“Waton Financial”). Waton Financial is a provider of securities brokerage and financial technology services primarily through its Hong Kong subsidiary, Waton Securities International Limited (“Waton Securities”). Waton Securities is principally engaged in the provision of (i) securities brokerage services, margin financing services and other ancillary services through its electronic trading platform; and (ii) software as a service (SaaS) services including trading platform app development, maintenance and other related services to financial institutions. Founded in 1989, Waton Securities is an established integrated securities broker in the Hong Kong financial services industry. According to an independent industry report issued by Frost & Sullivan, Waton Securities is the fifth largest business-to-business fintech services provider for small and medium-sized brokers in the Asia-Pacific region (excluding mainland China) in terms of revenue for the fiscal year ended March 31, 2023. Mr. Kai Zhou, our Chairman of the Board following this offering and Chief Executive Officer, is the chairman of the board of directors for Waton Financial. Mr. James Beeland Rogers Jr., an author, financial commentator, and seasoned international investor, is a director and senior advisor for Waton Financial.
Our sponsor has agreed to purchase from us an aggregate of 257,500 private placement units, at $10.00 per unit for a total purchase price of $2,575,000 in a private placement that will occur simultaneously with the consummation of this offering. Our sponsor has also agreed that if the over-allotment option is exercised by the underwriters in full or in part, it will purchase from us additional private placement units on a pro rata basis (up to a maximum of 15,000 additional private placement units at a price of $10.00 per unit) in an amount that is necessary to maintain in the trust account $10.05 per unit sold to the public in this offering. These additional private placement units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.

Our initial shareholders, including our sponsor, currently hold 1,437,500 Class B ordinary shares, up to 187,500 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. Holders of Class A ordinary shares and Class B ordinary shares are entitled to one vote for each share held on all matters to be voted on by our shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment of directors, and holders of a majority of our Class B ordinary shares may remove a member of the board of directors for any reason. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. The Class B ordinary shares held by our initial shareholders will automatically convert into Class A ordinary shares upon the completion of our initial business combination on a one-for-one basis, subject to adjustment as provided herein.
There is presently no public market for our units, ordinary shares or rights. We plan to apply to have our units listed on the Nasdaq Capital Market (“Nasdaq”), under the symbol “LLLLU.” The Class A ordinary shares and rights comprising the public units will begin separate trading on the 52nd day following the date of this prospectus (or the immediately following business day if such 52nd day is not a business day) unless EF Hutton LLC (“EF Hutton”), the representative of the underwriters, informs us of its decision to allow earlier separate trading, subject to our filing a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issuing a press release announcing when such separate trading will begin. We cannot guarantee that our securities will be approved for listing. Once the securities comprising the units begin separate trading, we expect that the Class A ordinary shares and rights will be traded on Nasdaq under the symbols “LLLL” and “LLLLR,” respectively.
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and will therefore be subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 44 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities. We conduct our operations through an office space in Hong Kong, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC or Hong Kong. The location of our sponsor and executive officers and directors may make us a less attractive partner to a non-China- or non-Hong Kong-based target company, which may therefore make it more likely for us to consummate a business combination in the PRC. To the extent the VIE structure is used in our or the target company’s post-combination operation, investors may never hold equity interests in the Chinese operating company. See “Risk Factors – Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China” for China related risks.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
No offer or invitation to subscribe for securities may be made to the public in the Cayman Islands.
	Per Unit	Total
Public offering price	$10.00	$50,000,000
Underwriting discounts and commissions(1)	$0.35	$1,750,000
Proceeds, before expenses, to us	$9.65	$48,250,000
(1)
Includes $0.20 per unit, or $1,000,000 (or $1,150,000 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters for deferred underwriting commissions that will be placed in a trust account located in the United States. The deferred commissions will be released to the underwriters only on completion of an initial business combination and the deferred underwriting commission shall be paid to EF Hutton only if the Company receives additional financing, including, without limitation, private investment in public equity (PIPE) financing, in connection with the initial business combination, as described in this prospectus. In addition, we will issue the underwriters 150,000 Class A ordinary shares (172,500 if the over-allotment option is exercised in full), which we refer to herein as the “representative shares” as underwriter compensation in connection with this offering. Does not include certain fees and expenses payable to the underwriters in connection with this offering. See also “Underwriting” for a description of compensation and other items of value payable to the underwriters.

Upon consummation of the offering, $10.05 per unit sold to the public in this offering (whether or not the over-allotment option has been exercised in full or part) will be deposited into a United States-based trust account with Continental Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of (1) the completion of our initial business combination within the required time period; (2) our redemption of 100% of the outstanding public shares if we have not completed an initial business combination in the required time period; and (3) the redemption of any public shares properly tendered in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to allow redemption rights as described herein or redeem 100% of our public shares if we do not complete our initial business combination within the required time period or (B) with respect to any other provision relating to shareholders’ rights or pre-business combination activity.
The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about     , 2024.
We are a blank check company with no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we have not made any transfers, dividends or distributions to any of our investors. We do not intend to distribute earnings or settle amounts owed until after the closing of the business combination. We are incorporated for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities.
We are a holding company with no material operations of our own. We conduct our operations through an office space in Hong Kong. Our sponsor and all of our executive officers and directors have ties to, and are based in, the People’s Republic of China (“PRC” or “China”) and/or Hong Kong. We face various legal and operational risks associated with our ties to China and/or Hong Kong. We are subject to complex and evolving laws and regulations in China and/or Hong Kong. The Chinese government may intervene or influence our operations at any time through the directors and officers who have significant ties in China. The Chinese government may have potential oversight and discretion over the conduct of our and directors’ and officers’ search for a target company. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate and may limit or completely undermine our ability to search for a target company. The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. These recently enacted measures, and additional pending or future new measures which may be implemented, could materially and adversely affect our operations following our initial public offering and the operations of any post-business combination company, which we may acquire in our initial business combination. Furthermore, the Chinese government has significant authority to exert influence on the ability of a China-based company to conduct its business, make or accept foreign investments or list on a U.S. stock exchange. For example, if we enter into a business combination with a target business operating in China, the combined company may face risks associated with regulatory approvals of the proposed business combination between us and the target, offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy. The PRC government may also intervene with or influence the combined company’s operations at any time as the government deems appropriate to further regulatory, political and societal goals. These risks could result in a material change in our operations, our search for a target company and/or the value of the securities that we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.
Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a company located in the PRC. If our target company is a PRC company (“PRC Target Company”), we will be subject to risks in connection with the interpretation and the application of the PRC laws and regulations, as discussed in more detail elsewhere in the prospectus.

For example, if we acquire a PRC Target Company that conducts all or a portion of its business in the PRC through variable interest entities (“VIEs”), following a business combination between us and such target, we would rely on contractual arrangements with the VIE(s) and their subsidiaries for a portion of business operations in the PRC. As a result of the contractual arrangements, holders of our ordinary shares following completion of a business combination would not be holding equity interest in the VIE(s) and their subsidiaries but instead would be holding equity interest in us, whose consolidated financial results include those of the VIE(s) and their subsidiaries under U.S. GAAP, due to us and our wholly foreign-owned enterprise (“WFOE”) being the primary beneficiary of, such entity, for the accounting purposes. More specifically, investors in our ordinary shares would not hold any ownership interest, directly or indirectly, in the VIE(s) and their subsidiaries in China and would merely have a contractual relationship with the operating entities in China. We may be subject to certain legal and operational risks associated with VIE’s operations in China if the PRC Target Company requires a VIE structure. PRC laws and regulations governing the PRC Target Company’s current business operations are sometimes vague and uncertain, and therefore, these risks may result in a material change in VIE’s operations, significant depreciation of the value of our ordinary shares, or a complete hindrance of our ability to offer or continue to offer our securities to investors. Additionally, the agreements associated with the VIE structure have not been tested in court of law in any jurisdiction. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on the PRC Target Company’s daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange. Additionally, as described further elsewhere in this prospectus, if we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements. We may not be able to enforce our legal rights. There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations which may have a material adverse impact on the value of our securities. If we enter into a business combination with a target business operating in China, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.
All these risks could result in a material change in our or the PRC Target Company’s post-combination operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless. In addition, to the extent that a VIE structure is utilized due to restrictions of foreign investment in the target’s industry, the PRC subsidiaries may subsequently provide funds to the VIE through extending loans subject to statutory limits and restrictions. After the business combination, the combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries which are entitled to substantially all of the economic benefits of the VIE. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. In particular, under the current PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under Chinese accounting standards and regulations, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. A PRC company is required to set aside at least 10% of its after-tax profits each year to fund certain statutory reserve funds (up to an aggregate amount equal to half of its registered capital). As a result, the combined company’s PRC subsidiaries may not have sufficient distributable profits to pay dividends to the combined company. In the future post business combination, should our PRC Target Company require a VIE structure, cash is transferred through our organization in the manner as follows: (i) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (ii) the intermediate holding companies may provide loans to the VIE, subject to statutory limits and restrictions; (iii) funds from the VIE to the intermediate holding companies are remitted as services fees; and (iv) the intermediate holding companies may make dividends or other distributions to the holding company. As of the date of this prospectus, since we have not identified any target for an initial business combination, we have not made any dividends or distributions to our shareholders arising from any VIE structure or agreement. In the event that our PRC Target Company requires a VIE structure, the Company does not intend to distribute earnings or settle amounts owed under any VIE Agreements.
Furthermore, if certain procedural requirements are satisfied, the payment in foreign currencies on current account items, including profit distributions and trade and service related foreign exchange transactions, can be made without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with competent government authorities or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the PRC subsidiaries of the combined company from obtaining sufficient foreign currencies to satisfy their foreign currency demands, the PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the combined company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the combined company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. For a detailed description of risks associated with the cash transfer through the post-combination organization if we acquire a PRC Target Company, see “Transfers of cash to and from our potential VIE (post business combination)” on page 14 of this prospectus and “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China — Should we choose to acquire a company in China, exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination” on page 79 of this prospectus. To date, we have not pursued an initial business combination and there have not been any capital contribution or shareholder loans by us to any PRC entities.
The PRC government has in recent years published new policies that have significantly affected certain industries such as the education and internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding any industry that could adversely affect our potential business combination with a China-based target and the business, financial condition and results of operations of the combined company. These risks, uncertainties and any of such action, once taken by the PRC government, could make it more difficult and costly for us to consummate a business combination with a target business operating in China or result in a material change in our post-business combination operations, reduce the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, and/or cause the value of such securities to significantly decline or be worthless. For a detailed description of risks associated with being based in or acquiring a company that does business in China, see “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China” beginning on page 72 of this prospectus.
Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, and in particular the SEC’s adoption of amendments to finalize rules implementing the submission and disclosure requirements in the Holding Foreign Companies Accountable Act (“HFCAA”) on December 2, 2021, our securities may be prohibited from trading if our auditor cannot be fully inspected. If we decide to consummate our initial business combination with a target business based in and primarily operating in PRC, auditors of the combined company and their workpapers may be located in PRC, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the PRC authorities. Therefore, the combined company’s securities may be delisted from a national securities exchange in the United States pursuant to the HFCAA. A termination in the trading our of securities or any restriction on the trading in our securities would be expected to have a negative impact on the Company as well as on the value of our securities. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission (the “CSRC”) and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was signed into law, which amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.
Our auditor, UHY LLP, the independent registered public accounting firm of our company, is headquartered in New York, NY. As of the date of the prospectus, UHY LLP is not subject to the determinations as to inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. See “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China — U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China” on page 72 of this prospectus.
Due to (i) the risks of doing business in the PRC and Hong Kong, and (ii) our sponsor and all of our executive officers and directors having ties to the PRC and/or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore limit the pool of acquisition candidates, and make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based, making it more likely for us to consummate a business combination with a target company located in the PRC or Hong Kong. As we do not own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in mainland China, or have any material operations in China, Global Law Office (our “PRC Legal Advisor”) is of the opinion that we are not required to obtain any licenses or approvals. Our PRC Legal Advisor is also of the opinion that we are not required to obtain approvals from any PRC government authorities, including the China Securities Regulatory Commission, the Cyberspace Administration of China or any other government entity, for consummating this offering. However, the relevant PRC government agencies could reach a different conclusion, and we could be required to obtain such approvals in connection with a potential business combination. For further risk factors relating to this offering and Love & Health Limited, see “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China” beginning on page 72 of this prospectus.
Sole Book-Running Manager
EF Hutton LLC
Co-Manager
Waton Securities International Limited
The date of this prospectus is    , 2024

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted.
i

SUMMARY
This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. Unless otherwise stated in this prospectus or the context otherwise requires, references to:
•
“amended and restated memorandum and articles of association” are to the second amended and restated memorandum and articles of association that we will adopt prior to the consummation of this offering;

•	“we,” “us” or “our company” are to Love & Health Limited, a Cayman Islands exempted company;
•	“China” or the “PRC” are to the People’s Republic of China, including Hong Kong and Macau;
•	“Class A ordinary shares” are to our Class A ordinary shares, par value $0.0001 per share;
•	“Class B ordinary shares” are to our Class B ordinary shares, par value $0.0001 per share;
•	“Companies Act” are to the Companies Act (As Revised) of the Cayman Islands as the same may be amended from time to time;
•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;
•
“founder shares” are to the 1,437,500 Class B ordinary shares currently held by the initial shareholders (as defined below), which include up to an aggregate of 187,500 Class B ordinary shares subject to forfeiture by our sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part;

•	“initial shareholders” are to our sponsor and any other holder of founder shares;
•	“ordinary shares” are to our Class A ordinary shares and Class B ordinary shares;
•	“management” or “management team” are to our officers and directors;
•	“PRC Legal Advisor” are to Global Law Office;
•
“private shares” or “private placement shares” are to the Class A ordinary shares included in the private units as well as any Class A ordinary shares that may be issued upon conversion of working capital loans;

•
“private units,” “private placement units” or “insider units” are to the units, each consisting of one Class A ordinary share and one right, that our sponsor is purchasing privately from us in a private placement concurrent with this offering, as well as any units that may be issued upon conversion of working capital loans;

•	“private rights” or “private placement rights” are to the rights included in the private units as well as any rights that may be issued upon conversion of working capital loans;
•	“public shares” are to Class A ordinary shares which are being sold as part of the units in this offering (whether they are purchased in this offering or thereafter in the open market);
•
“public shareholders” are to the holders of our public shares, including our initial shareholders to the extent our initial shareholders purchase public shares, provided that their status as “public shareholders” shall exist only with respect to such public shares;

•	“public rights” are to the rights sold as part of the units in this offering (whether they are subscribed for in this offering or in the open market);
•	“representative” are to EF Hutton LLC, the representative of the underwriters;
•	“representative shares” are to the 150,000 Class A ordinary shares (172,500 if the over-allotment option is exercised in full) to be issued as compensation to the underwriters;
•	“Securities Act” are to the Securities Act of 1933, as amended;
•	“sponsor” are to Waton Sponsor Limited, a British Virgin Islands business company; and
•	“$,” “US$” and “U.S. dollar” are to the United States dollar.

Any conversion of the Class B ordinary shares described in this prospectus will take effect either as a re-classification and re-designation of Class B ordinary shares into Class A ordinary shares, or as a redemption of Class B ordinary shares and an issuance of Class A ordinary shares as a matter of Cayman Islands law. All references in this prospectus to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Any share dividends described in this prospectus will take effect as a share capitalization as a matter of Cayman Islands law. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise the over-allotment option and the resulting forfeiture by our initial shareholders of 187,500 founder shares.
Our Company
General
Love & Health Limited is a newly organized blank check company incorporated on October 3, 2023 as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities, which we refer to as a “target business.” Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction with our company.
Our objective is to identify, acquire, and operate a business that may provide significant opportunities for attractive investor returns. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we expect to focus on a target in an industry where we believe our sponsor and management team have the expertise will provide us with a competitive advantage.
We have no subsidiaries and no operations of our own except organizational activities, the preparation of this offering and, following the closing of this offering, searching for a suitable target to consummate an initial business combination. As of the date of this prospectus, we have not made any transfers, dividends or distributions to any of our investors. We do not intend to distribute earnings or settle amounts owed until after the closing of the business combination. Upon consummation of the offering, proceeds from this offering will be deposited into a United States-based trust account.
Waton Financial
Our sponsor, Waton Sponsor Limited, a British Virgin Islands company, is a wholly owned subsidiary of Waton Financial Limited (“Waton Financial”). Waton Financial is a provider of securities brokerage and financial technology services primarily through its Hong Kong subsidiary, Waton Securities International Limited (“Waton Securities”). Waton Securities is principally engaged in the provision of (i) securities brokerage services, margin financing services and other ancillary services through its electronic trading platform; and (ii) software as a service (SaaS) services including trading platform app development, maintenance and other related services to financial institutions. Founded in 1989, Waton Securities is an established integrated securities broker in the Hong Kong financial services industry. According to an independent industry report issued by Frost & Sullivan, Waton Securities is the fifth largest business-to-business fintech services provider for small and medium-sized brokers in the Asia-Pacific region (excluding mainland China) in terms of revenue for the fiscal year ended March 31, 2023. Mr. Kai Zhou, our Chairman of the Board following this offering and Chief Executive Officer, is the chairman of the board of directors for Waton Financial. Mr. Huaxin Wen, our Chief Financial Officer, is the chief financial officer of Waton Financial.
Mr. James Beeland Rogers Jr., an author, financial commentator, and seasoned international investor, is a director and senior advisor for Waton Financial.
Our Management Team
Our management team is led by Kai Zhou, our Chief Executive Officer, who will serve as Chairman of our Board and Director following this offering, and Huaxin Wen, our Chief Financial Officer and Director.
Mr. Kai Zhou serves as the chairman of the board, director, and chief technology officer of Waton Financial. In addition to his role at Waton Financial, Mr. Zhou serves as an executive director and general manager of

Shenzhen Peach Education Limited, a career education and training company since 2023 and the Chief Executive Officer of Shenzhen Jinhui Technology Limited, a software development company for financial and internet businesses in China, since September 2018. He is named in the 2023 Forbes China 30 Under 30 List.
We believe Mr. Zhou is well qualified to serve as our Chairman of the Board, Director and Chief Executive Officer due to his proven financial, investment, and operating acumen and diverse background in analyzing public and private markets. We believe that Mr. Zhou has built a unique set of analytical tools, relationships, and experiences that give him excellent judgment and insights into managing a portfolio and operating a business.
Mr. Huaxin Wen serves as the chief financial officer of Waton Financial for which he is primarily responsible for the accounting, financial and treasury management and internal control functions. Mr. Wen has over 20 years of accounting and finance experience, and have served as the Chief Financial Officer of Bitdeer Technologies Group (Nasdaq: BTDR), a technology company for the cryptocurrency mining community, and financial controller of Fangdd Network Group Ltd (Nasdaq: DUO), a leading property technology company in China. Prior to that, Mr. Wen served as a senior manager of KPMG Huazhen LLP and a member of the audit department of the same.
We believe Mr. Wen is well qualified to serve as Director and Chief Financial Officer due to his extensive experience in the accounting and financial industry, including business combinations between target companies and SPACs.
Our management team’s deep relationships with founders and investors have afforded them the ability to source and invest in numerous successful private companies prior to exit via public offering, acquisition or business combination.
Notwithstanding our management team’s past experiences, past performance is not a guarantee that we will either (i) be able to identify a suitable candidate for our initial business combination or (ii) provide an attractive return to our shareholders from any business combination we may consummate. You should not rely on the historical record of our management’s performance as indicative of our future performance. See “Risk Factors— Risks Related to Our Business and Structure—Past performance by our management team or their respective affiliates may not be indicative of future performance of an investment in us.” For more information, see the section of this prospectus entitled “Management—Conflicts of Interest.”
On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. On February 17, 2023, the China Securities Regulatory Commission (“CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) and five related guidelines, which came into force on March 31, 2023. The Trial Measures regulates overseas securities offering and listing activities by PRC domestic companies, either in direct or indirect form. According to the Trial Measures, (i) PRC domestic companies that engage in overseas securities offering and listing activities, either in direct or indirect form, should fulfill the filing procedure and submit relevant information to the CSRC; (ii) direct overseas offering and listing by PRC domestic companies refers to such overseas offering and listing by a joint-stock company incorporated in the PRC; (iii) indirect overseas offering and listing by PRC domestic companies refers to such overseas offering and listing by a company in the name of an overseas incorporated entity, whereas the company’s major business operations are located in mainland China and such offering and listing is based on the underlying equity, assets, earnings or other similar rights of a PRC company; and (iv) an overseas offering and listing made by an issuer that meets both the following conditions will be determined as an indirect form: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in the mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the mainland China.
On December 28, 2021, the Cyberspace Administration of China (“CAC”) and other twelve PRC regulatory authorities jointly revised and promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. Pursuant to the Cybersecurity Review Measures, network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before listing in a foreign country. Further, on November 14, 2021, the CAC published Regulations on Cyber Data Security Management (Draft for Comments), or the Draft Regulations on Cyber Data Security Management, for public comments, which have not become effective or been formally implemented.
Our PRC Legal Advisor is of the opinion that our company is not required to obtain any licenses, approvals or prior permission from any PRC governmental authorities (including the CSRC and the CAC) to consummate this offering or to list on a U.S. exchange, given that our company is a blank check company newly incorporated with no revenue, and we currently we do not own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in mainland China or operate any business in mainland China.
As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC, the CAC or any other PRC governmental authorities. However, applicable laws, regulations, or interpretations of the PRC may change or we could be mistaken about the applicability of these rules, and the relevant PRC government agencies could reach a different conclusion and may subject us to a stringent approval process from the relevant government entities in connection with this offering, continued listing on a U.S. exchange, the potential business combination, the issuance of shares or the maintenance of our status as a publicly listed company outside China, and the post business combination entity’s PRC operations if our business combination target is a PRC Target Company. If the CSRC or the CAC, or any other governmental or regulatory body subsequently determines that its approval is needed for this offering, a business combination, the issuance of our ordinary shares upon exercise of the rights, or maintaining our status as a publicly listed company outside China, we may face approval delays, adverse actions or sanctions by the CSRC, CAC and/or other PRC regulatory agencies. It is uncertain whether we will be required to obtain permission from the PRC government to continue to list on a U.S. exchange in the future and offer our securities to foreign investors. If approval is required in the future, including pursuant to the Trial Measures, and we are denied permission from Chinese authorities to list on U.S. exchanges or offer our securities to foreign investors, we may not be able to continue listing on a U.S. exchange or be subject to other severe consequences, which would materially affect our ability to complete a business combination in which case we may have to liquidate which would be adverse to the interests of the investors. In addition, any changes in PRC law, regulations, or interpretations may severely affect our operations after this offering. The use of the term “operate” and “operations” includes the process of searching for a target business and conducting related activities. To that extent, we may not be able to conduct the process of searching for a potential target company in China.
Acquisition Strategy
Our acquisition strategy will leverage our team’s network of industry, private equity and capital market industry relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants, which we believe should provide us with a number of potential target businesses with which we may consummate an initial business combination.
We intend to focus our search on businesses that may provide significant opportunities for attractive investor returns. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we expect to focus on a target in an industry where we believe our sponsor and management team’s expertise will provide us with a competitive advantage.
Although there is no restriction or limitation on what industry or geographic region our target operates in, it is our intention to pursue prospective targets that are in the FinTech, financial services, business services, technology, consumer goods and other new economy industries. While we will give priority to companies in the aforementioned industries, we will have no specific industry restriction, and we plan on exploring opportunities in other areas that show the interest of investors.
We intend to leverage our management team’s collective background in capital market, business management, investment, finance, technology, and the private equity industry in Asia and globally, as well as their broad network to identify the most valuable target companies among what we believe will be a large pool of potential acquisition candidates. Our experienced management team will conduct careful business and technology diligence on potential target companies. We believe that we can provide in-depth business management expertise to guide a target company in streamlining its operations and enhance its product development and service offerings. In addition, we believe we can provide capital market support to assist a target company to improve the company’s transparency in the capital markets and guide the company in raising sufficient fund to support its growth.

Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. In addition to the factors listed above, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see the justification to do so.
•	Favorable Unit Economics. We believe that strong unit economics are necessary to achieve sustainable growth over time and a path to high margin profitability in the long-term.
•	Promising Market Prospects. We will seek to combine with a target company that has demonstrated promising market prospects and potential to establish a strong market position.
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Clear Path to or Potential for Positive Operating Cash Flow. We will aim to combine with a target company that can demonstrate a clear path to or potential for to positive operating cash flow. We intend to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements.

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Strong Management Team with Proven Track Record. The strength of the management team of the target company will be an important component in our review process. We will look to partner with a visionary, experienced and professional management team that has a proven track record and can drive growth, strategic decision making and long-term value creation.

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Sensible Valuation. We have a deep understanding of both private and public market valuations and will aim to invest on terms that will provide significant upside potential while limiting downside risk.

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Benefit from Being a Public Company. We intend to acquire a business or businesses that will benefit from being publicly traded in the United States and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a U.S. publicly-traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Competitive Strengths
We believe the experience and contacts of our management team will give us distinct advantages in sourcing, structuring and consummating business combinations. However, none of our management team is obligated to remain with the company after a business combination, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to a business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.
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Management. Through our management team, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complimentary follow-on business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

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Significant Cross Border Business Experience. We are a management team with significant experience in cross-border business globally. We understand the cultural, business and economic differences and opportunities that will allow us to negotiate a transaction. For Asia based companies, we provide the ability to help them bridge their overseas expansion in term of both capital raising and business activity.

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Established Deal Sourcing Network and Personal Contacts. We intend to maximize our pipeline of potential target investments by proactively approaching our management’s extensive network of contacts, including private equity and venture capital sponsors, family offices, executives of public and private companies, merger and acquisition advisory firms, investment banks, capital markets desks, lenders and other financial intermediaries. We believe the prior investment experience and track record of our team will give us a competitive advantage when sourcing potential target business opportunities, relationships with private equity and venture capital firms, and through investment bankers who we believe are likely to provide us with potential combination targets.

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Flexible Structure. With a public market for our Class A ordinary shares and $50,250,000 (or $57,787,500 if the over-allotment option is exercised in full) in trust, we have flexibility to be able to offer a target business a variety of options in structuring a transaction and funding future growth. Flexibility in using our public shares, debt, cash or a mixture of the foregoing, allows us to work with a target company to accommodate their needs.

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Status as a Public Company. We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares or other equity interests in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; and the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction.

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Financial Position and Flexibility. With funds in the trust account of $50,250,000, after payment of $1,000,000 of deferred underwriting fees (or approximately $57,787,500 after payment of up to $1,150,000 of deferred underwriting fees if the over-allotment option is exercised in full) available to use for a business combination (assuming no shareholder seeks redemption of their shares or seeks to sell their shares to us in any tender offer in relation to such business combination), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and there can be no assurance that it will be available to us. Furthermore, redemptions in connection with our initial business combination could reduce the amount of funds available to be used in connection with such business combination.

Acquisition Process
In evaluating a potential target business, we expect to conduct a thorough diligence review to determine a company’s quality and intrinsic value. Our review process may include, among other things, detailed document reviews, financial analysis, technology reviews, management meetings, consultations with customers, competitors and industry experts as well as review of other information that will be made available to us.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a company that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions that our initial business combination is fair to our company (or shareholders) from a financial point of view. Additionally, pursuant to Nasdaq rules, any initial business combination must be approved by a majority of our independent directors.
Members of our management team and our independent directors and their affiliates will directly or indirectly own ordinary shares and private units following this offering, and, accordingly, may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effectuate our initial business combination. Further, each of our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors was included by a target business as a condition to any agreement with respect to our initial business combination.
Additionally, each of our officers and directors presently has, and any of them in the future may have additional, fiduciary or contractual obligations to another entity, including other blank check companies similar to our company, pursuant to which such officer or director may be required to present a business combination opportunity to such entity. Specifically, our executive officers are affiliated with other entities that make, or are looking to make, investments in companies. Accordingly, if any of our officers or directors becomes aware of a business combination opportunity which is suitable for an entity to which he or she has fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity. We do not believe, however, that the fiduciary duties or contractual obligations of our executive officers will materially affect our ability to complete our business combination. For additional information regarding our executive officers’ and directors’ business affiliations and potential conflicts of interest, see “Management — Directors and Executive Officers” and “Management — Conflicts of Interest.” Our amended and restated memorandum and articles of association will provide that, subject to fiduciary duties under Cayman Islands law, we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.
Initial Business Combination
We will have until 12 months (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus) from the closing of this offering to consummate our initial business combination. If we are unable to consummate our initial business combination within the time period described above, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights will be worthless.
Nasdaq rules provide that our initial business combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) at the time of our signing a definitive agreement in connection with our initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions with respect to the satisfaction of such criteria. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% fair market value test. If the business combination involves more than one target business, the 80% fair market value test will be based on the aggregate value of all of the target businesses. If our securities are not listed on Nasdaq after this offering, we would not be required to satisfy the 80% requirement. However, we intend to satisfy the 80% requirement even if our securities are not listed on Nasdaq at the time of our initial business combination.
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire 100% of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended, or the “Investment Company Act”. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock, shares or other equity securities of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our issued and outstanding shares subsequent to our initial business combination.
Private Placements
On October 25, 2023, we issued an aggregate of 1,437,500 Class B ordinary shares to our sponsor. The aggregate purchase price for the founder shares was $25,000. On February 2, 2024, our sponsor transferred 15,000 Class B ordinary shares to each of our three independent directors for no consideration, which shares shall not be subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised. Up to 187,500 founder shares will be subject to forfeiture by our sponsor if the over-allotment option is not exercised by the underwriters in full.
Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell their founder shares until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Our initial shareholders have agreed to purchase an aggregate of 257,500 units (or 272,500 units if the over-allotment option is exercised in full) at a price of $10.00 per unit for an aggregate purchase price of $2,575,000 (or $2,725,000 if the over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus. Subject to certain limited exceptions, our initial shareholders have agreed not to transfer, assign or sell any of the private units and underlying ordinary shares until after the completion of our initial business combination. The proceeds from the private placement of the private placement units will be added to the proceeds of this offering and placed in a United States-based trust account maintained by Continental Stock Transfer & Trust Company, as trustee. If we do not complete an initial business combination within 12 months from the closing of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination in full, as described in more detail in this prospectus), the proceeds from the sale of the private placement units will be included in the liquidating distribution to our public shareholders and the private placement units will be worthless.
Potential Acquisition in China
We intend to focus on acquiring a target business located in the Asia-Pacific region, which region includes the Peoples Republic of China (“PRC”). In addition, certain of our officers and directors have ties to the PRC. There are significant legal and operational risks associated with investing in a target business with its primary operations in PRC (“PRC Target Company”), which are described in more detail in the “Risk Factors” section of this prospectus. These risks could result in a material change in our post-business combination operations, reduce the value of our ordinary shares, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and/or cause the value of such securities to significantly decline or be worthless. Recent statements and regulatory actions by PRC’s government, such as those related to the use of variable interest entities and data security or anti-monopoly concerns, has or may impact a post business combination company’s ability to conduct its business, accept foreign investments, or list on an U.S. or other foreign exchange.
Due to (i) the legal and regulatory risks associated with being based in the PRC or Hong Kong, and (ii) our sponsor and all of our executive officers and directors having ties to the PRC or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore limit the pool of acquisition candidates, make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based.
Structuring a transaction in China
The PRC government has restricted or limited foreign ownership of certain kinds of assets and companies operating in certain industries. The restricted industry groups are broad, including certain aspects of telecommunications, advertising, food production and heavy equipment manufacturers. In addition, there can be restrictions on the foreign ownership of businesses determined from time to time to be in “important industries” that may affect the national economic security or having “famous Chinese brand names” or “well established Chinese brand names.”
Subject to the review and approval of the Ministry of Commerce (“MOFCOM”) and other relevant agencies as discussed elsewhere for acquisitions of assets and companies in the PRC and subject to the various percentage ownership limitations that exist from time to time, acquisitions involving foreign investors and parties in the various restricted categories of assets and industries may nonetheless sometimes be consummated using contractual arrangements with permitted Chinese parties, typically referred to as variable interest entities (“VIEs”). To the extent such agreements are employed, they may be for control of specific assets such as intellectual property or control of blocks of the equity ownership interests of a company which may provide exceptions to the merger and acquisition regulations mentioned above since these types of arrangements typically do not involve a change of equity ownership in the PRC operating company.
The agreements would be designed to provide us with the economic benefits of and control over the subject assets or equity interests similar to the rights of full ownership, while leaving the technical ownership in the hands of Chinese parties who would be our nominees and, therefore, may exempt the transaction from the merger and acquisition regulations, including the application process required thereunder. However, there has been limited implementation guidance provided with respect to the merger and acquisition regulations.
PRC government agencies could apply these rules to a business combination effected through contractual arrangements. If such an agency determines such an application should have made, consequences may include levying fines, revoking business and other licenses, requiring restructure of ownership or operations and requiring discontinuation of any portion of all of the acquired business. These agreements likely also would provide for increased ownership or full ownership and control by us when and if permitted under PRC law and regulations.
In addition, these contractual arrangements may be less effective than direct ownership and we may incur substantial costs to enforce the terms of the arrangements. There are uncertainties as to whether such contractual arrangements comply with the regulations prohibiting or restricting foreign ownership in certain industries. Even if such arrangements do not violate current regulations, such regulations are subject to change in the future and may be broadened to further restrict foreign investments in new industries or new categories of assets. If we acquire a PRC Target Company that operates its business in the PRC through contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in VIEs domiciled in China under our control and would hold equity interests in a Cayman Islands holding company. After a business combination with a PRC Target Company, the combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries which are entitled to substantially all of the economic benefits of the VIE. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. Following a business combination with a PRC Target Company, the combined company would rely on the contractual arrangements with the VIE and its shareholders to operate the business. The combined company would not have equity interests in such PRC subsidiaries but whose financial results would be consolidated into the consolidated financial statements of the combined company in accordance with U.S. GAAP, due to the combined company or its direct owned subsidiaries, i.e., the WFOE, and the combined company’s being the primary beneficiary of, such entity, for the accounting purposes. As such, in the event that we complete a business combination with a PRC Target Company, you would not hold equity in PRC operating companies.
If we effect our initial business combination in a way that employs these types of control arrangements, we may have difficulty in enforcing our rights. Therefore, these contractual arrangements may not be as effective in providing us with the same economic benefits, accounting consolidation or control over a target business as would direct ownership.
If the target business or any other entity fails to perform its obligations under these contractual arrangements, we may incur substantial costs and expend substantial resources to enforce such arrangements, and rely on legal remedies under Chinese law. These remedies include seeking specific performance or injunctive relief and claiming damages, which we cannot assure will be sufficient to offset the cost of enforcement and may adversely affect the benefits we expect to receive from the business combination.
If the government of the PRC finds that the agreements we entered into to acquire control of a target business through contractual arrangements with one or more operating businesses, or VIE Agreements do not comply with local governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to significant penalties or be forced to relinquish our interests in those operations or we could be unable to assert our contractual control rights over the assets of the post-combination target company, which could cause the value of our ordinary shares to depreciate significantly or become worthless. Additionally, the agreements associated with the VIE structure have not been tested in court of law in any jurisdiction. See “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China — Should we choose to acquire a company in China, we may acquire such company through a variable interest entity (the ‘‘VIE’’) corporate structure as a holding company with no material operations of our own, and conduct a substantial majority of business operations after the business combination consummated through our subsidiaries established and the VIE in the PRC” on page 90 of this prospectus and “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China — If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations” on page 90 of this prospectus.
Government regulations relating to mergers and acquisitions
In the event that we attempt to acquire a business in PRC, we would initially face risks associated with structuring and completing a transaction to acquire a business in China that will comply with Chinese law. The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), adopted by six PRC regulatory agencies in 2006 and amended in 2009, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. The Anti-Monopoly Law of the PRC also requires that the MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered.
Depending on the structure of the transaction, these M&A Rules require the Chinese parties to make a series of applications and supplemental applications to one or more of the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Completed transactions must also be reported to the MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction.

In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM. The rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.
The scope of the review includes whether the acquisition will impact national security, economic and social stability, and research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the MOFCOM for its review of a contemplated acquisition. If the acquisition is considered within the scope of the security review regulations, the MOFCOM will transfer the application to a joint security review committee consisting of members from various PRC government agencies, for further review.
Complying with the requirements of the above-mentioned regulations and other relevant rules to complete acquisitions could be time consuming. Any required approval processes may delay or inhibit our ability to complete such transactions. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.
Until we consummate our business combination, we expect to retain legal experts in the PRC and the U.S. that are experienced with structuring offshore transactions with U.S. public companies. We plan to consult with PRC government officials when possible to assist us with complying with these structuring considerations and changing developments.
Government regulations relating to foreign exchange controls
In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“SAFE Circular 37”) to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“SAFE Circular 75”) which ceased to be effective upon the promulgation of SAFE Circular 37.
SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 applies to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.
Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPVs”) must register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV must update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change.
If our shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, any PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to any PRC subsidiaries. On January 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“SAFE Notice 13”) which became effective on June 1, 2015.
Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.
We have requested PRC residents who we know hold direct or indirect interests in us to make the necessary applications, filings and registrations as required under SAFE Circular 37. We believe that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. However, these individuals may not continue to make required filings or updates in a timely manner, or at all.
We may not know the identities of all PRC residents holding direct or indirect interests in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, restrict our cross-border investment activities, and limit any PRC subsidiary’s ability to distribute dividends to us. As a result, our business and our ability to make distributions to you could be materially adversely affected.
Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations.
If we acquire a PRC domestic company, we or the owners of such company, as the case may be, may not obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.
Government regulations relating to cybersecurity
The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress (the “SCNPC”) issued the Cyber Security Law of the PRC (“Cyber Security Law”) which became effective on June 1, 2017.
Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.
The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.
PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.
In July 2021, the CAC and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:
•	companies who are engaged in data processing are also subject to the regulatory scope;
•	CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;
•
the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users’ individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

•
the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we or the combined company following a business combination are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review.
As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the combined company following a business combination could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to this offering or a business combination. Although we are not considering any PRC Target Company that may be deemed as an operator of critical information infrastructure by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve in data (for example, mobile Internet companies), the proposed rules might still impact the timetable of our initial business combination and the certainty of our initial business combination and we may be unable to complete a business combination within 12 months from the closing of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination), if the PRC Target Company we have identified is subject to the final cybersecurity review measures.
In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, financial condition or results of operations.
On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which came into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.
As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we, or the combined company following a business combination, will comply with such regulations in all respects and we, or the combined company following a business combination, may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We, or the combined company following a business combination, may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.
While we take various measures to comply with all applicable data privacy and protection laws and regulations, our current security measures and those of our third-party service providers may not always be adequate for the protection of our company, employee or third party data. We may be a target for computer hackers, foreign governments or cyber terrorists in the future.

Unauthorized access to our proprietary internal and third party data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and third party data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.
Unauthorized access to our proprietary internal and third party data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of third party data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, loss of confidence and trust in our company, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.
Transfers of cash to and from our potential VIE (post business combination)
Love & Health Limited is a holding company with no operations of its own. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company which might require a VIE structure. As such, we may be required to conduct our operations in China primarily through our subsidiary and VIE in China. As a result, although other means are available for us to obtain financing at the holding company level, the Company’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our PRC Target Company’s subsidiaries. If any of our subsidiaries incur debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends or make other payments to us. In addition, our PRC Target Company’s subsidiaries and VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
To the extent that a VIE structure is utilized due to restrictions of foreign investment in the target’s industry, the PRC subsidiaries may subsequently provide funds to the VIE through extending loans subject to statutory limits and restrictions. After the business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. The combined company’s ability to pay dividends, if any, to the shareholders and to service any debt it may incur will depend upon dividends paid by its PRC subsidiaries which are entitled to substantially all of the economic benefits of the VIE. Under PRC laws and regulations, PRC companies are subject to certain restrictions with respect to paying dividends or otherwise transferring any of their net assets to offshore entities. In particular, under the current PRC laws and regulations, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under Chinese accounting standards and regulations, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made.
To the extent that a VIE structure is utilized, cash is transferred through our organization in the manner as follows: (i) the holding company may transfer funds to its subsidiaries, or intermediate holding companies, via additional capital contributions or shareholder loans, as the case may be; (ii) the intermediate holding companies may provide loans to the VIE, subject to statutory limits and restrictions; (iii) funds from the VIE to the intermediate holding companies are remitted as services fees; and (iv) the intermediate holding companies may make dividends or other distributions to the holding company. As of the date of this prospectus, since we have not identified any target for an initial business combination, we have not made any dividends or distributions to our shareholders arising from any VIE structure or agreement. In the event that our PRC Target Company requires a VIE structure, the Company does not intend to distribute earnings or settle amounts owed under any VIE Agreements.
Current PRC regulations permit the PRC Target Company’s indirect PRC subsidiaries to pay dividends to an overseas subsidiary, for example, a subsidiary located in Hong Kong, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval of the State Administration for Foreign Exchange (“SAFE”) by complying with certain procedural requirements. Specifically, under the existing exchange restrictions, without prior approval of SAFE, cash generated from the operations of our PRC Target Company’s subsidiaries may be used to pay dividends to us. In addition, each of the PRC Target Company’s subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Each such entity in China is also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation.
The PRC government also imposes controls on the conversion of the Renminbi (“RMB”), the legal currency of the PRC, into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if the PRC Target Company’s subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. If we or the PRC Target Company and its subsidiaries are unable to receive all of the revenues from their operations through the VIE agreements, we may be unable to pay dividends on our ordinary shares. If we acquire a target company that operates its business in the PRC through VIE contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in operating companies domiciled in PRC under our control and would hold equity interests in a Cayman Islands holding company. We would rely on the contractual arrangements with the VIE subsidiaries and its shareholders to operate the business. We do not have equity interests in such PRC operating companies but whose financial results would be consolidated into our consolidated financial statements in accordance with U.S. GAAP, due to us or our direct owned subsidiaries in PRC, i.e., the wholly foreign-owned enterprise (“WFOE”) and the Company’s being the primary beneficiary of, such entity, for accounting purposes. You will not directly hold equity interests in PRC operating companies. Additionally, the agreements associated with the VIE structure have not been tested in court of law in any jurisdiction.
Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10.0%.
In order for us to pay dividends to our shareholders, we may rely on payments made from the VIE to WFOE, pursuant to VIE agreements between them, and the distribution of such payments to our overseas subsidiary as dividends from WFOE. Certain payments from the VIE to WFOE are subject to PRC taxes, including business taxes and value-added tax, or VAT.
If we enter into a business combination with a target business operating in China under a VIE structure, we do not intend to distribute earnings or settle amounts owed under such VIE agreements to the PRC Target Company’s subsidiaries.
The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control regulations prevent the PRC subsidiaries of the combined company from obtaining sufficient foreign currencies to satisfy their foreign currency demands, the PRC subsidiaries of the combined company may not be able to pay dividends or repay loans in foreign currencies to their offshore intermediary holding companies and ultimately to the combined company. We cannot assure you that new regulations or policies will not be promulgated in the future, which may further restrict the remittance of RMB into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment to be made from time to time, that the PRC subsidiaries of the combined company will be able to satisfy their respective payment obligations that are denominated in foreign currencies, including the remittance of dividends outside of the PRC. See “Risk Factors — Risks Associated with Acquiring and Operating a Business Outside of the United States — PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or any future PRC subsidiaries to liability or penalties, limit our ability to inject capital into any PRC subsidiaries, limit any PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.”

For more detailed description of how cash will be transferred through the post-combination organization if we acquire a PRC Target Company, see “Risk Factors — The cash-flow structure of a post-acquisition company based in China or Hong Kong poses additional risks including, but not limited to, restrictions on foreign exchange and restrictions on our ability to transfer cash between entities, across borders, and to U.S. investors”. For more detailed description on any restrictions on foreign exchange and our ability to transfer cash to our U.S. investors that may apply after a business combination with PRC Target Company, see “Risk Factors — Should we choose to acquire a company in China, exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination”.
Holding Foreign Companies Accountable Act
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCAA”) was signed into law, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the Public Company Accounting Oversight Board (the “PCAOB”) for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Pursuant to the fact sheet with respect to the SOP Agreement disclosed by the SEC, the PCAOB shall have sole discretion to select any audit firms for inspection or investigation and the PCAOB inspectors and investigators shall have a right to see all audit documentation without redaction. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and vacated its previous December 2021 determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. On December 29, 2022 the AHFCAA was signed into law, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited.
Our auditor, UHY LLP, the independent registered public accounting firm of our company, is headquartered in New York, NY. UHY LLP is currently subject to PCAOB inspections under a regular basis. Therefore, we believe our auditor is not subject to the determinations as to the inability to inspect or investigate registered firms completely announced by the PCAOB on December 16, 2021. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors–U.S. laws and regulations, including the Holding Foreign Companies Accountable Act, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China”.
Emerging Growth Company Status and Other Information
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor internal controls attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion, our revenue exceeds $1.235 billion, or the market value of our shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year.
Exempted companies are Cayman Islands companies wishing to conduct business outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Companies Act.
Corporate Information
We are a Cayman Islands exempted company incorporated on October 3, 2023. Our executive offices are located at Suites 3605-06, 36F, Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong. The telephone number of our principal executive offices is (+852) 25831818. Our registered office provider in the Cayman Islands is Harneys Fiduciary (Cayman) Limited. Our registered office and our registered office provider’s office in the Cayman Islands are both located at 4th Floor, Harbour Place, 103 South Church Street, P.O. Box 10240, Grand Cayman KY1-1002, Cayman Islands. Our agent for service of process in the United States is Cogency Global Inc.

The Offering
Securities offered
5,000,000 units, at $10.00 per unit, each unit consisting of one Class A ordinary share and one right. Every ten (10) rights entitle the holder thereof to receive one Class A ordinary share upon consummation of our initial business combination.
Listing of our securities and symbols
We anticipate that the units, the Class A ordinary shares and rights will be listed on Nasdaq under the symbols “LLLLU,” “LLLL” and “LLLLR,” respectively.
Trading commencement and separation of Class A ordinary shares and rights
The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and rights comprising the units will begin separate trading on the 52nd day following the date of this prospectus unless EF Hutton informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release and filed a Current Report on Form 8-K announcing when such separate trading will begin.
Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces. Holders will need to have their brokers contact our transfer agent in order to separate the units into Class A ordinary shares and rights.
In no event will the Class A ordinary shares and rights be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds at the closing of this offering. We will file the Current Report on Form 8-K promptly after the closing of this offering, which is anticipated to take place on the second business day after the date the units commence trading. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to disclose the exercise of the underwriters’ over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EF Hutton has allowed separate trading of the Class A ordinary shares and rights prior to the 52nd day after the date of this prospectus.
Units:
Number outstanding before this offering and the private placement
0 units

Number outstanding after this offering and the private placement
5,000,000 units(1)
Ordinary shares:
Number outstanding before this offering and the private placement
1,437,500 shares(2)
Number to be outstanding after this offering and the private placement
6,657,500 shares(1)(3)
Rights:
Number outstanding rights before this offering and the private placement
0 rights
Number of outstanding rights after this offering and the private placement
5,000,000 rights(1)
Terms of Rights:
Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-tenth (1/10) of a Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
Prior issuance of founder shares
On October 25, 2023, we issued 1,437,500 founder shares to our sponsor for an aggregate purchase price of $25,000. On February 2, 2024, our sponsor transferred 15,000 Class B ordinary shares to each of our three independent directors for no consideration, which shares shall not be subject to forfeiture in the event that the underwriters’ over-allotment option is
(1)
Assumes no exercise of the underwriters’ over-allotment option and the forfeiture by our sponsor of 187,500 founder shares. Our sponsor has agreed to purchase an aggregate of 257,500 private placement units (or 272,500 private placement units if the over-allotment option is exercised in full) at a price of $10.00 per unit, for a purchase price of $2,575,000 (or $2,725,000 if the over-allotment option is exercised in full). Each private unit will be identical to the units sold in this offering, except as described in this prospectus.

(2)	Represents 1,437,500 founder shares, including an aggregate of up to 187,500 founder shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters in full.
(3)
Comprised of 5,407,500 Class A ordinary shares (including 5,000,000 Class A ordinary shares included in the units to be sold in this offering, 257,500 private placement shares and 150,000 representative shares) and 1,250,000 Class B ordinary shares. The Class B ordinary shares are convertible into shares of our Class A ordinary shares on a one-for-one basis, subject to adjustment as described below adjacent to the caption “Conversion and anti-dilution rights of founder shares.”

not exercised. Prior to the initial investment in the company of $25,000 by our sponsor, our company had no assets, tangible or intangible. The per share purchase price of the founder shares was determined by dividing the amount of cash contributed to the company by the aggregate number of founder shares ultimately issued. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares after this offering (not including the ordinary shares issuable underlying the private placement units, the representative shares, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). As such, our initial shareholders will collectively own approximately 20% of our issued and outstanding shares after this offering (assuming they do not purchase any units in this offering). Except as provided with regard to the private placement discussed herein, neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. Up to 187,500 founder shares will be subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised so that our initial shareholders will maintain ownership of 20% of our ordinary shares after this offering (not including the ordinary shares issuable underlying the private placement units, the representative shares, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). We will effect a share dividend or share contribution prior to this offering should the size of the offering change, in order to maintain such ownership percentage.
The founder shares are identical to the Class A ordinary shares included in the units being sold in this offering, except that:
•
the founder shares are Class B ordinary shares that automatically convert into Class A ordinary shares at the time of our initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, for no additional consideration;

•	the founder shares are subject to certain transfer restrictions, as described in more detail below;
•	our sponsor, officers and directors have

entered into one or more letter agreements, pursuant to which they have agreed to (i) waive their redemption rights with respect to their founder shares, public shares and private shares in connection with the completion of our initial business combination, (ii) waive their redemption rights with respect to their founder shares, public shares and private shares in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering, although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame;
•
pursuant to the letter agreements, our sponsor, officers and directors have agreed to vote any founder shares and private placement shares held by them in favor of our initial business combination. If we submit our initial business combination to our public shareholders for a vote, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company. As a result, in addition to our founder shares and private placement shares, we would need 1,671,251, or 33.4% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised, the sponsor does not acquire any Class A ordinary shares and the representative shares are voted in favor of the initial business combination), of the 5,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved, assuming no resolution or other approval is required pursuant to Cayman Islands or other applicable law; and
•	the founder shares are entitled to registration rights.
Private placement units and underlying
securities
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 257,500 private placement units (or up to 272,500 private placement units if the underwriters exercise their over-allotment option in full), at a price of $10.00 per unit ($2,575,000 in the aggregate, or up to $2,725,000 if the underwriters exercise their over-allotment option in full) in a private placement that will occur simultaneously with the closing of this offering. The private placement units will be identical to the units sold in this offering, except as described in this prospectus. The private placement units and the private rights contained in each private placement unit will be entitled to registration rights. A portion of the purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account such that at the time of closing $50,250,000 (or $57,787,500 if the underwriters exercise their over-allotment option in full) will be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds from the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares (subject to the requirements of applicable law) and the private placement units will expire worthless.
Transfer restrictions on founder shares and private placement units
Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Restrictions on Transfers of Founder Shares and Private Placement Units”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after the consummation of our initial business combination the founder shares will no longer be subject to such transfer restrictions. We refer to such transfer restrictions throughout this prospectus as the lock-up.
The purchasers of the private placement units have also agreed not to transfer, assign or sell any of the private placement units (except in connection with the same limited exceptions that the founder shares may be transferred as described above), until 30 days after the completion of our initial business combination. However, if after our initial business combination, there is a transaction whereby all the outstanding shares are exchanged or redeemed for cash (as would be the case in a post-asset sale liquidation) or another issuer’s shares, then the founder shares or the private placement units (or any ordinary shares underlying such securities) shall be permitted to participate.
Conversion and anti-dilution rights of founder shares
The Class B ordinary shares will automatically convert into our Class A ordinary shares at the time of our initial business combination on a one-for-one basis, subject to adjustment for share sub-divisions, share dividends, reorganizations, recapitalizations and the like, and subject to further adjustment as provided herein, for no additional consideration. In the case that additional Class A ordinary shares, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of the initial business combination, the ratio at which Class B ordinary shares shall convert into Class A ordinary shares will be adjusted (unless the holders of a majority of the outstanding Class B ordinary shares agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all ordinary shares outstanding upon the completion of this offering (excluding the representative shares), plus all Class A ordinary shares and equity-linked securities issued or deemed issued in connection with the initial business combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in the initial business combination or any private placement-equivalent units issued to our sponsor, its affiliates or certain of our officers and directors upon conversion of working capital loans made to us).

Holders of founder shares may also elect to convert their Class B ordinary shares into an equal number of Class A ordinary shares, subject to adjustment as provided above, at any time. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for Class A ordinary shares issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.
Appointment of directors; voting rights
Prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors. Holders of our public shares will not be entitled to vote on the appointment of directors during such time. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by not less than two-thirds of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Offering proceeds to be held in trust
An aggregate of $10.05 per unit sold to the public in this offering (regardless of whether or not the over-allotment option is exercised) (which amount is less expenses of the offering plus the contributed value of the private placement units) will be placed in a United States-based trust account maintained by Continental Stock Transfer & Trust Company, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. Except as set forth below, the proceeds held in the trust account will not be released until the earlier of the completion of an initial business combination and our redemption of 100% of the outstanding public shares if we have not completed a business combination in the required time period. Therefore, except as set forth below, unless and until an initial business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account any interest earned on the funds in the trust account that we need to pay our income or other tax obligations, and, if applicable, up to $50,000 of interest to pay liquidation expenses (which interest shall be net of taxes payable). Aside from these exceptions, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially estimated to be $600,000). Additionally, in order to meet our working capital needs following the consummation of this offering if the funds not held in the trust account are insufficient, our sponsor, officers, directors, initial shareholders or their affiliates may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the holder’s discretion, up to $4,000,000 of the notes (or $4,600,000 if the underwriters’ over-allotment option is exercised in full) may be converted into units at a price of $10.00 per unit. These units would be identical to the private placement units. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from our trust account would be used for such repayment.
Ability to extend time to complete business combination
We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to eight times, each by an additional three months (for a total of up to 36 months to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit an aggregate of $500,000, or up to $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share in either case), on or prior to the date of the applicable deadline, for each three-month extension (or up to an aggregate of $4,000,000 (or $4,600,000 if the underwriters’ over-allotment option is exercised in full), or $0.80 per public share if we extend for the full 24 months). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. Up to $4,600,000 of the value of the note underlying any extension may be converted into units at a price of $10.00 per unit. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Anticipated expenses and funding sources
Except as described above with respect to the payment of taxes, unless and until we complete our initial business combination, no proceeds held in the trust account will be available for our use. The proceeds held in the trust account will be invested only in U.S. government securities with a maturity of 185 days or less and/or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act which invest only in direct U.S. government treasury obligations. We will disclose in each quarterly and annual report filed with the SEC prior to our initial business combination whether the proceeds deposited in the trust account are invested in U.S. government treasury obligations or money market funds or a combination thereof. Based upon current interest rates, we expect the trust account to generate approximately $2,512,500 of interest annually assuming an interest rate of 5.0% per year; however, we can provide no assurances regarding this amount. Unless and until we complete our initial business combination, we may pay our expenses only from:
•
the net proceeds of this offering and the sale of the private placement units not held in the trust account, which will be approximately $600,000 in working capital after the payment of approximately $975,000 in expenses (not including underwriting commissions) relating to this offering; and any loans or additional investments from our sponsor, members of our management team or their affiliates or other third parties, although they are under no obligation to advance funds or invest in us, and provided that any such loans will not have any claim on the proceeds held in the trust account unless such proceeds are released to us upon completion of an initial business combination.
Conditions to completing our initial business combination
We anticipate structuring our initial business combination either (i) in such a way so that the post-transaction company in which our public shareholders own Class A ordinary shares will own or acquire 100% of the equity interests or assets of the target business or businesses, or (ii) in such a way so that the post-transaction company owns or acquires less than 100% of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders, or for other reasons. However, we will only complete an initial business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding share capital, shares or other equity interests of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding Class A ordinary shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be taken into account for purposes of Nasdaq’s 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the transactions and we will treat the target businesses together as the initial business combination for purposes of a tender offer or for seeking shareholder approval, as applicable.

Permitted purchases of public shares and public rights by our affiliates
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of public shares or public rights our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act.
In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase public shares or public rights in such transactions prior to completion of our initial business combination.
Any of the public shares purchased by our sponsor, initial shareholders, directors, officers, advisors and their affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination. The purpose of any such purchases of Class A ordinary shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
In the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act.
See “Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction. Our sponsor, directors, officers, advisors or any of their affiliates will not make any purchases if the purchases would violate Section 9(a)(2) of, or Rule 10b-5 under, the Exchange Act.
Redemption rights
If we determine to hold a meeting to approve an initial business combination, any public shareholder voting either for or against such proposed business combination will be entitled to demand that his or her ordinary shares be redeemed for a pro rata portion of the amount then in the trust account (initially $10.05 per share, subject to increase of up to an additional $0.80 per ordinary share in the event that our sponsor elects to fully extend the period of time to consummate a business combination, as described in more detail in this prospectus, plus any pro rata interest earned on the funds held in the trust account less amounts necessary to pay our taxes).
If we seek shareholder approval in connection with our initial business combination, we will consummate such transaction only if we have net tangible assets of at least $5,000,001 immediately prior to or upon such consummation and a majority of the outstanding ordinary shares voted are voted in favor of the business combination. We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, our net tangible asset threshold may limit our ability to consummate such initial business combination (as we may be required to have a lesser number of shares redeemed) and may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all.
Manner of conducting redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination either (i) in connection with a shareholder meeting called to approve the initial business combination or (ii) by means of a tender offer. The decision as to whether we will seek shareholder approval of a proposed business combination or conduct a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would require us to seek shareholder approval under applicable law or stock exchange listing requirements. Asset acquisitions and stock purchases would not typically require shareholder approval, while direct mergers with our company where we do not survive and any transactions where we issue more than 20% of our outstanding ordinary shares or seek to amend our amended and restated memorandum and articles of association would require shareholder approval. So long as we obtain and maintain a listing for our securities on Nasdaq, we will be required to comply with such rules.
If we decide not to hold a shareholder vote in conjunction with our initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), we may conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. In such case, we will:
•	conduct the redemptions pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers; and
•
file tender offer documents with the SEC prior to completing our initial business combination which contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies.

Upon the public announcement of our business combination, if we elect to conduct redemptions pursuant to the tender offer rules, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase shares of our ordinary shares in the open market, in order to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem will remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act, and we will not be permitted to complete our initial business combination until the expiration of the tender offer period. In addition, the tender offer will be conditioned on public shareholders not tendering more than a specified number of public shares, which number will be based on the requirement that we may not redeem public shares in an amount that would cause our net tangible assets to be less than $5,000,001 immediately prior to or upon the consummation of our business combination (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. If public shareholders tender more shares than we have offered to purchase, we will withdraw the tender offer and not complete the initial business combination.
If, however, shareholder approval of the transaction is required by law or stock exchange listing requirement, or we decide to obtain shareholder approval for business or other legal reasons, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and

•	file proxy materials with the SEC.
If we seek shareholder approval, we will complete our initial business combination only if a majority of the outstanding ordinary shares voted are voted in favor of the business combination. In such case, our initial shareholders have agreed to vote their founder shares and private placement shares in favor of our initial business combination. Each public shareholder may elect to redeem their public shares irrespective of whether they vote for or against the proposed transaction.
Our amended and restated memorandum and articles of association provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 immediately prior to or upon the consummation of our business combination (so that we are not subject to the SEC’s “penny stock” rules). Redemptions of our public shares may also be subject to a higher net tangible asset test or cash requirement pursuant to an agreement relating to our initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not complete the business combination or redeem any ordinary shares, and all ordinary shares submitted for redemption will be returned to the holders thereof.
Our initial shareholders have agreed (A) to vote their founder shares and private placement shares in favor of any proposed initial business combination, (B) not to propose any amendment to our memorandum and articles of association (i) to modify our obligation to allow holders to exercise redemption rights or the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months) from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, (C) not to redeem any shares (including the founder shares) and private units (and underlying securities) into the right to receive cash from the trust account in connection with a shareholder vote to approve our proposed initial business combination (or to sell any shares in a tender offer in connection with a proposed business combination if we do not seek shareholder approval in connection therewith) or a vote to amend the provisions of our memorandum and articles of association relating to shareholders’ rights or pre-business combination activity and (D) that the founder shares and private units (and underlying securities) shall not participate in any liquidating distribution upon winding up if a business combination is not consummated, until all of the claims of any redeeming shareholders and creditors are fully satisfied (and then only from funds held outside the trust account). None of our initial shareholders or their affiliates has indicated any current intention to purchase units in this offering or any units or ordinary shares in the open market or in private transactions. However, if a significant number of shareholders vote, or indicate an intention to vote, against a proposed business combination, our initial shareholders, officers, directors or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Our initial shareholders, officers, directors and their affiliates could purchase sufficient shares so that the initial business combination may be approved without the majority vote of public shares held by non-affiliates. Notwithstanding the foregoing, our officers, directors, initial shareholders and their affiliates will not make purchases of ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Limitation on redemption rights of shareholders holding 15% or more of the shares sold in this offering if we hold shareholder vote
Notwithstanding the foregoing redemption rights, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, then, pursuant to our amended and restated memorandum and articles of association, a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the shares sold in this offering, without our prior consent. We believe the restriction described above will discourage shareholders from accumulating large blocks of shares, and subsequent attempts by such holders to use their ability to redeem their shares as a means to force us or our management to purchase their shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the shares sold in this offering could threaten to exercise its redemption rights against a business combination if such holder’s shares are not purchased by us, our sponsor or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem to no more than 15% of the shares sold in this offering, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with a business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their shares (including all shares held by those shareholders that hold more than 15% of the shares sold in this offering) for or against our initial business combination.
Limited payments to insiders
There will be no finder’s fees, reimbursement, consulting fee, monies in respect of any payment of a loan or other compensation paid by us to our sponsor, officers or directors, or any affiliate of our sponsor or officers prior to, or in connection with any services rendered in order to effectuate, the consummation of our initial business combination (regardless of the type of transaction that it is). However, the following payments will be made to our sponsor, officers or directors, or our or their affiliates, none of which will be made from the proceeds of this offering held in the trust account prior to the completion of our initial business combination:
•	Repayment of up to an aggregate of $500,000 in loans made to us by our sponsor to cover offering-related and organizational expenses;
•
Payment to an affiliate of our sponsor of $10,000 per month, for 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) for office space, administrative and support services;

•	Reimbursement for any out-of-pocket expenses related to identifying, investigating and completing an initial business combination; and
•
Repayment of loans which may be made by our sponsor or an affiliate of our sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination, the terms of which have not been determined nor have any written agreements been executed with respect thereto. Up to $4,000,000 of such working capital loans (or $4,600,000 if the underwriters’ over-allotment option is exercised in full) may be convertible into private placement-equivalent units at a price of $10.00 per unit (which, for example, would result in the holders being issued 60,000 Class A ordinary shares if $600,000 of notes were so converted as well as 60,000 private rights to receive 10,000

Class A ordinary shares), at the option of the lender. Such units would be identical to the private placement units. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.
Liquidation if no business combination
If we are unable to complete an initial business combination within the completion window, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us (less up to $50,000 of interest to pay liquidation expenses, and which interest shall be net of taxes payable), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. We cannot assure you that we will have sufficient funds to pay or provide for all creditors’ claims. Although we are required to have all third parties (including any vendors or other entities we engage after this offering) and any prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. There is also no guarantee that the third parties would not challenge the enforceability of these waivers and bring claims against the trust account for monies owed to them. Our sponsor has agreed that it will be liable to ensure that the proceeds in the trust account are not reduced below (1) $10.05 per share or (2) such lesser amount per share as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. The agreement entered into by our sponsor specifically provides for two exceptions to the indemnity it has given: it will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, or (2) as to any claims for indemnification by the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account. We have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we believe it is unlikely that our sponsor will be able to satisfy its indemnification obligations if it is required to do so.
The holders of the founder shares will not participate in any redemption distribution from our trust account with respect to such shares.
Audit Committee
We will establish and maintain an audit committee. Among its responsibilities, the audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, or directors, or our or their affiliates and monitor compliance with the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”
Conflicts of Interest
Each of our officers and directors presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she may need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity, subject to his or her fiduciary duties under Cayman Islands law. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest or expectancy in any corporate opportunity offered to any officer or director and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Indemnity
Our sponsor has agreed that it will be liable to us if and to the extent any claims by a vendor for services rendered or products sold to us, or a prospective target business with which we have discussed entering into a transaction agreement, reduce the amount of funds in the trust account to below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the trust account and except as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. We have not independently verified whether our sponsor has sufficient funds to satisfy their indemnity obligations and believe that our sponsor’s only assets are securities of our company. We have not asked our sponsor to reserve for such obligations.

Summary of Risk Factors
We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our initial business combination, we will have no operations and will generate no operating revenues. In making your decision whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.” You should carefully consider these and the other risks set forth in the section of this prospectus entitled “Risk Factors” beginning on page 44 of this prospectus.
A brief summary of some of the risk factors that make an investment in us speculative or risky include:
Risks Related to Our Business and Structure
•	We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
•	Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.
•	Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
•	You will not be entitled to protections normally afforded to investors of many other blank check companies.
•
Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.

•
If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.

•
Unlike other blank check companies, we may extend the time to complete a business combination by up to 24 months without a shareholder vote or your ability to redeem your public shares, and accordingly have a total of up to 36 months from the closing of this offering to consummate a business combination.

Risks Related to Completing a Business Combination
•
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent coronavirus (COVID-19) pandemic.

•
Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.

•	Past performance by our management team and their affiliates may not be indicative of future performance of an investment in the Company.
•
Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation or governmental investigations unrelated to our business affairs could materially impact our ability to consummate an initial business combination.

•	We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.

•
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.

Risks Related to Acquiring and Operating a Business Outside of the United States
•	If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
•	Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.
Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China
•
Changes in China’s economic, political or social conditions or government policies could materially adversely affect the business of our company, the target company and combined company following a business combination.

•	PRC regulations may make it more difficult for us to complete an acquisition of a target business.
Risks Related to Our Securities
•	We may issue our public shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our public shares at that time.
•
Our sponsor paid an aggregate of $25,000, or approximately $0.01739 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.

We face risks associated with being based in, and potentially acquiring a company whose corporate structure or whose operations are located in China. These include significant regulatory, liquidity, and enforcement risks. For example, we face risks arising from the legal system in China, including risks and uncertainties regarding the enforcement of laws and that rules and regulations in China can change quickly with little advance notice. In addition, the Chinese government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China based issuers, which could result in a material change in our operations and/or the value of our ordinary shares. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or be worthless.
Under the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) promulgated by the CSRC on February 17, 2023, an issuer is required to go through filing procedures with the CSRC if (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in the mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the mainland China. While the individual director of our sponsor, the corporate director of our sponsor, our executive officers and directors have ties to China and/or Hong Kong, we do not have any operations in mainland China pursuant to (a) under the Trial Measures. As a result, our PRC Legal Advisor is of the opinion that we are not required to obtain any CSRC approvals pursuant to the Trial Measures. Our PRC Legal Advisor is also of the opinion that we are not required to obtain approvals from any PRC government authorities, including the CSRC, the CAC or any other government entity for consummating this offering. However, the relevant PRC government agencies could reach a different conclusion, and we could be required to obtain such approvals in connection with a potential business combination.
In addition, trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor in the future, and that as a result an exchange may determine to delist our securities. Although the PCAOB is currently able to inspect our auditors, it may not be able to inspect the auditors of a potential target company or our auditors following a business combination with a target company based in China. On December 29, 2022, the AHFCAA was signed into law, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the United States, will be prohibited. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.
Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to completely inspect or investigate registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a SOP with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The SOP gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the SOP grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. While significant, uncertainties still exist as to how the SOP will be implemented and whether the applicable parties will comply with the framework. The PCAOB currently has access to inspect the working papers of our auditor. Notwithstanding the foregoing, in the event that we complete a business combination with a company, the auditor of which the PCAOB is not able to fully conduct inspections on, it could cause us to fail to be in compliance with U.S. securities laws and regulations. We could subsequently cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA and the AHFCAA.

Summary Financial Data
The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, and accordingly only balance sheet data is presented.
	October 25, 2023
	Actual	As Adjusted
Balance Sheet Data:
Working (deficiency) capital	$(67,875)	49,869,955
Total assets	87,830	50,869,955
Total liabilities	67,875	1,000,000
Value of Class A ordinary shares subject to possible conversion/tender	—	42,977,230
Total Shareholder’s Equity	19,955	6,892,725
The “as adjusted” information gives effect to the sale of the units in this offering, the sale of the private placement units, repayment of up to an aggregate of $500,000 in loans made to us by our sponsor and the payment of the estimated expenses of this offering and assumes no exercise of the underwriters’ over-allotment option. The “as adjusted” total assets amount includes the $25,000 received from the sponsor for issuance of Class B ordinary shares, $50,250,000 held in the trust account for the benefit of our public shareholders, which amount, less deferred underwriting commissions, will be available to us only upon the completion of our initial business combination within 12 months (or 36 months, as applicable) from the closing of this offering. The “as adjusted” working capital and “as adjusted” total assets include $1,000,000 being held in the trust account representing deferred underwriting commissions (assuming no exercise of underwriters’ over-allotment option). The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions. The “as adjusted” total liabilities include deferred underwriting commission of $1,000,000 (assuming no exercise of underwriters’ over-allotment option).
If no business combination is completed within 12 months (or 36 months, as applicable) from the closing of this offering, the proceeds then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes and working capital needs as described herein (less up to $50,000 of interest to pay liquidation and dissolution expenses) will be used to fund the redemption of our public shares. Our sponsor, initial shareholders, officers and directors have entered into letter agreements with us pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we have not completed our initial business combination within such time period.
We will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 immediately prior to and immediately after the consummation and, solely if we seek shareholder approval, only if we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING
STATEMENTS AND SUMMARY RISK FACTORS
Some statements contained in this prospectus are forward-looking in nature. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	our ability to select an appropriate target business or businesses;
•	our ability to complete our initial business combination;
•	our expectations around the performance of a prospective target business or businesses;
•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination;
•	our potential ability to obtain additional financing to complete our initial business combination;
•	our pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential business combination opportunities;
•	our public securities’ potential liquidity and trading;
•	the lack of a market for our securities;
•	the use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	the trust account not being subject to claims of third parties; or
•	our financial performance following this offering or following our initial business combination.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Such risks include, but are not limited to:
•	newly formed company without an operating history;
•	delay in receiving distributions from the trust account;
•	lack of opportunity to vote on our proposed business combination;
•	lack of protections afforded to investors of blank check companies;
•	deviation from acquisition criteria;
•	issuance of equity and/or debt securities to complete a business combination;

•	lack of working capital;
•	third-party claims reducing the per-share redemption price;
•	negative interest rate for securities in which we invest the funds held in the trust account;
•	our shareholders being held liable for claims by third parties against us;
•	failure to enforce our sponsor’s indemnification obligations;
•	dependence on key personnel;
•	conflicts of interest of our sponsor, officers and directors;
•	the delisting of our securities by Nasdaq;
•	dependence on a single target business with a limited number of products or services;
•	our shareholders’ inability to vote or redeem their shares in connection with our extensions;
•	shares being redeemed and rights becoming worthless;
•	our competitors with advantages over us in seeking business combinations;
•	ability to obtain additional financing;
•	our initial shareholders controlling a substantial interest in us;
•	registration rights’ adverse effect on the market price of our ordinary shares;
•	impact of COVID-19, the Russia-Ukraine conflict, the Israel-Hamas conflict and related risks;
•	business combination with a company located in a foreign jurisdiction;
•	changes in laws or regulations; tax consequences to business combinations; and
•	exclusive forum provisions in our rights agreement.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.
Risks Related to Our Business and Structure
We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective.
We are a newly formed company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing our initial business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and may be unable to complete our initial business combination. If we fail to complete our initial business combination, we will never generate any operating revenues. Due to (i) the legal and regulatory risks associated with being based in China or Hong Kong, and (ii) our sponsor and all of our executive officers and directors having ties to PRC or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore limit the pool of acquisition candidates, and make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based.
Unanticipated changes in our effective tax rate or challenges by tax authorities could harm our future results.
We may become subject to income taxes in various jurisdictions in the future. Our effective tax rate could be adversely affected by changes in the allocation of our pre-tax earnings and losses among countries with differing statutory tax rates, in certain non-deductible expenses including as a result of acquisitions, in the valuation of our deferred tax assets and liabilities, or in federal, state, local or non-U.S. tax laws and accounting principles, including increased tax rates, new tax laws or revised interpretations of existing tax laws and precedents. Increases in our effective tax rate would adversely affect our operating results. In addition, we may be subject to income tax audits by various tax jurisdictions throughout the world. The application of tax laws in such jurisdictions may be subject to diverging and sometimes conflicting interpretations by tax authorities in these jurisdictions. Although we believe our income tax liabilities are reasonably estimated and accounted for in accordance with applicable laws and principles, an adverse resolution of one or more uncertain tax positions in any period could have a material impact on the results of operations for that period.
Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”
As of October 25, 2023, we had no cash and a working capital deficit of $67,875 excluding deferred offering costs. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. Management’s plans to address this need for capital through this offering are discussed in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The financial statements contained elsewhere in this prospectus do not include any adjustments that might result from our inability to consummate this offering or our inability to continue as a going concern.
You will not be entitled to protections normally afforded to investors of many other blank check companies.
Since the net proceeds of this offering and the sale of the private placement units are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, because we will have net tangible assets in excess of $5,000,000 upon the successful completion of this offering and the sale of the private placement units and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means our units will be immediately tradable and we will have a longer period of time to complete our initial business combination than do companies subject to Rule 419. Moreover, if this offering were subject to Rule 419, that rule would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our completion of an initial business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see the section of this prospectus entitled “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”
Our public shareholders may not be afforded an opportunity to vote on our proposed initial business combination, and even if we hold a vote, holders of our founder shares will participate in such vote, which means we may complete our initial business combination even though a majority of our public shareholders do not support such a combination.
If we decide not to hold a shareholder vote in conjunction with our initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), we may conduct redemptions pursuant to the tender offer rules of the SEC and our amended and restated memorandum and articles of association. Nasdaq rules currently allow us to engage in a tender offer in lieu of a shareholder meeting, provided that we were not seeking to issue more than 20% of our outstanding shares to a target business as consideration in any business combination. Furthermore, shareholder approval would not be required pursuant to the Companies Act if our initial business combination were structured as a purchase of assets, a purchase of stock of the target not involving a merger with us, or a merger of the target into a subsidiary of our company, or if we otherwise entered into contractual arrangements with a target to obtain control of such company. Accordingly, we may consummate our initial business combination even if holders of a majority of our public shares do not approve of the business combination.
Accordingly, we may complete our initial business combination even if holders of a majority of our public shares do not approve of the initial business combination we complete. Please see the section of this prospectus entitled “Proposed Business — Shareholders May Not Have the Ability to Approve an Initial Business Combination” for additional information.
If we seek shareholder approval of our initial business combination, our initial shareholders and management team have agreed to vote in favor of such initial business combination, regardless of how our public shareholders vote.
Pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and private placement shares in favor of our initial business combination. As a result, in addition to our founder shares and private placement shares, we would need 1,671,251, or 33.4% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised, the sponsor does not acquire any Class A ordinary shares and the representative shares are voted in favor of the initial business combination), of the 5,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved, assuming no resolution or other approval is required pursuant to Cayman Islands or other applicable law. Our initial shareholders will own ordinary shares representing 20% of our outstanding ordinary shares of immediately following the completion of this offering (not including the ordinary shares issuable underlying the private placement units, the representative shares, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). Accordingly, if we seek shareholder approval of our initial business combination, the agreement by our initial shareholders to vote in favor of our initial business combination will increase the likelihood that we will receive the requisite shareholder approval for such initial business combination.
Unlike other blank check companies, we may extend the time to complete a business combination by up to 24 months without a shareholder vote or your ability to redeem your public shares, and accordingly have a total of up to 36 months from the closing of this offering to consummate a business combination.
We will have until 12 months from the closing of this offering to consummate an initial business combination. However, unlike other similarly structured blank check companies, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to eight times, each by an additional three months (for a total of up to 36 months from the closing of this offering to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or up to $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public share in either case) on or prior to the date of the applicable deadline, for each three-month extension (or up to an aggregate of $4,000,000 (or $4,600,000 if the underwriters’ over-allotment option is exercised in full), or $0.80 per public share if we extend for the full 24 months). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. If we complete our initial business combination, we would either repay such loaned amounts out of the proceeds of the trust account released to us, or up to $4,600,000 of such loans may be convertible into private units at a price of $10.00 per unit at the option of the lender. If we do not complete a business combination, the loans would be repaid out of funds not held in the trust account, and only to the extent available. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. You will not be able to vote on or redeem your shares in connection with any such extension.
Your only opportunity to affect the investment decision regarding a potential business combination will be limited to the exercise of your right to redeem your public shares from us for cash, unless we seek shareholder approval of the initial business combination.
At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of our initial business combination. Since our board of directors may complete an initial business combination without seeking shareholder approval, public shareholders may not have the right or opportunity to vote on the initial business combination, unless we seek such shareholder vote. Accordingly, if we do not seek shareholder approval, your only opportunity to affect the investment decision regarding a potential business combination may be limited to exercising your redemption rights within the period of time (which will be at least 20 business days) set forth in our tender offer documents mailed to our public shareholders in which we describe our initial business combination.
The ability of our public shareholders to redeem their public shares for cash may make our financial condition unattractive to potential business combination targets, which may make it difficult for us to enter into an initial business combination with a target.
We may seek to enter into a business combination transaction agreement with minimum cash requirements for (i) cash consideration to be paid to the target or its owners, (ii) cash for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions. If too many public shareholders exercise their redemption rights, we would not be able to meet such closing condition and, as a result, would not be able to proceed with the initial business combination. Furthermore, in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or immediately after the consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. Consequently, if accepting all properly submitted redemption requests would cause our net tangible assets to be less than $5,000,001 either immediately prior to or immediately after the consummation of our initial business combination and after payment of underwriters’ fees and commissions or such greater amount necessary to satisfy a closing condition as described above, we would not proceed with such redemption and the related business combination and may instead search for an alternate business combination. Prospective targets will be aware of these risks and, thus, may be reluctant to enter into an initial business combination with us.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our public shares may not allow us to complete the most desirable business combination or optimize our capital structure.
At the time we enter into an agreement for our initial business combination, we will not know how many shareholders may exercise their redemption rights, and therefore will need to structure the transaction based on our expectations as to the number of public shares that will be submitted for redemption. If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, we will need to reserve a portion of the cash in the trust account to meet such requirements, or arrange for third party financing. In addition, if a larger number of public shares is submitted for redemption than we initially expected, we may need to restructure the transaction to reserve a greater portion of the cash in the trust account or arrange for third party financing. Raising additional third party financing may involve dilutive equity issuances or the incurrence of indebtedness at higher than desirable levels. Furthermore, this dilution would increase to the extent that the anti-dilution provision of the Class B ordinary shares results in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the Class B ordinary shares at the time of our business combination. The above considerations may limit our ability to complete the most desirable business combination available to us or optimize our capital structure. The amount of the deferred underwriting commissions payable to the underwriters will not be adjusted for any public shares that are redeemed in connection with an initial business combination. The per-share amount we will distribute to shareholders who properly exercise their redemption rights will not be reduced by the deferred underwriting commission and after such redemptions, the per-share value of public shares held by non-redeeming shareholders will reflect our obligation to pay the deferred underwriting commissions.
The ability of our public shareholders to exercise redemption rights with respect to a large number of our public shares could increase the probability that our initial business combination would be unsuccessful and that you would have to wait for liquidation in order to redeem your public shares.
If our initial business combination agreement requires us to use a portion of the cash in the trust account to pay the purchase price, or requires us to have a minimum amount of cash at closing, the probability that our initial business combination would be unsuccessful is increased. If our initial business combination is unsuccessful, you would not receive your pro rata portion of the trust account until we liquidate the trust account. If you are in need of immediate liquidity, you could attempt to sell your public shares in the open market; however, at such time our public shares may trade at a discount to the pro rata amount per share in the trust account. In either situation, you may suffer a material loss on your investment or lose the benefit of funds expected in connection with the exercise of your redemption rights until we liquidate or you are able to sell your public shares in the open market.
We may extend our time period to consummate our initial business combination for up to 24 months and accordingly have a total of up to 36 months from the closing of this offering to consummate a business combination without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith.
We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to eight times, each by an additional three months (for a total of up to 36 months from the closing of this offering to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated memorandum and articles of association and subject to deposit of additional funds by our sponsor or its affiliates or designees into our trust account as set forth thereunder, we may effectuate such extensions without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection with the proposed extensions.
The requirement that we complete our initial business combination within prescribed time frame after the closing of this offering may give potential target businesses leverage over us in negotiating an initial business combination and may decrease our ability to conduct due diligence on potential business combination targets as we approach our dissolution deadline, which could undermine our ability to complete our initial business combination on terms that would produce value for our shareholders.
Any potential target business with which we enter into negotiations concerning an initial business combination will be aware that we must complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering. Consequently, such target business may obtain leverage over us in negotiating an initial business combination, knowing that if we do not complete our initial business combination with that particular target business, we may be unable to complete our initial business combination with any target business. This risk will increase as we get closer to the timeframe described above. In addition, we may have limited time to conduct due diligence and may enter into our initial business combination on terms that we would have rejected upon a more comprehensive investigation.
We may not be able to complete our initial business combination within the prescribed time frame after the closing of this offering, in which case we would cease all operations except for the purpose of winding up and we would redeem our public shares and liquidate, in which case our public shareholders may only receive $10.05 per share, or less than such amount in certain circumstances, and our rights will expire worthless.
Our amended and restated memorandum and articles of association provides that we must complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering. We may not be able to find a suitable target business and complete our initial business combination within such time period.
If we have not completed our initial business combination within such time period, we will: (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us (less taxes payable and up to $50,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such case, our public shareholders may only receive $10.05 per share, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.
If we seek shareholder approval of our initial business combination, our initial shareholders, directors, officers, advisors and their affiliates may elect to purchase public shares or public rights from public shareholders, which may influence a vote on a proposed initial business combination and reduce the public “float” of our Class A ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or their affiliates may purchase public shares or public rights or a combination thereof in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. There is no limit on the number of public shares our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase public shares or public rights in such transactions.
Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our public shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that our sponsor, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. The purpose of any such purchases of public shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. We expect that any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. See

“Proposed Business — Permitted purchases of our securities” for a description of how our sponsor, directors, officers, advisors or any of their affiliates will select which shareholders to purchase securities from in any private transaction.
In addition, if such purchases are made, the public “float” of our Class A ordinary shares or public rights and the number of beneficial holders of our securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of our securities on a national securities exchange.
In the event our sponsor, directors, officers, advisors and their affiliates were to purchase shares or public rights from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:
•
the registration statement on Form S-4 or F-4, as applicable, and the proxy statement filed in connection with our initial business combination would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates will purchase public shares from public shareholders outside the redemption process described in this prospectus, along with the purpose of such purchases;

•
our sponsor, directors, officers, advisors and their affiliates will purchase public shares from public shareholders outside the redemption process described in this prospectus at a price no higher than the price offered through the redemption process described in this prospectus;

•
the registration statement on Form S-4 or F-4, as applicable, and the proxy statement filed in connection with our initial business combination would include a representation that any of the public shares purchased by our sponsor, directors, officers, advisors and their affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination;

•
our sponsor, directors, officers, advisors and their affiliates do not possess any redemption rights with respect to the public shares or, if they possess such redemption rights, they have entered into a letter agreement pursuant to which they have waived such rights; and

•	we will disclose in the Form 8-K to be filed prior to the holding of our shareholder meeting to approve the initial business combination the following material items:
a.
the number of the public shares purchased by our sponsor, directors, officers, advisors and their affiliates from public shareholders outside the redemption process described in this prospectus, along with the purchase price for such public shares;

b.	the purpose of the purchases of such public shares by our sponsor, directors, officers, advisors and their affiliates;
c.
the impact, if any, of the purchases of such public shares by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the initial business combination will be approved and consummated;

d.
the identity of the selling shareholders who sold such public shares to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of the selling shareholders (e.g., 5% security holders) who sold such public shares to our sponsor, directors, officers, advisors and their affiliates; and

e.	the number of public shares for which we have received redemption requests pursuant to our redemption offer.
If a shareholder fails to receive notice of our offer to redeem our public shares in connection with our initial business combination, or fails to comply with the procedures for tendering its public shares, such shares may not be redeemed.
We will comply with the tender offer rules or proxy rules, as applicable, when conducting redemptions in connection with our initial business combination. Despite our compliance with these rules, if a shareholder fails to receive our tender offer or proxy materials, as applicable, such shareholder may not become aware of the opportunity to redeem its public shares. In addition, proxy materials or tender offer documents, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will describe the various procedures that must be complied with in order to validly tender or redeem public shares. For example, we may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their public shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their public shares to the transfer agent electronically. In the event that a shareholder fails to comply with these or any other procedures, its public shares may not be redeemed. See “Proposed Business — Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination — Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights.”
Changes in the market for directors and officers liability insurance could make it more difficult and more expensive for us to negotiate and complete an initial business combination.
In recent months, the market for directors and officers liability insurance for special purpose acquisition companies has changed. Fewer insurance companies are offering quotes for directors and officers liability coverage, the premiums charged for such policies have generally increased and the terms of such policies have generally become less favorable. There can be no assurance that these trends will not continue.
The increased cost and decreased availability of directors and officers liability insurance could make it more difficult and more expensive for us to negotiate an initial business combination. In order to obtain directors and officers liability insurance or modify its coverage as a result of becoming a public company, the post-business combination entity might need to incur greater expense, accept less favorable terms or both. However, any failure to obtain adequate directors and officers liability insurance could have an adverse impact on the post-business combination’s ability to attract and retain qualified officers and directors.
In addition, even after we were to complete an initial business combination, our directors and officers could still be subject to potential liability from claims arising from conduct alleged to have occurred prior to the initial business combination. As a result, in order to protect our directors and officers, the post-business combination entity may need to purchase additional insurance with respect to any such claims (“run-off insurance”). The need for run-off insurance would be an added expense for the post-business combination entity, and could interfere with or frustrate our ability to consummate an initial business combination on terms favorable to our investors.
You will not have any rights or interests in funds from the trust account, except under certain limited circumstances. To liquidate your investment, therefore, you may be forced to sell your public shares or public rights, potentially at a loss.
Our public shareholders will be entitled to receive funds from the trust account only upon the earliest to occur of: (i) our completion of an initial business combination, and then only in connection with those Class A ordinary shares that such shareholder properly elected to redeem, subject to the limitations described herein, (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity and (iii) the redemption of our public shares if we are unable to complete an initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering, subject to applicable law and as further described herein. In no other circumstances will a public shareholder have any right or interest of any kind in the trust account. Holders of rights will not have any right to the proceeds held in the trust account with respect to such rights. Accordingly, to liquidate your investment, you may be forced to sell your public shares or public rights, potentially at a loss.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions pursuant to the tender offer rules, and if you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such Class A ordinary shares in excess of 15% of our Class A ordinary shares.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their public shares (including Excess Shares) for or against our initial business combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete our initial business combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete our initial business combination. And as a result, you will continue to hold that number of Class A ordinary shares exceeding 15% and, in order to dispose of such Class A ordinary shares, would be required to sell your public shares in open market transactions, potentially at a loss.
Because of our limited resources and the significant competition for business combination opportunities, it may be more difficult for us to complete our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on our redemption of our public shares, or less than such amount in certain circumstances, and our rights will expire worthless.
We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities, domestic and international, competing for the types of businesses we intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar or greater technical, human and other resources to ours or more local industry knowledge than we do, and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there are numerous target businesses we could potentially acquire with the net proceeds of this offering and the sale of the private placement units, our ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because we are obligated to pay cash for the Class A ordinary shares which our public shareholders redeem in connection with our initial business combination, target companies will be aware that this may reduce the resources available to us for our initial business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating an initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.
If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient to allow us to operate for at least the next 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time), it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination, in which case our public shareholders may only receive $10.05 per share, or less than such amount in certain circumstances, and our rights will expire worthless.
Of the net proceeds of this offering, only $600,000 will be available to us initially outside the trust account to fund our working capital requirements. The funds available to us outside of the trust account may not be sufficient to allow us to operate for at least the next 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time), assuming that our initial business combination is not completed during that time. We believe that, upon the closing of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time); however, we cannot assure you that our estimate is accurate. Of the funds available to us, we could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent or merger agreements designed to keep target businesses from “shopping” around for transactions with other companies or investors on terms more favorable to such target businesses) with respect to a particular proposed initial business combination, although we do not have any current intention to do so. If we entered into a letter of intent or merger agreement where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share upon our liquidation. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.
If the net proceeds of this offering and the sale of the private placement units not being held in the trust account are insufficient, it could limit the amount available to fund our search for a target business or businesses and complete our initial business combination and we will depend on loans from our sponsor or management team to fund our search for an initial business combination, to pay our taxes and to complete our initial business combination. If we are unable to obtain these loans, we may be unable to complete our initial business combination.
Of the net proceeds of this offering and the sale of the private placement units, only approximately $600,000 will be available to us initially outside the trust account to fund our working capital requirements. In the event that our offering expenses exceed our estimate of $600,000 (excluding underwriting commissions), we may fund such excess with funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. The amount held in the trust account will not be impacted as a result of such increase or decrease. Conversely, in the event that the offering expenses are less than our estimate of $600,000, the amount of funds we intend to be held outside the trust account would increase by a corresponding amount. If we are required to seek additional capital, we would need to borrow funds from our sponsor, management team or other third parties to operate or may be forced to liquidate. None of our sponsor, members of our management team nor any of their affiliates is under any obligation to advance funds to us in such circumstances. Any such advances would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $4,600,000 of such working capital loans may be convertible into private placement-equivalent units at a price of $10.00 per unit (which, for example, would result in the holders being issued 60,000 Class A ordinary shares if $600,000 of notes were so converted as well as 60,000 private rights to receive 10,000 Class A ordinary shares), at the option of the lender. Prior to the completion of our initial business combination, we do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account. If we are unable to obtain these loans, we may be unable to complete our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the trust account. Consequently, our public shareholders may only receive approximately $10.05 per share on our redemption of our public shares, and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.
Subsequent to the completion of our initial business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our public shares price, which could cause you to lose some or all of your investment.
Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will surface all material issues that may be present inside a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining debt financing to partially finance the initial business combination. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their public shares. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the initial business combination constituted an actionable material misstatement or omission.
If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share.
Our placing of funds in the trust account may not protect those funds from third-party claims against us. Although we will seek to have all vendors, service providers, prospective target businesses and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the trust account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. UHY LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.
Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Upon redemption of our public shares, if we are unable to complete our initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with our initial business combination, we will be required to provide for payment of claims of creditors that were not waived that may be brought against us within the 10 years following redemption. Accordingly, the per-share redemption amount received by public shareholders could be less than the $10.05 per share initially held in the trust account, due to claims of such creditors. Pursuant to the letter agreement, the form of which is filed as Exhibit 10.7 to the registration statement of which this prospectus forms a part, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations.

As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemption could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Because our trust account will initially contain $10.05 per Class A ordinary share, public shareholders may be more incentivized to redeem their public shares at the time of our initial business combination.
Our trust account will initially contain $10.05 per Class A ordinary share. This is different than some other similarly structured blank check companies for which the trust account will only contain $10.00 per Class A ordinary share.
As a result of the additional funds that could be available to public shareholders upon redemption of public shares, our public shareholders may be more incentivized to redeem their public shares and not to hold those Class A ordinary shares through our initial business combination. A higher percentage of redemptions by our public shareholders could make it more difficult for us to complete our initial business combination.
Our directors may decide not to enforce the indemnification obligations of our sponsor, resulting in a reduction in the amount of funds in the trust account available for distribution to our public shareholders.
In the event that the proceeds in the trust account are reduced below the lesser of (i) $10.05 per share and (ii) the actual amount per share held in the trust account as of the date of the liquidation of the trust account if less than $10.05 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations.
While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the trust account available for distribution to our public shareholders may be reduced below $10.05 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We have agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account and to not seek recourse against the trust account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination. Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, a bankruptcy or insolvency court may seek to recover such proceeds, and we and our board may be exposed to claims of punitive damages.
If, after we distribute the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the trust account to our public shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, the per-share amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If we are deemed to be an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete our initial business combination.
If we are deemed to be an investment company under the Investment Company Act, our activities may be restricted, including:
•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities,
each of which may make it difficult for us to complete our initial business combination.
In addition, we may have imposed upon us burdensome requirements, including:
•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.
In order not to be regulated as an investment company under the Investment Company Act, unless we can qualify for an exclusion, we must ensure that we are engaged primarily in a business other than investing, reinvesting or trading in securities and that our activities do not include investing, reinvesting, owning, holding or trading “investment securities” constituting more than 40% of our total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Our business will be to identify and complete an initial business combination and thereafter to operate the post-transaction business or assets for the long term. We do not plan to buy businesses or assets with a view to resale or profit from their resale. We do not plan to buy unrelated businesses or assets or to be a passive investor.
We do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in the trust account may only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations. Pursuant to the trust agreement, the trustee is not permitted to invest in other securities or assets. By restricting the investment of the proceeds to these instruments, and by having a business plan targeted at acquiring and growing businesses for the long term (rather than on buying and selling businesses in the manner of a merchant bank or private equity fund), we intend to avoid being deemed an “investment company” within the meaning of the Investment Company Act. This offering is not intended for persons who are seeking a return on investments in government securities or investment securities. The trust account is intended as a holding place for funds pending the earliest to occur of: (i) the completion of our initial business combination; (ii) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; or (iii) absent an initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering, our return of the funds held in the trust account to our public shareholders as part of our redemption of the public shares.
However, there is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company, like us. Since the assets in our trust account will be securities, there is nevertheless a risk that we could be considered to be operating as an unregistered investment company under the Investment Company Act. In addition, if we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act. If we are found to be an investment company under the Investment Company Act, we could be required to materially restructure our activities, wind down our operations, or register as an investment company under the Investment Company Act, which could have a material adverse effect on our business, financial condition and results of operations. Compliance with these additional regulatory burdens would require additional expenses for which we have not allotted funds and may hinder our ability to complete an initial business combination, force us to abandon our efforts to complete an initial business combination or result in our liquidation. If we are unable to complete our initial business combination or are required to liquidate, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. As a result, our public shareholders will lose the investment opportunity in a target company and any price appreciation in the combined company. While we do not believe that our anticipated principal activities will subject us to the Investment Company Act, if any facts and circumstances change over time which would materially impact the risk that we may be considered to be operating as an unregistered investment company, we will update our disclosure to reflect such changes.
Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to negotiate and complete our initial business combination and results of operations.
We are subject to laws and regulations enacted by national, regional and local governments. In particular, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly.
Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could have a material adverse effect on our business, including our ability to negotiate and complete our initial business combination and results of operations.
Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them upon redemption of their public shares.
If we are forced to enter into an insolvent liquidation, any distributions received by shareholders could be viewed as an unlawful payment if it was proved that immediately following the date on which the distribution was made, we were unable to pay our debts as they fall due in the ordinary course of business. As a result, a liquidator could seek to recover some or all amounts received by our shareholders. Furthermore, our directors may be viewed as having breached their fiduciary duties to us or our creditors and/or may have acted in bad faith, thereby exposing themselves and our company to claims, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons. We and our directors or managers who knowingly and willfully authorize or permit any distribution to be paid out of our share premium account while we are unable to pay our debts as they fall due in the ordinary course of business commits of an offence and may be liable on summary conviction for a fine of Cayman $15,000 and imprisonment for five years in the Cayman Islands.

We may not hold an annual general meeting until after the consummation of our initial business combination, which could delay the opportunity for our shareholders to appoint directors.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until no later than one year after our first fiscal year end following our listing on Nasdaq. We may not hold an annual general meeting to appoint new directors prior to the consummation of our initial business combination.
Risks Related to Completing a Business Combination
Our search for a business combination, and any target business with which we ultimately consummate a business combination, may be materially adversely affected by the recent COVID-19 pandemic.
The COVID-19 pandemic has resulted in a widespread health crisis that could adversely affect the economies and financial markets worldwide, and the business of any potential target business with which we consummate a business combination could be materially and adversely affected. We may be unable to complete a business combination if continued concerns relating to COVID-19 restrict travel, limit the ability to have meetings with potential investors or the target company’s personnel, vendors and services providers are unavailable to negotiate and consummate a transaction in a timely manner. The extent to which COVID-19 impacts our search for a business combination will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extensive period of time, our ability to consummate a business combination, or the operations of a target business with which we ultimately consummate a business combination, may be materially adversely affected.
Because we are neither limited to evaluating a target business in a particular industry sector nor have we selected any specific target businesses with which to pursue our initial business combination, you will be unable to ascertain the merits or risks of any particular target business’s operations.
Because we have not yet selected or approached any specific target business with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’s operations, results of operations, cash flows, liquidity, financial condition or prospects. To the extent we complete our initial business combination, we may be affected by numerous risks inherent in the business operations with which we combine. For example, if we combine with a financially unstable business or an entity lacking an established record of sales or earnings, we may be affected by the risks inherent in the business and operations of a financially unstable or a development stage entity. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a business combination target. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their securities. Such shareholders are unlikely to have a remedy for such reduction in value unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty of care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Past performance by our management team and their affiliates may not be indicative of future performance of an investment in our company.
Past information regarding performance, or businesses associated with our management team or businesses associated with them is presented for informational purposes only. The past performance of our management team or their respective affiliates is not a guarantee either (i) of success with respect to any business combination we may consummate or (ii) that we will be able to locate a suitable candidate for our initial business combination. You should not rely on the historical record of our management team’s or their respective affiliates’ performance as indicative of our future performance of an investment in the company or the returns the company will, or is likely to, generate going forward.

Involvement of members of our management and companies with which they are affiliated in civil disputes and litigation or governmental investigations unrelated to our business affairs could materially impact our ability to consummate an initial business combination.
Members of our management team and companies with which they are affiliated have been, and in the future will continue to be, involved in a wide variety of business affairs, including transactions, such as sales and purchases of businesses, and ongoing operations. As a result of such involvement, members of our management and companies with which they are affiliated in past have been, and may in the future continue to be, involved in civil disputes and litigation and governmental investigations relating to their business affairs unrelated to our company which may progress. Given our management’s extensive involvement in regulated industries, those civil disputes, litigation and governmental investigations could involve FINRA, SEC and/or state regulatory bodies and could result in settlements where parties are named publicly. Any such claims, investigations or settlements may be detrimental to our reputation and could negatively affect our ability to identify and complete an initial business combination and may have an adverse effect on the price of our securities.
We may seek business combination opportunities in industries or sectors which may or may not be outside of our management’s area of expertise.
We may consider an initial business combination outside of our management’s area of expertise if an initial business combination candidate is presented to us and we determine that such candidate offers an attractive business combination opportunity for our company or we are unable to identify a suitable candidate in this sector after having expanded a reasonable amount of time and effort in an attempt to do so. Although our management will endeavor to evaluate the risks inherent in any particular business combination candidate, we cannot assure you that we will adequately ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in an initial business combination candidate. In the event we elect to pursue a business combination outside of the areas of our management’s expertise, our management’s expertise may not be directly applicable to its evaluation or operation, and the information contained in this prospectus regarding the areas of our management’s expertise would not be relevant to an understanding of the business that we elect to acquire. As a result, our management may not be able to adequately ascertain or assess all of the significant risk factors. Accordingly, any shareholders who choose to remain shareholders following our initial business combination could suffer a reduction in the value of their public shares. Such shareholders are unlikely to have a remedy for such reduction in value.
Although we have identified general criteria and guidelines that we believe are important in evaluating prospective target businesses, we may enter into our initial business combination with a target that does not meet such criteria and guidelines, and as a result, the target business with which we enter into our initial business combination may not have attributes entirely consistent with our general criteria and guidelines.
Although we have identified general criteria and guidelines for evaluating prospective target businesses, it is possible that a target business with which we enter into our initial business combination will not have all of these positive attributes. If we complete our initial business combination with a target that does not meet some or all of these guidelines, such combination may not be as successful as a combination with a business that does meet all of our general criteria and guidelines. In addition, if we announce a prospective business combination with a target that does not meet our general criteria and guidelines, a greater number of shareholders may exercise their redemption rights, which may make it difficult for us to meet any closing condition with a target business that requires us to have a minimum net worth or a certain amount of cash. In addition, if shareholder approval of the transaction is required by law, or we decide to obtain shareholder approval for business or other legal reasons, it may be more difficult for us to attain shareholder approval of our initial business combination if the target business does not meet our general criteria and guidelines. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.

We may seek business combination opportunities with a financially unstable business or an entity lacking an established record of revenue, cash flow or earnings, which could subject us to volatile revenues, cash flows or earnings or difficulty in retaining key personnel.
To the extent we complete our initial business combination with a financially unstable business or an entity lacking an established record of revenues or earnings, we may be affected by numerous risks inherent in the operations of the business with which we combine. These risks include volatile revenues or earnings and difficulties in obtaining and retaining key personnel. Although our officers and directors will endeavor to evaluate the risks inherent in a particular target business, we may not be able to properly ascertain or assess all of the significant risk factors and we may not have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control and leave us with no ability to control or reduce the chances that those risks will adversely impact a target business.
We are not required to obtain an opinion from an independent investment banking firm or from an independent accounting firm, and consequently, you may have no assurance from an independent source that the price we are paying for the business is fair to our company from a financial point of view.
Unless we complete our initial business combination with an affiliated entity or our board cannot independently determine the fair market value of the target business or businesses, (including with the assistance of financial advisors), we are not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from an independent accounting firm that the price we are paying is fair to our company from a financial point of view. If no opinion is obtained, our shareholders will be relying on the judgment of our board of directors, who will determine fair market value based on standards generally accepted by the financial community. Such standards used will be disclosed in our proxy materials or tender offer documents, as applicable, related to our initial business combination.
We may issue additional ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination. We may also issue Class A ordinary shares upon the conversion of the Class B ordinary shares at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. Any such issuances would dilute the interest of our shareholders and likely present other risks.
Immediately after this offering, there will be 94,592,500 and 8,750,000 (assuming in each case that the underwriters have not exercised their over-allotment option) authorized but unissued Class A ordinary shares and Class B ordinary shares, respectively, available for issuance, which amount does not take into account shares reserved for issuance upon conversion of outstanding rights or Class A ordinary shares issuable upon conversion of the Class B ordinary shares. Immediately after this offering, there will be no preferred shares issued and outstanding. The Class B ordinary shares are automatically convertible into Class A ordinary shares concurrently with or immediately following the consummation of our initial business combination, initially at a one-for-one ratio but subject to adjustment as set forth herein and in our amended and restated memorandum and articles of association.
We may issue a substantial number of additional ordinary shares or preferred shares to complete our initial business combination or under an employee incentive plan after completion of our initial business combination (although our amended and restated memorandum and articles of association will provide that we may not issue securities that can vote with ordinary shareholders on matters related to our pre-initial business combination activity). We may also issue Class A ordinary shares upon conversion of the Class B ordinary shares, for no additional consideration, at a ratio greater than one-to-one at the time of our initial business combination as a result of the anti-dilution provisions contained in our amended and restated memorandum and articles of association. However, our amended and restated memorandum and articles of association will provide, among other things, that prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (i) receive funds from the trust account or (ii) vote on any initial business combination. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with the approval of our shareholders. However, our executive officers, directors and director nominees have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares.
The issuance of additional ordinary or preferred shares:
•	may significantly dilute the equity interest of investors in this offering;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded our ordinary shares;
•
could cause a change of control if a substantial number of ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our units, Class A ordinary shares or rights.
The grant of registration rights to our initial shareholders may make it more difficult to complete our initial business combination, and the future exercise of such rights may adversely affect the market price of our Class A ordinary shares.
Pursuant to an agreement to be entered into concurrently with the issuance and sale of the securities in this offering, our initial shareholders and their permitted transferees can demand that we register the private placement units, the Class A ordinary shares issuable upon conversion of the founder shares held, or to be held, by them and holders of securities that may be issued upon conversion of working capital loans may demand that we register such Class A ordinary shares issuable upon conversion. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Class A ordinary shares. In addition, the existence of the registration rights may make our initial business combination more costly or difficult to conclude. This is because the shareholders of the target business may increase the equity stake they seek in the combined entity or ask for more cash consideration to offset the negative impact on the market price of our Class A ordinary shares that is expected when the securities owned by our initial shareholders, holders of our private placement units or holders of working capital loans or their respective permitted transferees are registered.
Resources could be wasted in researching business combinations that are not completed, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share, or less than such amount in certain circumstances, on the liquidation of our trust account and our rights will expire worthless.
We anticipate that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, consultants and others. If we decide not to complete a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, if we reach an agreement relating to a specific target business, we may fail to complete our initial business combination for any number of reasons including those beyond our control. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share on the liquidation of our trust account and our rights will expire worthless. In certain circumstances, our public shareholders may receive less than $10.05 per share on the redemption of their public shares. See “— If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share” and other risk factors below.

Our ability to successfully effect our initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following our initial business combination. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
Our ability to successfully effect our initial business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we employ after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. In addition, the officers and directors of an initial business combination candidate may resign upon completion of our initial business combination. The departure of an initial business combination target’s key personnel could negatively impact the operations and profitability of our post-combination business. The role of an initial business combination candidate’s key personnel upon the completion of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an initial business combination candidate’s management team will remain associated with the initial business combination candidate following our initial business combination, it is possible that members of the management of an initial business combination candidate will not wish to remain in place. The loss of key personnel could negatively impact the operations and profitability of our post-combination business.
We are dependent upon our executive officers and directors and their departure could adversely affect our ability to operate.
Our operations are dependent upon a relatively small group of individuals and, in particular, our executive officers and directors. We believe that our success depends on the continued service of our executive officers and directors, at least until we have completed our initial business combination. Our executive officers and directors are not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating their time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, any of our directors or executive officers. The unexpected loss of the services of one or more of our directors or executive officers could have a detrimental effect on us.
Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.
Our key personnel may be able to remain with the company after the completion of our initial business combination only if they are able to negotiate employment or consulting agreements in connection with the initial business combination. Such negotiations would take place simultaneously with the negotiation of the initial business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to us after the completion of the initial business combination. Such negotiations also could make such key personnel’s retention or resignation a condition to any such agreement. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with us after the completion of our initial business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. There is no certainty, however, that any of our key personnel will remain with us after the completion of our initial business combination. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with us. The determination as to whether any of our key personnel will remain with us will be made at the time of our initial business combination.

We may have a limited ability to assess the management of a prospective target business and, as a result, may affect our initial business combination with a target business whose management may not have the skills, qualifications or abilities to manage a public company, which could, in turn, negatively impact the value of our shareholders’ investment in us.
When evaluating the desirability of effecting our initial business combination with a prospective target business, our ability to assess the target business’s management may be limited due to a lack of time, resources or information. Our assessment of the capabilities of the target’s management, therefore, may prove to be incorrect and such management may lack the skills, qualifications or abilities we suspected. Should the target’s management not possess the skills, qualifications or abilities necessary to manage a public company, the operations and profitability of the post-combination business may be negatively impacted. Accordingly, any shareholders who choose to remain shareholders following the initial business combination could suffer a reduction in the value of their public shares. Such shareholders are unlikely to have a remedy for such reduction in value, unless they are able to successfully claim that the reduction was due to the breach by our officers or directors of a duty off care or other fiduciary duty owed to them, or if they are able to successfully bring a private claim under securities laws that the proxy solicitation or tender offer materials, as applicable, relating to the business combination contained an actionable material misstatement or material omission.
Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to complete our initial business combination.
Our officers and directors are not required to, and will not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and our search for an initial business combination and their other businesses. We do not intend to have any full-time employees prior to the completion of our initial business combination. Each of our officers is engaged in other business endeavors for which he may be entitled to substantial compensation and our officers are not obligated to contribute any specific number of hours per week to our affairs. Our independent directors may also serve as officers or board members for other entities. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs which may have a negative impact on our ability to complete our initial business combination. For a complete discussion of our officers’ and directors’ other business affairs, see “Management — Directors and Officers.”
Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.
Following the completion of this offering and until we consummate our initial business combination, we intend to engage in the business of identifying and combining with one or more businesses. Our sponsor and officers and directors are, and may in the future become, affiliated with entities (such as operating companies or investment vehicles) that are engaged in a similar business, although they may not participate in the formation of, or become an officer or director of, any other special purpose acquisition companies with a class of securities registered under the Exchange Act until we have entered into a definitive agreement regarding our initial business combination or we have failed to complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) after the closing of this offering. Our officers and directors also may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary or contractual duties.
Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. These conflicts may not be resolved in our favor and a potential target business may be presented to another entity prior to its presentation to us. Our amended and restated memorandum and articles of association provide that, to the fullest extent permitted by applicable law: (i) no individual serving as a director or an officer shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as us; and (ii) we renounce any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for any director or officer, on the one hand, and us, on the other.
For a complete discussion of our officers’ and directors’ business affiliations and the potential conflicts of interest that you should be aware of, see “Management — Directors and Officers,” “Management — Conflicts of Interest” and “Certain Relationships and Related Party Transactions.”
Our officers, directors, security holders and their respective affiliates may have competitive pecuniary interests that conflict with our interests.
We have not adopted a policy that expressly prohibits our directors, officers, security holders or affiliates from having a direct or indirect pecuniary or financial interest in any investment to be acquired or disposed of by us or in any transaction to which we are a party or have an interest. In fact, we may enter into an initial business combination with a target business that is affiliated with our sponsor, our directors or officers, although we do not intend to do so. We do not have a policy that expressly prohibits any such persons from engaging for their own account in business activities of the types conducted by us. Accordingly, such persons or entities may have a conflict between their interests and ours.
The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our shareholders’ best interest. If this were the case, it would be a breach of their fiduciary duties to us as a matter of Cayman Islands’ law and we or our shareholders might have a claim again such individuals for infringing on our shareholders’ rights. However, we might not ultimately be successful in any claim we may make against them for such reason.
We may engage in an initial business combination with one or more target businesses that have relationships with entities that may be affiliated with our sponsor, officers, directors or existing holders which may raise potential conflicts of interest.
In light of the involvement of our sponsor, officers and directors with other entities, we may decide to acquire one or more businesses affiliated with our sponsor, officers or directors. Our directors also serve as officers and board members for other entities, including, without limitation, those described under “Management — Conflicts of Interest.” Such entities may compete with us for business combination opportunities. Our sponsor, officers and directors are not currently aware of any specific opportunities for us to complete our initial business combination with any entities with which they are affiliated, and there have been no preliminary discussions concerning an initial business combination with any such entity or entities. Although we will not be specifically focusing on, or targeting, any transaction with any affiliated entities, we would pursue such a transaction if we determined that such affiliated entity met our criteria for an initial business combination as set forth in “Proposed Business — Selection of a Target Business and Structuring of a Business Combination” and such transaction was approved by a majority of our disinterested directors. Despite our agreement to obtain an opinion from an independent investment banking firm that is a member of FINRA, or from an independent accounting firm, regarding the fairness to our shareholders from a financial point of view of an initial business combination with one or more domestic or international businesses affiliated with our officers, directors or existing holders, potential conflicts of interest still may exist and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would be absent any conflicts of interest.
Since our sponsor, officers and directors will lose their entire investment in us if our initial business combination is not completed (other than with respect to public shares they may acquire during or after this offering), a conflict of interest may arise in determining whether a particular business combination target is appropriate for our initial business combination.
Our sponsor has agreed to purchase an aggregate of 257,500 units or “private placement units” at a price of $10.00 per private placement unit, for an aggregate purchase price of $2,575,000, in a private placement to occur simultaneously with the consummation of the offering. Our sponsor has also agreed that if the over-allotment is exercised by the underwriters, it will purchase an additional number of private placement units (up to a maximum of 15,000 additional private placement units) at a price of $10.00 per private placement unit prior to any exercise of the over-allotment option in full or in part. These additional private placement units will be purchased in a private placement that will occur simultaneously with the purchase of units resulting from the exercise of the over-allotment option. The private placement units are identical to the units sold in this offering, subject to certain limited exceptions as described in this prospectus.
On October 25, 2023, we issued an aggregate of 1,437,500 founder shares to our sponsor for an aggregate purchase price of $25,000. On February 2, 2024, our sponsor transferred 15,000 Class B ordinary shares to each of our three independent directors for no consideration, which shares shall not be subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding shares after this offering (not including the ordinary shares issuable underlying the private placement units, the representative shares, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination). The founder shares will be worthless if we do not complete an initial business combination. In addition, our sponsor has agreed to purchase private placement units for an aggregate purchase price of $10.00 per unit from us that will also be worthless if we do not complete an initial business combination. Our sponsor, officers and directors have agreed (A) to vote their founder shares and private placement shares in favor of any proposed initial business combination and (B) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with a tender offer. In addition, we may obtain loans from our sponsor, affiliates of our sponsor or an officer or director. The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting a target business combination, completing an initial business combination and influencing the operation of the business following the initial business combination. This risk may become more acute as the deadline for our completion of an initial business combination nears.
We may issue notes or other debt securities, or otherwise incur substantial debt, to complete an initial business combination, which may adversely affect our leverage and financial condition and thus negatively impact the value of our shareholders’ investment in us.
Although we have no commitments as of the date of this prospectus to issue any notes or other debt securities, or to otherwise incur outstanding debt following this offering, we may choose to incur substantial debt to complete our initial business combination. We have agreed that we will not incur any indebtedness unless we have obtained from the lender a waiver of any right, title, interest or claim of any kind in or to the monies held in the trust account. As such, no issuance of debt will affect the per-share amount available for redemption from the trust account. Nevertheless, the incurrence of debt could have a variety of negative effects, including:
•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand;
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our Class A ordinary shares;
•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, our ability to pay expenses, make capital expenditures and acquisitions, and fund other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation;

•	limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, and execution of our strategy; and
•	other disadvantages compared to our competitors who have less debt.
We may only be able to complete one business combination with the proceeds of this offering and the sale of the private placement units, which will cause us to be solely dependent on a single business which may have a limited number of services and limited operating activities. This lack of diversification may negatively impact our operating results and profitability.
Of the net proceeds from this offering and the sale of the private placement units, $50,250,000 (or $57,787,500 if the underwriters’ over-allotment option is exercised in full) will be available to complete our initial business combination and pay related fees and expenses (which includes up to $1,000,000, or up to $1,150,000 if the over-allotment option is exercised in full, for the payment of deferred underwriting commissions).
We may effectuate our initial business combination with a single target business or multiple target businesses simultaneously or within a short period of time. However, we may not be able to effectuate our initial business combination with more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By completing our initial business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. In addition, we intend to focus our search for an initial business combination in a single industry. Accordingly, the prospects for our success may be:
•	solely dependent upon the performance of a single business, property or asset, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.
This lack of diversification may subject us to numerous economic, competitive and regulatory risks, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to our initial business combination.
We may attempt to simultaneously complete business combinations with multiple prospective targets, which may hinder our ability to complete our initial business combination and give rise to increased costs and risks that could negatively impact our operations and profitability.
If we determine to simultaneously acquire several businesses that are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete our initial business combination. We do not, however, intend to purchase multiple businesses in unrelated industries in conjunction with our initial business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.
We may attempt to complete our initial business combination with a private company about which little information is available, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.
In pursuing our initial business combination strategy, we may seek to effectuate our initial business combination with a privately held company. Very little public information generally exists about private companies, and we could be required to make our decision on whether to pursue a potential initial business combination on the basis of limited information, which may result in an initial business combination with a company that is not as profitable as we suspected, if at all.

Our management may not be able to maintain control of a target business after our initial business combination.
We may structure an initial business combination so that the post-transaction company in which our public shareholders own Class A ordinary shares will own less than 100% of the equity interests or assets of a target business, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for us not to be required to register as an investment company under the Investment Company Act. We will not consider any transaction that does not meet such criteria. Even if the post-transaction company owns 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the initial business combination. For example, we could pursue a transaction in which we issue a substantial number of new Class A ordinary shares in exchange for all of the outstanding share capital, shares or other equity interests of a target.
In this case, we would acquire a 100% interest in the target. However, as a result of the issuance of a substantial number of new Class A ordinary shares, our shareholders immediately prior to such transaction could own less than a majority of our outstanding Class A ordinary shares subsequent to such transaction. In addition, other minority shareholders may subsequently combine their holdings resulting in a single person or group obtaining a larger portion of the company’s Class A ordinary shares than we initially acquired. Accordingly, this may make it more likely that our management will not be able to maintain our control of the target business. We cannot provide assurance that, upon loss of control of a target business, new management will possess the skills, qualifications or abilities necessary to profitably operate such business.
We do not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete an initial business combination with which a substantial majority of our shareholders do not agree.
Our amended and restated memorandum and articles of association will not provide a specified maximum redemption threshold, except that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or immediately after the consummation of our initial business combination and after payment of underwriters’ fees and commissions (such that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, we may be able to complete our initial business combination even though a substantial majority of our public shareholders do not agree with the transaction and have redeemed their public shares or, if we seek shareholder approval of our initial business combination and do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, have entered into privately negotiated agreements to sell their public shares to our sponsor, officers, directors, advisors or their affiliates. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any Class A ordinary shares, all Class A ordinary shares submitted for redemption will be returned to the holders thereof, and we instead may search for an alternate business combination.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and other governing instruments. We cannot assure you that we will not seek to amend our amended and restated memorandum and articles of association or governing instruments in a manner that will make it easier for us to complete our initial business combination that our shareholders may not support.
In order to effectuate an initial business combination, blank check companies have, in the recent past, amended various provisions of their charters and modified governing instruments. For example, blank check companies have amended the definition of business combination and extended the time to consummate an initial business combination. Amending our amended and restated memorandum and articles of association prior to the completion of the initial business combination will require the approval of holders of at least two-thirds of our ordinary shares. In addition, our amended and restated memorandum and articles of association requires us to provide our public shareholders with the opportunity to redeem their public shares for cash if we propose an amendment to our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity. To the extent any such amendments would be deemed to fundamentally change the nature of any securities offered through this registration statement, we would register, or seek an exemption from registration for, the affected securities. We cannot assure you that we will not seek to amend our charter or governing instruments in order to effectuate our initial business combination.
Our initial shareholders, executive officers and directors have agreed, pursuant to written agreements with us, that they will not propose any amendment to our amended and restated memorandum and articles of association to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or with respect to any other material provisions relating to shareholders’ rights or pre-initial business combination activity.
Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against our sponsor, executive officers, directors or director nominees for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.
Certain agreements related to this offering may be amended without shareholder approval.
Each of the agreements related to this offering to which we are a party, other than the rights agreement and the investment management trust agreement, may be amended without shareholder approval. Such agreements are:
•	the underwriting agreement;
•	the letter agreement among us and our initial shareholders;
•	the registration rights agreement among us and our initial shareholders;
•	the private placement units purchase agreement between us and our sponsor; and
•	the administrative services agreement between us and an affiliate of our sponsor.
These agreements contain various provisions that our public shareholders might deem to be material. For example, our letter agreement and the underwriting agreement contain certain lock-up provisions with respect to the founder shares, private placement units and other securities held by our initial shareholders. Amendments to such agreements would require the consent of the applicable parties thereto and would need to be approved by our board of directors, which may do so for a variety of reasons, including to facilitate our initial business combination. While we do not expect our board of directors to approve any amendment to any of these agreements prior to our initial business combination, it may be possible that our board of directors, in exercising its business judgment and subject to its fiduciary duties, chooses to approve one or more amendments to any such agreement. Any amendment entered into in connection with the consummation of our initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination will be disclosed in our proxy materials or tender offer documents, as applicable, related to such initial business combination, and any other material amendment to any of our material agreements will be disclosed in a filing with the SEC. Any such amendments would not require approval from our shareholders, may result in the completion of our initial business combination that may not otherwise have been possible, and may have an adverse effect on the value of an investment in our initial shareholders selling their securities earlier than they would otherwise be permitted, which may have an adverse effect on the price of our securities.

We may be unable to obtain additional financing to complete our initial business combination or to fund the operations and growth of a target business, which could compel us to restructure or abandon a particular business combination.
We have not selected any specific business combination target, but intend to target businesses larger than we could acquire with the net proceeds of this offering and the sale of the private placement units. As a result, we may be required to seek additional financing to complete such proposed initial business combination. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to complete our initial business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Further, the amount of additional financing we may be required to obtain could increase as a result of future growth capital needs for any particular transaction, the depletion of the available net proceeds in search of a target business, the obligation to repurchase for cash a significant number of public shares from shareholders who elect redemption in connection with our initial business combination and/or the terms of negotiated transactions to purchase ordinary shares in connection with our initial business combination. If we are unable to complete our initial business combination, our public shareholders may receive only approximately $10.05 per share plus any pro rata interest earned on the funds held in the trust account and not previously released to us to pay our taxes on the liquidation of our trust account and our rights will expire worthless. In addition, even if we do not need additional financing to complete our initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after our initial business combination. If we are unable to complete our initial business combination, our public shareholders may only receive approximately $10.05 per share on the liquidation of our trust account, and our rights will expire worthless. Furthermore, as described in the risk factor entitled “If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share redemption amount received by shareholders may be less than $10.05 per share,” under certain circumstances our public shareholders may receive less than $10.05 per share upon the liquidation of the trust account.
Because we must furnish our shareholders with target business financial statements, we may lose the ability to complete an otherwise advantageous initial business combination with some prospective target businesses.
The federal proxy rules require that a proxy statement with respect to a vote on an initial business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports. We will include the same financial statement disclosure in connection with our tender offer documents, whether or not they are required under the tender offer rules. These financial statements may be required to be prepared in accordance with, or be reconciled to, accounting principles generally accepted in the United States of America (“GAAP”), or international financial reporting standards as issued by the International Accounting Standards Board (“IFRS”), depending on the circumstances and the historical financial statements may be required to be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame.
Our initial shareholders control a substantial interest in us and thus may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support.
Upon the closing of this offering, our initial shareholders will own ordinary shares representing 20% of our issued and outstanding ordinary shares (excluding the private placement shares underlying the private placement units, the representative shares, and any units they may purchase in this offering). Accordingly, they may exert a substantial influence on actions requiring a shareholder vote, potentially in a manner that you do not support, including amendments to our amended and restated memorandum and articles of association and approval of major corporate transactions. If our initial shareholders purchase any units in this offering or if our initial shareholders purchase any additional ordinary shares in the aftermarket or in privately negotiated transactions, this would increase their control.
Other than as disclosed in this prospectus, neither our initial shareholders nor, to our knowledge, any of our officers or directors, have any current intention to purchase additional securities. Factors that would be considered in making such additional purchases would include consideration of the current trading price of our ordinary shares. We may not hold an annual general meeting to appoint new directors prior to the completion of our initial business combination, in which case all of the current directors will continue in office until at least the completion of the initial business combination. Accordingly, our initial shareholders will continue to exert control at least until the completion of our initial business combination.
Risks Related to Acquiring and Operating a Business Outside of the United States
If we effect our initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.
If we effect our initial business combination with a company located outside of the United States, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:
•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	exchange listing and/or delisting requirements;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	rates of inflation;
•	challenges in collecting accounts receivable;
•	cultural and language differences;
•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars, including the Russia-Ukraine conflict and Israel-Hamas conflict; and
•	deterioration of political relations with the United States. We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.
Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.
Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the United States) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.
If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect our initial business combination, it may result in a negative impact on our business.
Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.
In recent years, the United States and other markets have experienced cyclical or episodic downturns, and worldwide economic conditions remain uncertain, including as a result of the ongoing COVID-19 pandemic, supply chain disruptions, the Ukraine-Russia conflict, conflicts in the Middle East, instability in the U.S. and global banking systems, rising fuel prices, increasing interest rates or foreign exchange rates and high inflation and the possibility of a recession.
We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery generally, or in any industry. If the conditions in the general economy and the markets we may target worsen from present levels, our operations and our ability to consummate a business combination could be adversely affected.
Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, which may adversely impact our results of operations and financial condition.
Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.
Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.
Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.
If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.
If relations between the United States and foreign governments deteriorate, it could cause potential target businesses or their goods and services to become less attractive.
The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose or increase quotas or tariffs on certain imports. Such import quotas or tariffs may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing or service operations.
After our initial business combination, it is possible that a majority of our directors and officers will live outside the United States and all or substantially all of our assets will be located outside the United States; therefore investors may not be able to enforce federal securities laws or their other legal rights.
It is possible that after our initial business combination, a majority of our directors and officers will reside outside of the United States and all or substantially all of our assets will be located outside of the United States.

As a result, it may be difficult, or in some cases not possible, for investors in the United States to enforce their legal rights, to effect service of process upon all of our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties on our directors and officers under United States laws.
After our initial business combination, substantially all of our assets may be located in a foreign country and substantially all of our revenue may be derived from our operations in such country. Accordingly, our results of operations and prospects will be subject, to a significant extent, to the economic, political and legal policies, developments and conditions in the country in which we operate.
The economic, political and social conditions, as well as government policies, of the country in which our operations are located could affect our business. The economies across the Asia-Pacific region differ from the economies of most developed countries in many respects. Such economic growth has been uneven, both geographically and among various sectors of the economy and such growth may not be sustained in the future. If in the future predominant regional economies experience a downturn or grows at a slower rate than expected, there may be less demand for spending in certain industries. A decrease in demand for spending in certain industries could materially and adversely affect our ability to find an attractive target business with which to consummate our initial business combination and if we effect our initial business combination, the ability of that target business to become profitable.
Currency policies may cause a target business’ ability to succeed in the international markets to be diminished.
In the event we acquire a non-U.S. target, all revenues and income would likely be received in a foreign currency, the dollar equivalent of our net assets and distributions, if any, could be adversely affected by reductions in the value of the local currency. The value of the currencies in our target regions fluctuate and are affected by, among other things, changes in political and economic conditions. Any change in the relative value of such currency against our reporting currency may affect the attractiveness of any target business or, following consummation of our initial business combination, our financial condition and results of operations. Additionally, if a currency appreciates in value against the dollar prior to the consummation of our initial business combination, the cost of a target business as measured in dollars will increase, which may make it less likely that we are able to consummate such transaction.
Because foreign law could govern almost all of our material agreements, we may not be able to enforce our rights within such jurisdiction or elsewhere, which could result in a significant loss of business, business opportunities or capital.
Foreign law could govern almost all of our material agreements. The target business may not be able to enforce any of its material agreements or that remedies will be available outside of such foreign jurisdiction’s legal system. The system of laws and the enforcement of existing laws and contracts in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The judiciaries in the Asia-Pacific region are relatively inexperienced in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. As a result, the inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business and business opportunities.
Many of the economies in the Asia-Pacific region are experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability following our initial business combination.
While many of the economies in the Asia-Pacific region have experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If prices for the products of our ultimate target business rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth. Because we are not limited to any specific industry, the ultimate industry that we operate in may be affected more severely by such a slowing of economic growth.

Many industries in Asia are subject to government regulations that limit or prohibit foreign investments in such industries, which may limit the potential number of acquisition candidates.
Governments in many Asian countries, including the PRC, have imposed regulations that limit foreign investors’ equity ownership or prohibit foreign investments altogether in companies that operate in certain industries. As a result, the number of potential acquisition candidates available to us may be limited or our ability to grow and sustain the business, which we ultimately acquire will be limited.
If a country in Asia enacts regulations in industry segments that forbid or restrict foreign investment, our ability to consummate our initial business combination could be severely impaired.
Many of the rules and regulations that companies face concerning foreign ownership are not explicitly communicated. If new laws or regulations forbid or limit foreign investment in industries in which we want to complete our initial business combination, they could severely impair our candidate pool of potential target businesses. Additionally, if the relevant central and local authorities find us or the target business with which we ultimately complete our initial business combination to be in violation of any existing or future laws or regulations, they would have broad discretion in dealing with such a violation, including, without limitation:
•	levying fines;
•	revoking our business and other licenses;
•	requiring that we restructure our ownership or operations; and
•	requiring that we discontinue any portion or all of our business.
Any of the above could have an adverse effect on our company post-business combination and could materially reduce the value of your investment.
Corporate governance standards in Asia may not be as strict or developed as in the United States and such weakness may hide issues and operational practices that are detrimental to a target business.
General corporate governance standards in some countries are weak in that they do not prevent business practices that cause unfavorable related party transactions, over-leveraging, improper accounting, family company interconnectivity and poor management. Local laws often do not go far enough to prevent improper business practices. Therefore, shareholders may not be treated impartially and equally as a result of poor management practices, asset shifting, conglomerate structures that result in preferential treatment to some parts of the overall company, and cronyism. The lack of transparency and ambiguity in the regulatory process also may result in inadequate credit evaluation and weakness that may precipitate or encourage financial crisis. In our evaluation of a business combination we will have to evaluate the corporate governance of a target and the business environment, and in accordance with United States laws for reporting companies take steps to implement practices that will cause compliance with all applicable rules and accounting practices. Notwithstanding these intended efforts, there may be endemic practices and local laws that could add risk to an investment we ultimately make and that result in an adverse effect on our operations and financial results.
Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China
Changes in China’s economic, political or social conditions or government policies could materially adversely affect the business of our company, the target company and combined company following a business combination.
Our management team are located in Hong Kong, we conduct our operations through an office space in Hong Kong, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC or Hong Kong. Further, our prospective target may be located in China. Although there is no restriction in the geographic region of targets that we can pursue, we intend to initially prioritize regions in Asia, including China. Accordingly, the business, financial condition, results of operations and prospects of our company, the target company and combined company following a business combination may be influenced by political, economic and social conditions in China generally. The legal and operational risks typically associated with a company operating in China also apply to us.
The Chinese economy differs from the economies of most developed countries in many respects, including the level of government involvement, level of development, growth rate, foreign exchange control and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, the government still owns a substantial portion of productive assets in China.
In addition, the Chinese government plays a significant role in regulating industry development through industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies.
While the Chinese economy has experienced significant growth over past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could materially adversely affect the overall economic growth of China. Such developments could adversely affect our business and operating results, reducing demand for our services and adversely affecting our competitive position.
The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may negatively affect us. In the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may decrease economic activity in China, which may adversely affect our business and operating results.
PRC regulations may make it more difficult for us to complete an acquisition of a target business.
The Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) adopted by six PRC regulatory agencies in 2006 and amended in 2009, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. The Anti-Monopoly Law of the PRC also requires that MOFCOM be notified in advance of any concentration of undertaking if certain thresholds are triggered.
Depending on the structure of the transaction, these M&A Rules require the Chinese parties to make a series of applications and supplemental applications to one or more of the aforementioned agencies, some of which must be made within strict time limits and depending on approvals from one or the other of the aforementioned agencies. The application process has been supplemented to require the presentation of economic data concerning a transaction, including appraisals of the business to be acquired and evaluations of the acquirer which will permit the government to assess the economics of a transaction in addition to the compliance with legal requirements. If obtained, approvals will have expiration dates by which a transaction must be completed. Completed transactions must also be reported to the MOFCOM and some of the other agencies within a short period after closing or be subject to an unwinding of the transaction.
In addition, the Circular of the General Office of the State Council on the Establishment of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors that became effective in March 2011, and the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM. The rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.
The scope of the review includes whether the acquisition will impact national security, economic and social stability, and research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the MOFCOM for its review of a contemplated acquisition. If the acquisition is considered within the scope of the security review regulations, the MOFCOM will transfer the application to a joint security review committee consisting of members from various PRC government agencies, for further review.
Complying with the requirements of the above-mentioned regulations and other relevant rules to complete acquisitions could be time consuming. Any required approval processes may delay or inhibit our ability to complete such transactions. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.
Uncertainties with respect to the PRC legal system could adversely affect us, the target company and combined company following a business combination, as well as our ability to consummate a business combination with operations in China.
The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions under the civil law system may be cited for reference but have limited precedential value.
In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation since then has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China.
The interpretation and enforcement of these laws and regulations involve uncertainties. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory provisions and contractual terms, it may be difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we obtain. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us.
Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have retroactive effects. We may not be aware of our violation of any of these policies and rules until after the violation occurs. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.
PRC law or regulation may have impact on our cash flows and affect our ability to pay dividends, service debt or execute shareholder redemption rights.
We are a blank check company with no operations of our own and no subsidiaries except searching for a suitable target to consummate an initial business combination. Although we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC based company and to the extent that Chinese law prohibits direct foreign investment in the operating company, such business combination may require a VIE structure. As such, we may be required to conduct our operations in China primarily through our subsidiary or the VIE in China. As a result, although other means are available for us to obtain financing at the holding company level, the post-combination entity’s ability to pay dividends to its shareholders and to service any debt it may incur may depend upon dividends paid by our subsidiaries or the VIE. If any of our subsidiaries or the VIE incurs debt on its own in the future, the instruments governing such debt may restrict its ability to pay dividends to our company. Under the VIE structure, the post-combination entity will highly rely on the VIE Agreements between it and the VIE to distribute earnings and settle amounts owed under the VIE agreements. Under the VIE agreements, in addition to funds to be generated by the VIE’s operations in China, the VIE’s operations can be financed by loans from the WFOE. Funds from the VIE to our public holding entity will be made as service fees to the WFOE pursuant to the VIE agreements, and the subsidiaries in turn makes distributions or pay dividends to our post-combination entity. Under the VIE structure, we must rely on the shareholders of the VIE to comply with its contractual obligations under the VIE agreements to pay the funds to the WFOE and then the WFOE, as a wholly owned subsidiary of the public holding entity, distribute funds to us. We cannot guarantee the PRC government will allow such arrangement. In addition, our post-combination organization’s subsidiaries and the VIE are required to make appropriations to certain statutory reserve funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies.
Investment in Chinese companies, which are governed by the Foreign Investment Law, and the dividends and distributions from a China-based operating company as well as the execution of shareholder redemption rights are subject to regulations and restrictions on dividends and payment to parties outside of China are subject to restrictions. The PRC government may impose controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our subsidiaries or the VIE’s profits, if any, and we may also experience difficulties in completing the administrative procedures necessary to the application of shareholders redemption rights because of the uncertainties of foreign exchange control regulations of PRC government. Failure or inability to comply with foreign exchange regulations such as the SAFE procedures may restrict our cross-border investment activities, limit the ability of the target business entity in China to distribute dividends, share transfer or liquidation to us, and we may also be prohibited from injecting additional capital into such subsidiary. If the foreign exchange control in PRC prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands or restricts on remittance of currencies out of PRC, we may be unable to pay dividends or consideration for redemption of shares in foreign currencies to our investors. PRC regulatory authorities could impose further restrictions on the convertibility of the Renminbi or overseas payment on current account items and capital account items by foreign currencies, and any future restrictions on currency exchanges and the remittance of currencies out of the PRC may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC or to execution of shareholders redemption rights. Under the VIE structure, current PRC regulations permit a VIE to pay dividends to its holding company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. For example, current PRC regulations permit VIE’s PRC subsidiaries to pay dividends to an overseas subsidiary of our post-combination entity, only out of their accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. If we or the post-combination entity are unable to receive all of the revenues from their operations through the VIE agreements, we may be unable to pay dividends on our ordinary shares.
There are uncertainties in the interpretation and enforcement of PRC laws and regulations that could limit the legal protection available to you and us.
Our sponsor and all of our executive officers and directors have ties to the PRC and/or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a VIE structure or direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be governed by PRC laws and regulations. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.
Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, which make it difficult for investors to bring actions against our executive officers and directors and obtain enforceable judgments. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.
Compliance with the PRC Antitrust Law may limit our ability to consummate our initial business combination.
The PRC Antitrust Law became effective on August 1, 2008. The government authorities in charge of antitrust matters in China are the Antitrust Commission and other antitrust authorities under the State Council. The PRC Antitrust Law regulates:
•	monopoly agreements, including decisions or actions in concert that preclude or impede competition, entered into by business operators;

•	abuse of dominant market position by business operators; and
•	concentration of business operators that may have the effect of precluding or impeding competition.
To implement the Antitrust Law, in 2008, the State Council formulated the regulations that require filing of concentration of business operators, pursuant to which concentration of business operators refers to:
•	merging with other business operators;
•	gaining control over other business operators through the acquisition of equity interest or assets of other business operators; and
•	gaining control over other business operators through exerting influence on other business operators through contracts or other means.
In 2009, the MOFCOM, to which the Antitrust Commission is affiliated, promulgated the Measures for Filing of Concentration of Business Operators (amended by the Guidelines for Filing of Concentration of Business Operators in 2014), which set forth the criteria of concentration and the requirement of miscellaneous documents for the purpose of filing. The business combination we contemplate may be considered the concentration of business operators, and to the extent required by the Antitrust Law and the criteria established by the State Council, we must file with the antitrust authority under the PRC State Council prior to conducting the contemplated business combination. If the antitrust authority decides not to further investigate whether the contemplated business combination has the effect of precluding or impeding competition or fails to make a decision within 30 days from receipt of relevant materials, we may proceed to consummate the contemplated business combination.
If antitrust authority decides to prohibit the contemplated business combination after further investigation, we must terminate such business combination and would then be forced to either attempt to complete a new business combination if it was prior to 12 months from the closing of this offering (or 36 months, if we extend the time to complete a business combination as described in this prospectus) or we would be required to return any amounts which were held in the trust account to our shareholders. When we evaluate a potential business combination, we will consider the need to comply with the Antitrust Law and other relevant regulations which may limit our ability to effect an acquisition or may result in our modifying or not pursuing a particular transaction.
The approval of the PRC government may be required for this offering, a business combination, or maintaining our status as a publicly listed company outside China.
The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the China Securities Regulatory Commission (“CSRC”) prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.
While the application of the M&A Rules remains unclear, our PRC Legal Advisor is of the opinion that the CSRC approval was not required in the context of this offering. However, there can be no assurance that the relevant PRC government agencies, including the CSRC, would reach the same conclusion.
On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (the “Opinions”), which emphasized the need to strengthen administration over illegal securities activities and supervision of overseas listings by China-based companies. The Opinions proposed promoting regulatory systems to deal with risks facing China-based overseas-listed companies, and provided that the State Council will revise provisions regarding the overseas issuance and listing of shares by companies limited by shares and will clarify the duties of domestic regulatory authorities.
On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), which took effect on March 31, 2023. The Trial Measures supersede prior rules and clarified and emphasized several aspects, which include but are not limited to: (1) comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” in compliance with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Measures if the following criteria are met at the same time: (a) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by PRC domestic companies; and (b) the main parts of the issuer’s business activities are conducted in mainland China, or its main places of business are located in the mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the mainland China; (2) a negative list of types of issuers banned from listing or offering overseas, such as (a) issuers whose listing or offering overseas has been recognized by the State Council of the PRC as a possible threat to national security, (b) issuers whose affiliates have been recently convicted of bribery and corruption, (c) issuers under ongoing criminal investigations, and (d) issuers under major disputes regarding equity ownership; (3) issuers’ compliance with web security, data security, and other national security laws and regulations; (4) issuers’ filing and reporting obligations, such as the obligation to file with the CSRC after it submits an application for initial public offering to overseas regulators, and the obligation after offering or listing overseas to report to the CSRC material events including a change of control or voluntary or forced delisting of the issuer; and (5) the CSRC’s authority to fine both issuers and their shareholders between 1 and 10 million RMB for failure to comply with the Trial Measures, including failure to comply with filing obligations or committing fraud and misrepresentation.
Our PRC Legal Advisor is of the opinion that our company is not required to obtain any prior permission from any PRC governmental authorities (including the CSRC) for consummating this offering, given that our company is a blank check company newly incorporated with no revenue, and we currently we do not own or control, directly or indirectly, any domestic assets, interests or domestic operating entities in mainland China or operate any business in mainland China.
If the CSRC or another PRC regulatory body subsequently determines that its approval is needed for this offering, a business combination, or maintaining our status as a publicly listed company outside China, we may face approval delays, adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may delay a potential business combination, impose fines and penalties, limit our operations in China, or take other actions that could materially adversely affect our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our units, Class A ordinary shares and rights.
As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions or regulatory objection to this offering from the CSRC or any other PRC governmental authorities. However, there remains some uncertainty and no assurance as to how our interpretations to the M&A Rules, the Opinions and the Trial Measures will be interpreted or implemented by the relevant PRC governmental authorities, including the CSRC, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or adopt new interpretation of existing rules that would require us to obtain CSRC or other PRC governmental approvals for this offering or, in the context of an overseas offering or if we decide to consummate the business combination with a target business based in and primarily operating in China.
The approval or other administration requirements of the CSRC or other PRC governmental authorities may be required in connection with our initial business combination with a Chinese company under PRC law.
The M&A Rules purport to require offshore special purpose vehicles that are controlled by PRC companies or individuals or have equity interest in PRC domestic companies and that have been formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies or assets to obtain CSRC approval prior to publicly listing their securities on an overseas stock exchange. The interpretation and application of the regulations remain unclear. If CSRC approval is required, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such CSRC approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining CSRC approval for our initial business combination with companies in China may subject us to sanctions imposed by the CSRC and other PRC regulatory authorities, which could include fines between 1 and 10 million RMB and penalties on our operations in China, restrictions or limitations on our ability to pay dividends outside of China, and other forms of sanctions that may materially and adversely affect our business, financial condition, and results of operations.
Our PRC Legal Adviser is of the opinion that, we will not be required to submit an application to the CSRC for the approval under the M&A Rules for this offering and the trading of our units, or other underlying securities, on Nasdaq because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) we did not acquire any equity interests or assets of a “PRC domestic company” as such terms are defined under the M&A Rules.
However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering, and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, and hence, we may face regulatory actions or other sanctions from them. Furthermore, relevant PRC governmental authorities promulgated the Opinions on Strictly Scrutinizing Illegal Securities Activities, among which, it is mentioned that the administration and supervision of overseas-listed China-based companies will be strengthened, and the special provisions of the State Council on overseas issuance and listing of shares by such companies will be revised, clarifying the responsibilities of domestic industry competent authorities and regulatory authorities.
However, the Opinions on Strictly Scrutinizing Illegal Securities Activities were only issued recently, leave uncertainties regarding the interpretation and implementation of these opinions. It is possible that any new rules or regulations may impose additional requirements on us. In addition, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued a draft amendment to the Rules on Cybersecurity Review for public comments, according to which, among others, operators of “critical information infrastructure” or data processors holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review before any listing on a foreign stock exchange. It is uncertain when the final measures will be issued and take effect, how they will be enacted, interpreted or implemented, and whether they will affect us.
On October 29, 2021, the CAC published draft guidelines that proposes to subject companies with more than 1 million users in the country to a security review before they can send user-related data abroad, as well as to companies whose data relates to critical infrastructure, or which is otherwise deemed “important.” Review of whether a company may send data abroad by the CAC could have a material affect on our ability to timely consummate a business combination, and if enacted as law, would pose a recurring risk that the ability of any post-acquisition company involved in the transfer of data outside of China could be subject to restrictions which may have a material affect on our operational ability, finances, and could adversely affect the value of our shares.
Although we are not considering any PRC Target Company that may reasonably be deemed as an operator of critical information infrastructure by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve their data (for example, mobile Internet companies), the proposed rules might still impact the timetable of our initial business combination and the certainty of our initial business combination. If, for example, our potential initial business combination is with a target business operating in the PRC and if the enacted version of the draft measures mandates clearance of cybersecurity review and other specific actions to be completed by the target business, we may face uncertainties as to whether such clearance can be timely obtained, or at all, and incur additional time delays to complete any such acquisition. Cybersecurity review could also result in negative publicity with respect to our initial business combination and diversion of our managerial and financial resources. There is no guarantee that we can receive such approval in a timely manner, and we may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue. If obtained, since our business combination period is 12 months from the closing of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination), and the approval process may take a period longer than we expect before we enter into a definitive agreement with a target company, we may be unable to complete a business combination within 12 months from the closing of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination). For these reasons we are not considering any PRC Target Company that may reasonably be deemed as an operator of critical information infrastructure by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve their data. Therefore, we may conduct analysis before we enter into a definitive agreement with a target company to evaluate the risks associated with the review by the CAC so as to attempt to avoid searching for a company with one million personal information in China or a company operating critical information infrastructure in China.

If it is determined in the future that CSRC approval or other procedural requirements are required to be met for and prior to this offering, it is uncertain whether we can or how long it will take us to obtain such approval or complete such procedures and any such approval could be rescinded. Any failure to obtain or delay in obtaining such approval or completing such procedures for our initial business combination with companies in China, or a rescission of any such approval, could subject us to sanctions by the relevant PRC governmental authorities. In addition, if the PRC governmental authorities later promulgate new rules or explanations requiring that we obtain their approvals for filings, registrations or other kinds of authorizations for our initial business combination, we cannot assure you that we can obtain the approval, authorizations, or complete required procedures or other requirements in a timely manner, or at all, or obtain a waiver of the requisite requirements if and when procedures are established to obtain such a waiver.
In light of recent events indicating greater oversight by the CAC over data security, particularly for companies seeking to list on a foreign exchange, companies with more than one million users’ personal information in China, especially some internet and technology companies, may not be willing to list on a U.S. stock exchange or enter into a definitive business combination agreement with us. Further, we intend to avoid a business combination with a company with more than one million users’ personal information in China due to the limited timeline for us to complete a business combination.
Companies in China are subject to various risks and costs associated with the collection, use, sharing, retention, security, and transfer of confidential and private information, such as personal information and other data. This data is wide ranging and relates to our investors, employees, contractors and other counterparties and third parties. If we decide to initiate a business combination with a company in China, our compliance obligations include those relating to the Cayman Islands and the relevant PRC laws in this regard. Non-compliance could result in penalties, delays affecting our ability to timely consummate a business combination, or other significant legal liabilities. These PRC laws apply not only to third-party transactions, but also to transfers of information between a holding company and its subsidiaries. These laws continue to develop, and the PRC government may adopt other rules and restrictions in the future. These laws may have a material adverse effect on companies in the PRC being willing to complete a business combination with us, may make it more difficult for us to identify a PRC based company with which to consummate a business combination, and may materially narrow the selection of companies available in the PRC from which we could otherwise complete a business combination without material adverse effects in the absence of the CAC data security restrictions, rules, and regulations.
Regulations relating to the transfer of state-owned property rights in enterprises may increase the cost of our acquisitions and impose an additional administrative burden on us.
The legislation governing the acquisition of a state-owned company may, and with respect to acquisitions in the PRC does, contain stringent governmental regulations. In the PRC, the transfer of state-owned property rights in enterprises must take place through a government-approved “state-owned asset exchange,” and the value of the transferred property rights must be evaluated by local appraisal firms qualified to do “state-owned assets evaluation.” The final price must not be less than 90% of the appraisal price. Additionally, bidding/auction procedures are essential in the event that there is more than one potential transferee. In the case of an acquisition by foreign investors of state-owned enterprises, the acquirer and the seller must make a resettlement plan to properly resettle the employees, and the resettlement plan must be approved by the Employees’ Representative Congress. The seller must pay all unpaid wages and social welfare payments from the existing assets of the target company to the employees. These regulations may adversely affect our ability to acquire a PRC state-owned business or assets.
Should we choose to acquire a company in China, exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination.
China State Administration of Foreign Exchange (“SAFE”) promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (“Circular 19”) effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises (“Circular 142”), the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign

Exchange Businesses (“Circular 59”), and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses (“Circular 45”). According to Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in the PRC in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (“Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of Circular 19 and Circular 16 could result in administrative penalties.
As such, Circular 19 and Circular 16 may significantly limit our ability to transfer the proceeds of this offering to a PRC target company and the use of such proceeds by the PRC target company.
In addition, following our initial business combination with a PRC target company, we will be subject to the PRC’s rules and regulations on currency conversion. In the PRC, the SAFE regulates the conversion of RMB into foreign currencies. Currently, FIEs are required to apply to the SAFE for “Foreign Exchange Registration Certificates for FIEs.” Following our initial business combination, we will likely be an FIE as a result of our ownership structure. With such registration certificates, which need to be renewed annually, FIEs are allowed to open foreign currency accounts including a “basic account” and “capital account.” Currency conversion within the scope of the “basic account,” such as remittance of foreign currencies for payment of dividends, can be effected without requiring the approval of the SAFE. However, conversion of currency in the “capital account,” including capital items such as direct investment, loans and securities, still require approval of the SAFE.
We cannot assure you the PRC regulatory authorities will not impose further restrictions on the convertibility of RMB. Any future restrictions on currency exchanges may limit our ability to use the proceeds of this offering in an initial business combination with a PRC target company and the use our cash flow for the distribution of dividends to our shareholders or to fund operations we may have outside of the PRC.
Fluctuations in exchange rates could materially adversely affect the results of operations of a PRC target company and the value of your investment.
The value of the RMB against the U.S. dollar and other currencies may fluctuate due to changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar, and the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably.
On November 30, 2015, the Executive Board of the International Monetary Fund (IMF) completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the SDR, and decided that with effect from October 1, 2016, RMB is determined to be a freely usable currency and will be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen and the British pound.
With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system and the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, international relations especially the trade tensions between U.S. and China, or government policies of the PRC or the U.S. may impact the exchange rate between the RMB and the U.S. dollar.

To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars to make payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the RMB would negatively affect the U.S. dollar amount.
If we successfully consummate a business combination with a target business with primary operations in the PRC, we will be subject to restrictions on dividend payments following the consummation of our initial business combination.
After we consummate our initial business combination, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current regulations in China would permit our operating company in China to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations.
In addition, our operating company in China will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if our operating company in China incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.
If we make equity compensation grants to persons who are PRC citizens, they may be required to register with SAFE. We may also face regulatory uncertainties that could restrict our ability to adopt equity compensation plans for our directors and employees and other parties under PRC laws.
On April 6, 2007, SAFE issued the “Operating Procedures for Administration of Domestic Individuals Participating in the Employee Stock Ownership Plan or Stock Option Plan of An Overseas Listed Company,” also known as “Circular 78.” It is not clear whether Circular 78 covers all forms of equity compensation plans or only those which provide for the granting of share options.
For any plans which are so covered and are adopted by a non-PRC listed company, such as our company, after April 6, 2007, Circular 78 requires all participants who are PRC citizens to register with and obtain approvals from SAFE prior to their participation in the plan. We believe that the registration and approval requirements contemplated in Circular 78 will be burdensome and time consuming.
Upon consummation of business combination with a target business with primary operations in PRC, we may adopt an equity incentive plan and make share option grants under the plan to our officers, directors and employees, whom may be PRC citizens and be required to register with SAFE. If any of our equity compensation plans are subject to Circular 78, failure to comply with such provisions may subject us and participants of our equity incentive plan who are PRC citizens to fines and legal sanctions and prevent us from being able to grant equity compensation to our PRC employees. In that case, our ability to compensate our employees and directors through equity compensation would be hindered and our business may be adversely affected.
PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident beneficial owners or any future PRC subsidiaries to liability or penalties, limit our ability to inject capital into any PRC subsidiaries, limit any PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.
In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles (“Circular 37”) to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles (“Circular 75”), which ceased to be effective upon the promulgation of Circular 37.
Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. Circular 37 applies to our shareholders who are PRC residents and may apply to any offshore acquisitions that we make in the future.
Under Circular 37, PRC residents who make, or have prior to the implementation of Circular 37 made, direct or indirect investments in offshore special purpose vehicles (“SPVs”) must register such investments with

SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV must update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change.
If our shareholders who are PRC residents or entities fail to make the required registration or to update the previously filed registration, any PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to any PRC subsidiaries. On January 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment (“Notice 13”), which became effective on June 1, 2015.
Under Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.
We have requested PRC residents who we know hold direct or indirect interests in us to make the necessary applications, filings and registrations as required under Circular 37. We believe that most of these shareholders have completed the initial foreign exchange registrations with relevant banks. However, these individuals may not continue to make required filings or updates in a timely manner, or at all.
We may not know the identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such individuals to comply with SAFE regulations may subject us to fines or legal sanctions, restrict our cross-border investment activities, and limit any PRC subsidiary’s ability to distribute dividends to us. As a result, our business and our ability to make distributions to you could be materially adversely affected.
Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations.
If we acquire a PRC domestic company, we or the owners of such company, as the case may be, may not obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.
We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies, which could negatively impact potential acquisitions we may pursue in the future.
On February 3, 2015, the State Administration of Taxation (the “SAT”) issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises (“SAT Bulletin 7”). SAT Bulletin 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company.
In addition, SAT Bulletin 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Bulletin 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets, as such persons need to determine whether their transactions are subject to these rules and whether any withholding obligation applies.
On October 25, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source (“SAT Bulletin 37”), which came into effect on December 1, 2017. SAT Bulletin 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.
Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an “Indirect Transfer,” the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax.
As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who pays for the transfer is obligated to withhold the applicable taxes currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.
We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as investments and acquisitions. Although we currently have no plans to pursue any acquisitions in China or elsewhere in the world, we may pursue acquisitions in China that could trigger these tax obligations. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Bulletin 7 and/or SAT Bulletin 37.
For transfer of shares in our company by investors who are non-PRC resident enterprises, any PRC subsidiaries may be requested to assist in the filing under SAT Bulletin 7 and/or SAT Bulletin 37. As a result, we may be required to expend valuable resources to comply with SAT Bulletin 7 and/or SAT Bulletin 37 or to request that the relevant transferors from whom we purchase taxable assets comply with these circulars, or establish that our company should not be taxed under these circulars, which may materially adversely affect our financial condition and results of operations.
The cash-flow structure of a post-acquisition company based in China or Hong Kong poses additional risks including, but not limited to, restrictions on foreign exchange and restrictions on our ability to transfer cash between entities, across borders, and to U.S. investors.
The PRC government also has significant authority to exert restrictions on foreign exchange and our ability to transfer cash between entities, across borders, and to U.S. investors that may apply if we acquire a company that is based in China or Hong Kong in an initial business combination. We will be subject to restrictions on dividend payments as current regulations in China would permit our PRC subsidiary to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with Chinese accounting standards and regulations. In addition, our PRC subsidiary will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. See “Risk Factors — If we successfully consummate a business combination with a target business with primary operations in the PRC, we will be subject to restrictions on dividend payments following the consummation of our initial business combination.”
In addition, we may be subject to restrictions on currency exchange as the PRC government may limit or eliminate our ability to utilize cash generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our securities, and may limit our ability to obtain foreign currency through debt or equity financing. Should we choose to acquire a company in China, exchange controls that exist in the PRC may restrict or prevent us from using the proceeds of this offering to acquire a target company in PRC and limit our ability to utilize our cash flow effectively following our initial business combination. If we were to acquire a PRC company, the PRC regulation on loans to, and direct investment in, our PRC subsidiary by offshore holding companies and governmental control in currency conversion may restrict our ability to make loans to or capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business.
These restrictions will restrict our ability to distribute earnings from our businesses, including subsidiaries and/or consolidated VIEs, to the parent company and U.S. investors as well as the ability to settle amounts owed under the VIE agreements, though we do not intend to distribute earnings or settle amounts owed under such VIE agreements to the PRC Target Company’s subsidiaries. In addition, fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollar of dividends payable on, our shares in foreign currency terms.

The following illustrative table shows the post-business combination funds flow of our company to the extent that our company acquires a company based in PRC with contractual arrangements.

Note:
1.
We may transfer funds to the Target (PRC based shell company) through an increase in the registered capital of or a shareholder loan to the Target (PRC based shell company). The company based in the PRC may in turn make distributions or pay dividends to us.

2.
The Target (PRC based shell company) will provide the Consolidated VIE (PRC-based operations company) with services, including technical development, technical support, management consultation, marketing and promotional services and other related services on an exclusive basis, as the case may be. The Consolidated VIE (PRC-based operations company) will pay specified service fees to the Target (PRC based shell company) as consideration for the services provided.

In contrast, the following illustrative table shows the post-business combination funds flow of our company to the extent that our company will acquire a company based in the PRC through direct equity investment.

Note:
1.
We may transfer funds to the Target (PRC-based operations company) through an increase in the registered capital of or a shareholder loan to the Target (PRC-based operations company). The Target (PRC-based operations company) may in turn make distributions or pay dividends to us.

On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. Furthermore, trading in our securities may be prohibited under the Holding Foreign Companies Accountable Act (the “HFCAA”) if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, Nasdaq would delist our securities. If we effect our initial business combination with a business located in the PRC and if our new auditor is located in Greater China, with operations in and who performs audit operations of registrants in China, a jurisdiction where the PCAOB has been unable to conduct inspections without the approval of the Chinese authorities, the work of our new auditor as it relates to those operations may not inspected by the PCAOB which currently is the case. The inability of the PCAOB to conduct inspections of auditors in China may make it more difficult to evaluate the effectiveness of our independent registered public accounting firm’s audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause investors and potential investors in our stock to lose confidence in the audit procedures of our auditor and reported financial information and the quality of our financial statements. Trading in our securities may be prohibited under the HFCAA if the PCAOB determines that it cannot inspect or fully investigate our auditor. In that case, the Nasdaq would delist our securities. The delisting of our securities, or the threat of their being delisted, may materially and adversely affect the value of your investment. Additionally, the inability of the PCAOB to conduct inspections may deprive our investors with the benefits of such inspections.
Prior to our initial business combination, our PRC Legal Advisor is of the opinion we are currently not required to obtain from Chinese authorities any permission to issue our securities to foreign investors and to operate our company in the context of this offering.
If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable PRC tax consequences to us and our non-PRC shareholders.
Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with its “de facto management body” within the PRC is considered a “resident enterprise” and will be subject to the enterprise income tax on its global income at the rate of 25%. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control and overall management over the business, productions, personnel, accounts and properties of an enterprise.
In 2009, the SAT issued a circular, known as SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although this circular applies only to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how “de facto management body” should be applied in determining the tax resident status of all offshore enterprises.
According to SAT Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China, and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met:
•	the primary location of the day-to-day operational management is in the PRC;
•	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;
•	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions are located or maintained in the PRC; and
•	at least 50% of voting board members or senior executives habitually reside in the PRC.
We believe our company is not a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that our company is a PRC resident enterprise for enterprise income tax purposes, we would be subject to PRC enterprise income tax on our worldwide income at the rate of 25%. Furthermore, we would be required to withhold a 10% tax from dividends we pay to our shareholders that are non-resident enterprises.
In addition, non-resident enterprise shareholders may be subject to PRC tax on gains realized on the sale or other disposition of the units or Class A ordinary shares or rights, if such income is treated as sourced from within the PRC. Furthermore, if we are deemed a PRC resident enterprise, dividends paid to our non-PRC individual shareholders and any gain realized on the transfer of the units, Class A ordinary shares or rights by such shareholders may be subject to PRC tax at a rate of 20% (which, in the case of dividends, may be withheld at source by us).
These rates may be reduced by an applicable tax treaty, but it is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the units, Class A ordinary shares and rights.
We may be liable for improper use or appropriation of personal information provided by others.
We and the target business under a business combination expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. The integrity and protection of our company, employee and third party data is critical to our business. Our employees and third parties expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.
The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained in performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress (“SCNPC”) issued the Cyber Security Law of the PRC (“Cyber Security Law”), which became effective on June 1, 2017.
Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.
The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, the Ministry of Industry and Information Technology, and the Ministry of Public Security, have been increasingly focused on regulation in data security and data protection.
PRC regulatory requirements regarding cybersecurity are evolving. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the State Administration for Market Regulation, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. In April 2020, the Chinese government promulgated Cybersecurity Review Measures, which came into effect on June 1, 2020. According to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security.
In July 2021, the CAC and other related authorities released the draft amendment to the Cybersecurity Review Measures for public comments through July 25, 2021. The draft amendment proposes the following key changes:
•	companies who are engaged in data processing are also subject to the regulatory scope;
•	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism;
•
the operators (including both operators of critical information infrastructure and relevant parties who are engaged in data processing) holding more than one million users’ individual information and seeking a listing outside China shall file for cybersecurity review with the Cybersecurity Review Office; and

•
the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

If the draft amendment is adopted into law in the future, we may become subject to enhanced cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters. As of the date of this prospectus, we have not been informed by any PRC governmental authority of any requirement that we file for a cybersecurity review. However, if we or the combined company following a business combination are deemed to be a critical information infrastructure operator or a company that is engaged in data processing and holds personal information of more than one million users, we could be subject to PRC cybersecurity review. Although we are not considering any PRC Target Company that may be deemed as an operator of critical information infrastructure by the Cybersecurity Administration of China, or any PRC Target Company that possesses personal information of more than one million users that may involve in data (for example, mobile Internet companies), the proposed rules might still impact the timetable of our initial business combination and the certainty of our initial business combination and we may be unable to complete a business combination within 12 months from the closing of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination), if the PRC Target Company we have identified is subject to the final cybersecurity review measures.
As there remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations, we or the combined company following a business combination could be subject to cybersecurity review, and if so, we may not be able to pass such review in relation to this offering or a business combination. In addition, we could become subject to enhanced cybersecurity review or investigations launched by PRC regulators in the future. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions, which may have material adverse effect on our business, financial condition or results of operations.
On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data and information. On August 20, 2021, the SCNPC adopted the Personal Information Protection Law, which came into force as of November 1, 2021. The Personal Information Protection Law includes the basic rules for personal information processing, the rules for cross-border provision of personal information, the rights of individuals in personal information processing activities, the obligations of personal information processors, and the legal responsibilities for illegal collection, processing, and use of personal information.
As uncertainties remain regarding the interpretation and implementation of these laws and regulations, we cannot assure you that we or the combined company following a business combination will comply with such regulations in all respects and we or the combined company following a business combination may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We or the combined company following a business combination may also become subject to fines and/or other sanctions which may have material adverse effect on our business, operations and financial condition.
While we take various measures to comply with all applicable data privacy and protection laws and regulations, our current security measures and those of our third-party service providers may not always be adequate for the protection of our company, employee or third party data. We may be a target for computer hackers, foreign governments or cyber terrorists in the future.

Unauthorized access to our proprietary internal and third party data may be obtained through break-ins, sabotage, breach of our secure network by an unauthorized party, computer viruses, computer denial-of-service attacks, employee theft or misuse, breach of the security of the networks of our third party service providers, or other misconduct. Because the techniques used by computer programmers who may attempt to penetrate and sabotage our proprietary internal and third party data change frequently and may not be recognized until launched against a target, we may be unable to anticipate these techniques.
Unauthorized access to our proprietary internal and third party data may also be obtained through inadequate use of security controls. Any of such incidents may harm our reputation and adversely affect our business and results of operations. In addition, we may be subject to negative publicity about our security and privacy policies, systems, or measurements. Any failure to prevent or mitigate security breaches, cyber-attacks or other unauthorized access to our systems or disclosure of third party data, including their personal information, could result in loss or misuse of such data, interruptions to our service system, loss of confidence and trust in our company, impairment of our technology infrastructure, and harm our reputation and business, resulting in significant legal and financial exposure and potential lawsuits.
The PRC government may intervene or influence our operations through our directors and officers who have significant ties to China and/or Hong Kong.
We conduct our operations through an office space in Hong Kong, and our sponsor and all of our executive officers and directors are located in or have significant ties to the PRC or Hong Kong. We face various legal and operational risks associated with our ties to China and/or Hong Kong. The Chinese government may intervene or influence our operations at any time through the directors and officers who have significant ties in China. The Chinese government may have potential oversight and discretion over the conduct of our and directors’ and officers’ search for a target company. Changes in the policies, regulations, rules, and the enforcement of laws of the Chinese government may be adopted quickly with little advance notice and could have a significant impact upon our ability to operate and may limit or completely undermine our ability to search for a target company. The Chinese government has indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, and initiated various regulatory actions and made various public statements, some of which are published with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. These recently enacted measures, and additional pending or future new measures which may be implemented, could materially and adversely affect our operations following our initial public offering and the operations of any post-business combination company, which we may acquire in our initial business combination. Furthermore, the Chinese government has significant authority to exert influence on the ability of a China-based company to conduct its business, make or accept foreign investments or list on a U.S. stock exchange. For example, if we enter into a business combination with a target business operating in China, the combined company may face risks associated with regulatory approvals of the proposed business combination between us and the target, offshore offerings, anti-monopoly regulatory actions, cybersecurity and data privacy. The PRC government may also intervene with or influence the combined company’s operations at any time as the government deems appropriate to further regulatory, political and societal goals. These risks could result in a material change in our operations, our search for a target company and/or the value of the securities that we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.
The PRC government may intervene or influence a PRC Target Company’s business operations at any time or may exert more control over offerings conducted overseas and foreign investment in China based issuers, which could result in a material change in the PRC Target Company’s business operations post business combination and/or the value of our securities. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our ability to offer or continue to offer securities to investors post business combination and cause the value of such securities to significantly decline or be worthless.
Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. The PRC has recently proposed new rules that would require companies collecting or holding large amounts of data to undergo a cybersecurity review prior to listing in foreign countries, a move that would significantly tighten oversight over China based internet giants. Pursuant to Article 6 of the Measures for Cybersecurity Review (Draft for

Comments), companies holding data on more than 1 million users must now apply for cybersecurity approval when seeking listings in other nations due to the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.”
As we do not have any specific business combination under consideration and we have not (nor has anyone on our behalf), directly or indirectly, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to such a transaction, our initial business combination target company may include a PRC Target Company. Therefore, it is uncertain whether such PRC Target Company will be involved in the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Our PRC Legal Advisor is of the opinion that this offering is not subject to the review or prior approval of the CAC or the CSRC. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.
If we choose to acquire a business in China, our initial business combination may be subject to national security review by the PRC government and we may have to spend additional resources and incur additional time delays to complete any such business combination or be prevented from pursuing certain investment opportunities.
The Security Review Regulations cover acquisitions by foreign investors of a broad range of PRC enterprises if such acquisitions could result in de facto control by foreign investors and the enterprises are relating to military, national defense, important agriculture products, important energy and natural resources, important infrastructures, important transportation services, key technologies and important equipment manufacturing. The scope of the review includes whether the acquisition will impact the national security, economic and social stability, and the research and development capabilities on key national security related technologies. Foreign investors should submit a security review application to the Department of Commerce for its initial review for contemplated acquisition. If the acquisition is considered to be within the scope of the Security Review Regulations, the Department of Commerce will transfer the application to a joint security review committee within five business days for further review. The joint security review committee, consisting of members from various PRC government agencies, will conduct a general review and seek comments from relevant government agencies. The joint security review committee may initiate a further special review and request the termination or restructuring of the contemplated acquisition if it determines that the acquisition will result in significant national security issue.
The Security Review Regulations will potentially subject a large number of mergers and acquisitions transactions by foreign investors in China to an additional layer of regulatory review. Currently, there is significant uncertainty as to the implication of the Security Review Regulations. Neither the Department of Commerce nor other PRC government agencies have issued any detailed rules for the implementation of the Security Review Regulations. If, for example, our potential initial business combination is with a target company operating in the PRC in any of the sensitive sectors identified above, the transaction will be subject to the Security Review Regulations, and we may have to spend additional resources and incur additional time delays to complete any such acquisition. We may also be prevented from pursuing certain investment opportunities if the PRC government considers that the potential investments will result in a significant national security issue.
In the event we successfully consummate a business combination with a target business with primary operation in PRC, we would be subject to restrictions on dividend payments following consummation of our initial business combination.
Should we consummate our initial business combination with a company within the jurisdiction of the PRC, we may rely on dividends and other distributions from our operating company to provide us with cash flow and to meet our other obligations. Current PRC regulations would permit a local operating company to pay dividends to us only out of its accumulated distributable profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our operating company in PRC will be required to set aside at least 10% (up to an aggregate amount equal to half of its registered capital) of its accumulated profits each year. Such cash reserve may not be distributed as cash dividends. In addition, if the operating company incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments to us.

Should we choose to acquire a company in China, we may acquire such company through a variable interest entity (the “VIE”) corporate structure as a holding company with no material operations of our own, and conduct a substantial majority of business operations after the business combination consummated through our subsidiaries established and the VIE in the PRC.
Should we consummate our initial business combination with a company within the jurisdiction of the PRC, we may acquire such company through a VIE corporate structure and may not have direct ownership of such company acquired. We may control and receive the economic benefits of the business operations of the company acquired through certain contractual arrangements (the “VIE structure”). If we acquire a target company that operates its business in the PRC through VIE structure, investors in our ordinary shares following a business combination would not hold equity interests in operating companies domiciled in PRC under our control and would hold equity interests in a Cayman Islands holding company. We would rely on the contractual arrangements with the VIE subsidiaries and its shareholders to operate the business. We do not have equity interests in such PRC operating companies but whose financial results would be consolidated into our consolidated financial statements in accordance with U.S. GAAP, due to us or our direct owned subsidiaries in PRC, i.e., the wholly foreign-owned enterprise (“WFOE”), and our company’s being the primary beneficiary of, such entity, for the accounting purposes. As such, in the event that we complete a business combination with a company in PRC, you would not hold equity in PRC operating companies. The contractual arrangements may not be as effective in providing us with control over the VIE as ownership of controlling equity interests would be in providing us with control over, or enabling us to derive economic benefits from the operations of the VIE. Under the contractual arrangements, as a legal matter, if the VIE or any of its shareholders executing the VIE agreements fails to perform its, his or her respective obligations under the contractual arrangements, we may have to incur substantial costs and resources to enforce such arrangements, and rely on legal remedies available under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective. For example, if shareholders of a variable interest entity were to refuse to transfer their equity interests in such variable interest entity to us or our designated persons when we exercise the purchase option pursuant to the contractual arrangements, we may have to take legal action to compel them to fulfil their contractual obligations. The agreements associated with the VIE structure have not been tested in court of law in any jurisdiction.
If the PRC government deems that the contractual arrangements in relation to the potential PRC Target Company, and the VIE, do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations.
If (i) the applicable PRC authorities invalidate the contractual arrangements for violation of PRC laws, rules and regulations, (ii) any variable interest entity or its shareholders terminate the contractual arrangements, (iii) any variable interest entity or its shareholders fail to perform its/his/her obligations under the contractual arrangements, or (iv) if these regulations change or are interpreted differently in the future, the PRC Target Company’s business operations in China would be materially and adversely affected, and the value of your securities would substantially decrease or even become worthless. Further, if we fail to renew the contractual arrangements upon their expiration, we would not be able to continue the business operations unless the then current PRC law allows us to directly operate businesses in China.
In addition, if any variable interest entity or all or part of its assets become subject to liens or rights of third-party creditors, we may be unable to continue some or all of our business activities, which could materially and adversely affect our business, financial condition and results of operations. If any of the variable interest entities undergoes a voluntary or involuntary liquidation proceeding, its shareholders or unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect our business and our ability to generate revenues.
All of the contractual arrangements will be governed by PRC law and provided for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal environment in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over our operating entities and we may be precluded from operating our business, which would have a material adverse effect on our financial condition and results of operations.

The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the contractual arrangements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE.
If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIE refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our control over the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on the business, operations and financial condition.
Although based on industry practices, VIE contractual arrangements among WFOE, the VIE and its shareholders governed by PRC laws are valid, binding and enforceable, and will not result in any violation of PRC laws or regulations currently in effect, however, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, regulations and rules. Accordingly, the PRC regulatory authorities may ultimately take a view that is contrary to the accepted industry practices with respect to VIE contractual arrangements. In addition, it is uncertain whether any new PRC laws or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. PRC government authorities may deem that foreign ownership is directly or indirectly involved in the VIE’s shareholding structure. If our potential corporate structure and contractual arrangements are deemed by the Ministry of Industry and Information Technology (“MIIT”), or the Ministry of Commerce, or MOFCOM, or other regulators having competent authority to be illegal, either in whole or in part, we may lose control of the consolidated VIE and have to modify such structure to comply with regulatory requirements. However, there can be no assurance that we can achieve this without material disruption to the PRC Target Company’s business. Furthermore, if we consummate a business combination with a PRC Target Company, and we or the VIE is found to be in violation of any existing or future PRC laws or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including, without limitation:
•	revoking the business license and/or operating licenses of WFOE or the VIE;
•	discontinuing or placing restrictions or onerous conditions on our operations through any transactions among WFOE, the VIE and its subsidiaries;
•	imposing fines, confiscating the income from WFOE, the VIE or its subsidiaries, or imposing other requirements with which we or the VIE may not be able to comply;
•	placing restrictions on our right to collect revenues;
•
requiring us to restructure our ownership structure or operations, including terminating the contractual arrangements with the VIE and deregistering the equity pledges of the VIE, which in turn would affect our ability to consolidate, derive economic interests from, or exert effective control over the VIE; or

•	taking other regulatory or enforcement actions against us that could be harmful to our business.
The imposition of any of these penalties will result in a material and adverse effect on our potential ability to conduct the business. In addition, it is unclear what impact the PRC government actions will have on us and on our ability to consolidate the financial results of the VIE in our consolidated financial statements, if the PRC government authorities were to find our potential corporate structure and contractual arrangements to be in violation of PRC laws and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of the VIE or our right to receive substantially all the economic benefits and residual returns from the VIE and we are not able to restructure our ownership structure and operations in a timely and satisfactory manner, we will no longer be able to consolidate the financial results of the VIE in our consolidated financial statements. Either of these results, or any other significant penalties that might be imposed on us in this event, it will have a material adverse effect on our financial condition, results of operations and our securities shares may decline in value or be worthless.
The contractual arrangements under a VIE structure may not be as effective as direct ownership in providing us with control over the VIE, and thus, we may incur substantial costs to enforce the terms of the arrangements, which we may not be able to enforce at all.
If we acquire a target company that operates its business in the PRC through VIE contractual arrangements, investors in our ordinary shares following a business combination would not hold equity interests in operating companies domiciled in PRC under our control and would hold equity interests in a Cayman Islands holding company. We would rely on the contractual arrangements with the VIE subsidiaries and its shareholders to operate the business. We do not have equity interests in such PRC operating companies but whose financial results would be consolidated into our consolidated financial statements in accordance with U.S. GAAP, due to we or our direct owned subsidiaries in PRC, i.e., the wholly foreign-owned enterprise, or WFOE, and the Company’s being the primary beneficiary of, such entity, for the accounting purposes. As such, in the event that we complete a business combination with a company in PRC, you would not hold equity in PRC operating companies. The contractual arrangements may not be as effective as direct ownership in providing us with control over the VIE. For example, the VIE and its shareholders could breach their contractual arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIE, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIE, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the VIE agreements, we rely on the performance by the VIE and its shareholders of their obligations under the contracts to exercise control over the VIE. The shareholders of the consolidated VIE may not act in the best interests of our company or may not perform their obligations under these contracts. Such risks exist throughout the period in which we intend to operate certain portions of our business through the contractual arrangements with the VIE.
If the VIE or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. For example, if the shareholders of the VIE refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to the contractual arrangements, or if they otherwise act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIE, our ability to exercise shareholders’ rights or foreclose the share pledge according to the contractual arrangements may be impaired. If these or other disputes between the shareholders of the VIE and third parties were to impair our control over the VIE, our ability to consolidate the financial results of the VIE would be affected, which would in turn result in a material adverse effect on the business, operations and financial condition.
Any failure by the VIE or its shareholders to perform their obligations under our contractual arrangements with them would have a material adverse effect on our business.
The shareholders of the VIE are referred as its nominee shareholders because although they remain the holders of equity interests on record in the VIE, pursuant to the terms of the relevant power of attorney, such shareholders have irrevocably authorized the individual appointed by the WFOE to exercise their rights as a shareholder of the relevant VIE. If the VIE, or its shareholders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under PRC laws, including seeking specific performance or injunctive relief, and claiming damages, which we cannot assure you will be effective under PRC laws. For example, if the shareholders of the VIE were to refuse to transfer their equity interest in the VIE to us or our designee if we exercise the purchase option pursuant to these contractual arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations.

All of the contractual arrangements will be governed by PRC law and provided for the resolution of disputes through arbitration in the PRC. Accordingly, these contracts will be interpreted in accordance with PRC laws and any disputes will be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the PRC legal system could limit our ability to enforce these contractual arrangements. Meanwhile, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a consolidated variable interest entity should be interpreted or enforced under PRC laws. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under PRC laws, rulings by arbitrators are final and parties cannot appeal arbitration results in court unless such rulings are revoked or determined unenforceable by a competent court. If the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in PRC courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event that we are unable to enforce these contractual arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to exert effective control over our consolidated variable interest entity, and our ability to conduct our business may be negatively affected.
China’s economic, political and social conditions, as well as changes in any government policies, laws and regulations, could have a material adverse effect on our business.
If we acquire a company in China, our business, financial condition, results of operations, prospects and certain transactions we may undertake may be subject, to a significant extent, to economic, political and legal developments in China.
China’s economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the PRC economy has experienced significant growth in the past two to three decades, growth has been uneven, both geographically and among various sectors of the economy. Demand for target services and products depends, in large part, on economic conditions in China. Any slowdown in China’s economic growth may cause our potential customers to delay or cancel their plans to purchase our services and products, which in turn could reduce our net revenues.
Although China’s economy has been transitioning from a planned economy to a more market oriented economy since the late 1970s, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth through allocating resources, controlling the incurrence and payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Changes in any of these policies, laws and regulations could adversely affect the economy in China and could have a material adverse effect on our business.
The PRC government has implemented various measures to encourage foreign investment and sustainable economic growth and to guide the allocation of financial and other resources. However, we cannot assure you that the PRC government will not repeal or alter these measures or introduce new measures that will have a negative effect on us. China’s social and political conditions may change, and such changes, if not in our favor, could have a material adverse effect on our business and results of operations.
The PRC government also has significant authority to exert influence on the ability of a company with substantial operations in China to conduct its business and control over securities offerings conducted overseas and/or foreign investments at any time, which could result in a material change in our operations and/or the value of our securities. In particular, there have been recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based companies with substantial operations in China. We are not currently required to obtain permission from the PRC government to list on a U.S. securities exchange and consummate this offering. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded. Any such regulatory oversight or control could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless. See “— There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.”

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.
A significant number of our management and investment team, directors and advisors have ties to China or Hong Kong, and we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Because of such ties to China or Hong Kong, we may be subjected to the laws, rules and regulations of the PRC. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.
In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degrees of interpretation by PRC regulatory agencies. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the nonbinding nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, rules and regulations in China can change quickly with little advance notice. Uncertainties due to evolving laws and regulations could impede the ability of a company with substantial operations in China to obtain or maintain permits or licenses required to conduct business in China. In the absence of required permits or licenses, governmental authorities could impose material sanctions or penalties on us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation. Furthermore, if China adopts more stringent standards with respect to environmental protection or corporate social responsibilities, we may incur increased compliance cost or become subject to additional restrictions in our operations.
On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly promulgated the Opinions on Strictly Cracking Down on Illegal Securities Activities According to the Law, or the Opinions, which, among other things, require the relevant governmental authorities to strengthen cross-border oversight of law, enforcement and judicial cooperation, to accelerate rulemaking related to data security and cross-border data flow, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. Since the Opinions are relatively new, uncertainties still exist as to how soon legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, and the potential impact such modified or new laws and regulations will have on China-based companies. Efforts by the PRC government to strengthen oversight or control over offerings that are conducted overseas and/or foreign investment in China-based companies could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and cause the value of our securities to significantly decline or become worthless.
On February 7, 2021, the Anti-monopoly Commission of the State Council promulgated Guidelines to Anti-monopoly in the Field of Platform Economy, or the Anti-monopoly Guidelines for Platform Economy. The Anti-monopoly Guidelines for Platform Economy provides operational standards and guidelines for identifying certain prohibited manner of use of market dominant position by internet platforms as “abuse of market dominant position” to restrict unfair competition and safeguard users’ interests, including without limitation, prohibiting personalized pricing by using big data and analytics, actions or arrangements deemed as exclusivity arrangements, using technology means to block competitors’ interface, using bundle services to sell services or products. In addition, internet platforms’ compulsory collection of user data may be viewed as the abuse of dominant market position that may have the effect to eliminate or restrict competition.
On August 20, 2021, the SCNPC officially released the Personal Information Protection Law. The Personal Information Protection Law provides the basic regulatory regime for personal information protection, including without limitation, stipulating an expanded definition of personal information, providing a long-arm jurisdiction in cross-border scenarios, emphasizing individual rights, and prohibiting rampant infringement of personal information, such as stealing, selling, or secretly collecting personal information.
There have been some recent indications that the PRC government authorities may continue to strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in PRC businesses.

Such actions taken by the PRC government authorities may adversely affect our ability to effect an initial business combination with a PRC-based business and/or to offer or continue to offer securities to our investors, result in a decrease in or even total loss of the value of our securities.
From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and/or our intellectual property rights and could materially and adversely affect our business, financial condition and results of operations. See “— If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.”
If we effect our initial business combination with a business located in the PRC, the laws applicable to such business will likely govern all of our material agreements and we may not be able to enforce our legal rights.
If we effect our initial business combination with a business located in the PRC, the laws of the country in which such business operates will govern almost all of the material agreements relating to its operations, including any contractual arrangements through which we acquire control of target business as described above. We cannot assure you that we or the target business will be able to enforce any of its material agreements or that remedies will be available in this jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. In addition, the judiciary in the PRC is relatively inexperienced compared to others in enforcing corporate and commercial law, leading to a higher than usual degree of uncertainty as to the outcome of any litigation. In addition, to the extent that our target business’s material agreements are with governmental agencies in the PRC, we may not be able to enforce or obtain a remedy from such agencies due to sovereign immunity, in which the government is deemed to be immune from civil lawsuit or criminal prosecution. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital.
U.S. laws and regulations, including the HFCAA, may restrict or eliminate our ability to complete a business combination with certain companies, particularly those acquisition candidates with substantial operations in China.
On December 16, 2021, the PCAOB issued a report on its determinations that it is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions.
The PCAOB is currently unable to conduct inspections on accounting firms in the PRC without the approval of the Chinese government authorities. The auditor and its audit work in the PRC may not be inspected fully by the PCAOB. Inspections of other auditors conducted by the PCAOB outside China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in China prevents the PCAOB from regularly evaluating the PRC auditor’s audits and its quality control procedures. As a result, shareholders may be deprived of the benefits of PCAOB inspections if we complete a business combination with such companies.
Future developments in U.S. laws may restrict our ability or willingness to complete certain business combinations with companies. For instance, the recently enacted HFCAA would restrict our ability to consummate a business combination with a target business unless that business met certain standards of the PCAOB and would require delisting of a company from U.S. national securities exchanges if the PCAOB is unable to inspect its public accounting firm for three consecutive years. The HFCAA also requires public companies to disclose, among other things, whether they are owned or controlled by a foreign government, specifically, those based in China. We may not be able to consummate a business combination with a favored target business due to these laws.
The documentation we may be required to submit to the SEC proving certain beneficial ownership requirements and establishing that we are not owned or controlled by a foreign government in the event that we use a foreign public accounting firm not subject to inspection by the PCAOB or where the PCAOB is unable to completely inspect or investigate our accounting practices or financial statements because of a position taken by an authority in the foreign jurisdiction could be onerous and time consuming to prepare. HFCAA mandates the SEC to identify issuers of SEC-registered securities whose audit reports are prepared by an accounting firm that the PCAOB is unable to inspect due to restrictions imposed by an authority in the foreign jurisdiction where the audits are performed. If such identified issuer’s auditor cannot be inspected by the PCAOB for three consecutive years, the trading of such issuer’s securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.
On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. An identified issuer will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCAA, including the listing and trading prohibition requirements described above. Future developments in respect of increased U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.
On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”) was signed into law, reducing the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. If our auditor cannot be inspected by the PCAOB for two consecutive years, the trading of our securities on any U.S. national securities exchanges, as well as any over-the-counter trading in the U.S., will be prohibited.
On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA.
Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to completely inspect or investigate registered public accounting firms headquartered in: (1) mainland China of the PRC because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On August 26, 2022, the PCAOB signed a Statement of Protocol (“SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. The SOP gives the PCAOB sole discretion to select the firms, audit engagements and potential violations it inspects and investigates and put in place procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed. In addition, the SOP grants the PCAOB direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Notwithstanding the foregoing, in the event that we complete a business combination with a company, the auditor of which the PCAOB is not able to fully conduct inspections on, it could cause us to fail to be in compliance with U.S. securities laws and regulations. We could subsequently cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited under the HFCAA and AHFCAA.
In the event that we complete a business combination with a company with substantial operations in China and any of the legislative actions or regulatory changes discussed above were to change in ways that are detrimental to China-based issuers, it could cause us to fail to be in compliance with U.S. securities laws and regulations, we could cease to be listed on a U.S. securities exchange, and U.S. trading of our shares could be prohibited. Any of these actions, or uncertainties in the market about the possibility of such actions, could adversely affect our prospects to successfully complete a business combination with a China-based company, our access to the U.S. capital markets and the price of our shares.

Other developments in U.S. laws and regulatory environment, including but not limited to executive orders such as Executive Order (E.O.) 13959, “Addressing the Threat from Securities Investments That Finance Communist Chinese Military Companies,” may further restrict our ability to complete a business combination with certain China-based businesses.
We may not be able to complete an initial business combination with a U.S. target company since such initial business combination may be subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (“CFIUS”), or ultimately prohibited.
Certain federally licensed businesses in the United States, such as broadcasters and airlines, may be subject to rules or regulations that limit foreign ownership. In addition, CFIUS is an interagency committee authorized to review certain transactions involving foreign investment in the United States by foreign persons in order to determine the effect of such transactions on the national security of the United States. Our sponsor, Waton Sponsor Limited, is currently controlled by Kai Zhou, a Hong Kong resident, and will own approximately 22.6% of our outstanding shares following this offering. Because we may be considered a “foreign person” under such rules and regulations, any proposed business combination between us and a U.S. business engaged in a regulated industry or which may affect national security could be subject to such foreign ownership restrictions and/or CFIUS review.
The scope of CFIUS was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”) to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business. FIRRMA and subsequent implementing regulations that are now in force also subject certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within the scope of foreign ownership restrictions, we may be unable to consummate a business combination with such business.
In addition, if our potential business combination falls within CFIUS’s jurisdiction, we may be required to make a mandatory filing, decide to submit a voluntary notice to CFIUS, or proceed with the initial business combination without notifying CFIUS and then bear the risk of CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company if we had proceeded without first obtaining CFIUS clearance. The foreign ownership limitations, and the potential impact of CFIUS, may limit the attractiveness of a transaction with us or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our shareholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.
Moreover, the process of government review, whether by CFIUS or otherwise, could be lengthy. Because we only have 12 months (or up to 36 months, as described in more detail in this prospectus) to complete our initial business combination, our failure to obtain any required approvals within the requisite time period may prevent us from completing the transaction and require us to liquidate. If we liquidate, our public shareholders may only receive approximately $10.05 per share and our rights will expire worthless. Our public shareholders may also lose the potential investment opportunity in a target company and the opportunity of realizing future gains on such investments through any price appreciation in the combined company.
Risks Related to Our Securities
We may issue our public shares to investors in connection with our initial business combination at a price which is less than the prevailing market price of our public shares at that time.
In connection with our initial business combination, we may issue ordinary shares or other securities to investors in private placement transactions (so-called PIPE transactions) at a price of $10.05 per share or which approximates the per-share amounts in our trust account at such time, which is generally approximately $10.05. The purpose of such issuances will be to enable us to provide sufficient liquidity to the post-business combination entity. The price of the ordinary shares we issue may therefore be less, and potentially significantly less, than the market price for our public shares at such time, resulting in dilution or potentially significant dilution to current shareholders. Should we choose to issue ordinary shares in a private placement transaction in conjunction with our initial business combination we may incur additional costs in connection with the private placement, including but not limited to, legal, due diligence, and financing costs that would not otherwise exist. We may undertake a PIPE transaction to in efforts to obtain financing faster than may otherwise be possible through a public offering, and at a lower cost than may be otherwise available in the market. Moreover, our ability to privately place our securities with investors may be conditioned on offering terms that are not identical to those contained in this offering. For example, in order to close a private placement and obtain the benefit of such financing, we may agree to certain anti-dilution protections to protect against future issuances, stock splits, and reclassifications to future private investors. Prospective private investors may also require preemptive rights to participate in future issuances of securities to maintain their relative ownership interests.
Depending on the amount and character of securities issued in a future private placement, Nasdaq may determine that we have undergone a change of control or require us to obtain shareholder approval prior to certain issuances of ordinary shares or securities convertible into ordinary shares. Should we be required under Nasdaq rules to obtain shareholder approval prior to completing a private placement, obtaining such approval would likely delay our ability to raise capital in a private placement and increase the cost to investors of completing the transaction.
Our sponsor paid an aggregate of $25,000, or approximately $0.01739 per founder share, and, accordingly, you will experience immediate and substantial dilution from the purchase of our Class A ordinary shares.
The difference between the public offering price per share (allocating all of the unit purchase price to the Class A ordinary shares and none to the right included in the unit) and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the founder shares at a nominal price, significantly contributing to this dilution. Upon the closing of this offering, and assuming no value is ascribed to the rights included in the units, you and the other public shareholders will incur an immediate and substantial dilution of approximately of $5.93 per share (or 65.27% per share, assuming no exercise of the underwriters’ over-allotment option), the difference between the pro forma net tangible book value per share of $3.16 and the public offering price of $9.09 per unit. This dilution would increase to the extent that the anti-dilution provisions of the founder shares result in the issuance of Class A ordinary shares on a greater than one-to-one basis upon conversion of the founder shares at the time of our initial business combination and would become exacerbated to the extent that public shareholders seek redemptions from the trust for their public shares. In addition, because of the anti-dilution rights of the founder shares, any equity or equity-linked securities issued or deemed issued in connection with our initial business combination would be disproportionately dilutive to our Class A ordinary shares.
The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company in a particular industry. You may have less assurance, therefore, that the offering price of our units properly reflects the value of such units than you would have in a typical offering of an operating company.
Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the rights were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the underwriters believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the Class A ordinary shares and rights underlying the units, include:
•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business;
•	a review of debt to equity ratios in leveraged transactions;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of this offering; and
•	other factors as were deemed relevant.

Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company in a particular industry since we have no historical operations or financial results.
There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.
There is currently no market for our securities. Shareholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.
Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.
We have applied to have our units listed on Nasdaq. We expect that our units will be listed on Nasdaq on or promptly after the date of this prospectus. Following the date our Class A ordinary shares and rights are eligible to trade separately, we anticipate that our Class A ordinary shares and rights will be separately listed on Nasdaq. We cannot guarantee that our securities will be approved for listing on Nasdaq. Although after giving effect to this offering we expect to meet, on a pro forma basis, the minimum initial listing standards set forth in the Nasdaq listing standards, we cannot assure you that our securities will be, or will continue to be, listed on Nasdaq in the future or prior to our initial business combination. In order to continue listing our securities on Nasdaq prior to our initial business combination, we must maintain certain financial, distribution and share price levels. Generally, we must maintain a minimum number of holders of our securities (generally 400 public holders). Additionally, in connection with our initial business combination, we will be required to demonstrate compliance with Nasdaq’s initial listing requirements, which are more rigorous than Nasdaq’s continued listing requirements, in order to continue to maintain the listing of our securities on Nasdaq. For instance, our public shares price would generally be required to be at least $4.00 per share and we would be required to have a minimum of 400 round lot holders of our securities, of which at least half of such round lot holders must own Class A ordinary shares valued at a minimum of $2,500. We cannot assure you that we will be able to meet those initial listing requirements at that time.
If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
•	a limited availability of market quotations for our securities;
•	reduced liquidity for our securities;
•
a determination that our Class A ordinary shares is a “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.
The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our units and eventually our Class A ordinary shares and rights will be listed on Nasdaq, our units, Class A ordinary shares and rights will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on

Nasdaq, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities, including in connection with our initial business combination.
Redeeming shareholders may be unable to sell their securities when they wish to in the event that the proposed business combination is not approved.
We will require public shareholders who wish to redeem their Class A ordinary shares in connection with any proposed business combination to comply with the delivery requirements discussed above for redemption. If such proposed business combination is not consummated, we will promptly return such certificates to the tendering public shareholders. Accordingly, investors who attempted to redeem their public shares in such a circumstance will be unable to sell their securities after the failed acquisition until we have returned their securities to them. The market price for our Class A ordinary shares may decline during this time and you may not be able to sell your securities when you wish, even while other shareholders that did not seek redemption may be able to sell their securities.
Although we are registering the Class A ordinary shares issuable upon conversion of the rights under the Securities Act, in connection with our initial business combination, we will need to file a post-effective amendment to the registration statement of which this prospectus forms a part or a new registration statement with respect to such securities. Such post-effective amendment or new registration statement may not be in effect when an investor desires to convert rights, thus precluding such investor from being able to convert its rights except on a cashless basis and potentially causing such rights to expire worthless.
After the closing of our initial business combination, we plan to file with the SEC a post-effective amendment to the registration statement for this offering or a new registration statement covering the registration under the Securities Act of the Class A ordinary shares issuable upon conversion of the rights and thereafter cause the same to become effective and to maintain a current prospectus relating to the Class A ordinary shares issuable upon conversion of the rights until the expiration of the rights in accordance with the provisions of the rights agreement. We cannot assure you that we will be able to do so if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. If the Class A ordinary shares issuable upon conversion of the rights are not registered under the Securities Act in connection with our initial business combination, holders of rights who seek to convert their rights will not be permitted to do so for cash and, instead, will be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act or another exemption.
In no event will rights be convertible for cash or on a cashless basis, and we will not be obligated to issue any shares to holders seeking to convert their rights, unless the issuance of the shares upon such conversion or exercise is at such time registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration or qualification is available.
If our Class A ordinary shares are at the time of any conversion of the rights not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act, we may, at our option, not permit holders of rights who seek to convert their rights to do so for cash and, instead, require them to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act; in the event we so elect, we will not be required to file or maintain in effect a registration statement or register or qualify the shares underlying the rights under applicable state securities laws, and in the event we do not so elect, we will use our best efforts to register or qualify the shares underlying the rights under applicable state securities laws to the extent an exemption is not available.
In no event will we be required to net cash settle any right, or issue securities (other than upon a cashless exercise as described above) or other compensation in exchange for the rights in the event that we are unable to register or qualify the shares underlying the rights under the Securities Act or applicable state securities laws or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current, complete or correct or the SEC issues a stop order. If the shares issuable upon conversion of the rights are not, at the relevant time, registered under the Securities Act in accordance with the above requirements, we will be required to permit holders to convert their rights on a cashless basis. Converting the rights on a cashless basis could have the effect of reducing the potential “upside” of the holder’s investment in our company because the right holder will hold a smaller number of Class A ordinary shares upon a cashless conversion of the rights they hold. In no event will we be required to net cash settle any right, or issue securities or other compensation in exchange for the rights in the event that we are unable to register or qualify the shares underlying the rights under applicable state securities laws and no exemption is available. If the issuance of the shares upon conversion of the rights is not so registered or qualified or exempt from registration or qualification, the holder of such right shall not be entitled to convert such right and such right may have no value and expire worthless. In such event, holders who acquired their rights as part of a purchase of units will have paid the full unit purchase price solely for the Class A ordinary shares included in the units. There may be a circumstance where an exemption from registration exists for holders of our private placement rights to convert their rights while a corresponding exemption does not exist for holders of the public rights included as part of units sold in this offering. In such an instance, our sponsor and its permitted transferees (which may include our directors and executive officers) would be able to convert their rights and sell the ordinary shares underlying their rights while holders of our public rights would not be able to convert their rights and sell the underlying ordinary shares.
Because each unit contains one right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of our initial business combination, and only whole shares will be issued in exchange for rights, the units may be worth less than units of other special purpose acquisition companies.
Except in cases where we are not the surviving company in a business combination, each holder of a public right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of our initial business combination. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each right upon consummation of the business combination. We will not issue fractional shares in connection with an exchange of rights.
As a result, you must hold rights in multiples of ten in order to receive Class A ordinary shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we redeem the public shares for the funds held in the trust account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.
Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall have exclusive jurisdiction for certain types of actions and proceedings that may be initiated by our shareholders, which could limit our shareholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees.
Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s members; (c) any action asserting a claim arising pursuant to any provision of Cayman Islands law or the amended and restated memorandum and articles of association; or (d) any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under U.S. laws). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. Furthermore, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the U.S. laws, the sole and exclusive forum for determination of such a claim.
This choice of forum provision may increase a shareholder’s cost, impose additional litigation costs and limit the shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees, although our shareholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and may therefore bring certain claims in another appropriate forum. Any person or entity purchasing or otherwise acquiring any of our shares or other securities, whether by transfer, sale, operation of law or otherwise, shall be deemed to have notice of and have irrevocably agreed and consented to these provisions. It is possible that a court could find such a choice of forum provision to be inapplicable or unenforceable, and if a court were to find this provision in our amended and restated memorandum and articles of association to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving the dispute in other jurisdictions, which could have an adverse effect on our business, results of operations and financial condition.
We may amend the terms of the rights in a manner that may be adverse to holders with the approval by the holders of at least a majority of the then outstanding rights.
Our rights will be issued in registered form under a rights agreement between Continental Stock Transfer & Trust Company, as rights agent, and us. The rights agreement provides that the terms of the rights may be amended without the consent of any holder to cure any ambiguity or correct any defective provision. The rights agreement requires the approval by the holders of at least a majority of the then outstanding rights in order to make any change that adversely affects the interests of the registered holders.
Our rights and founder shares may have an adverse effect on the market price of our Class A ordinary shares and make it more difficult to effectuate our initial business combination.
Simultaneously with the closing of this offering, we will be issuing in a private placement an aggregate of $2,575,000 (or $2,725,000 if the underwriters’ over-allotment option is exercised in full) private placement units, each unit consisting of one private share and one right to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination. We will be issuing public rights that may result in the issuance of up to 500,000 shares of Class A ordinary shares as part of the units offered by this prospectus and private rights that may result in the issuance of an additional 50,000 shares of Class A ordinary shares. Our initial shareholders currently hold 1,437,500 founder shares (up to 187,500 of which are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised). In addition, if our sponsor, an affiliate of our sponsor or certain of our officers and directors make any working capital loans, up to $4,000,000 of such loans (or $4,600,000 if the underwriters’ over-allotment option is exercised in full) may be converted into units, at the price of $10.00 per unit, at the option of the lender. Such units would be identical to the private placement units. Any such issuance will increase the number of issued and outstanding Class A ordinary shares and reduce the value of the Class A ordinary shares issued to complete the business transaction. Therefore, our rights and founder shares may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business.
Our rights agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our rights, which could limit the ability of right holders to obtain a favorable judicial forum for disputes with our company.
Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.
Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement. If any action, the subject matter of which is within the scope the forum provisions of the rights agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our rights, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such right holder in any such enforcement action by service upon such right holder’s counsel in the foreign action as agent for such right holder.

This choice-of-forum provision may limit a right holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our rights agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board of Directors.
We have no obligation to net cash settle the rights.
In no event will we have any obligation to net cash settle the rights. Accordingly, the rights may expire worthless.
We are an emerging growth company and a smaller reporting company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As a result, our shareholders may not have access to certain information they may deem important. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion, our revenue exceeds $1.235 billion, or the market value of our shares that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. We cannot predict whether investors will find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used. Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A ordinary shares held by non-affiliates exceeds $250 million as of the end of the prior March 31, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our Class A ordinary shares held by non-affiliates exceeds $700 million as of the prior March 31. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form 10-K for the year ending September 30, 2025. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target company with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.
An investment in this offering may result in uncertain or adverse U.S. federal income tax consequences.
An investment in this offering may result in uncertain U.S. federal income tax consequences. For instance, because there are no authorities that directly address instruments similar to the units we are issuing in this offering, the allocation an investor makes with respect to the purchase price of a unit among the one ordinary share and one right included in each unit could be challenged by the IRS or the courts. It is also unclear whether the redemption rights with respect to our Class A ordinary shares suspend the running of a U.S. holder’s holding period for purposes of determining whether any gain or loss realized by such holder on the sale or exchange of Class A ordinary shares is long-term capital gain or loss and for determining whether any dividend we pay would be considered “qualified dividends” for federal income tax purposes. See “Taxation — United States Federal Income Taxation” for a summary of these and certain other material U.S. federal income tax consequences of an investment in our securities. Prospective investors are urged to consult their tax advisors with respect to these and other tax consequences when purchasing, holding or disposing of our securities.
Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
We are an exempted company incorporated under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.
Our corporate affairs are governed by our amended and restated memorandum and articles of association, the Companies Act (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
We have been advised by Ogier, our Cayman Islands counsel, that there is uncertainty with regard to the law of Cayman Islands related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands would recognize as a valid judgment, a final and conclusive judgment in personam obtained in the courts of the United States against the Company under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) or, in certain circumstances, an in personam judgment for non-monetary relief, and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment; (b) such courts did not contravene the rules of natural justice of the Cayman Islands; (c) such judgment was not obtained by fraud; (d) the enforcement of the judgment would not be contrary to the public policy of the Cayman Islands; (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of the Cayman Islands; and (f) there is due compliance with the correct procedures under the laws of the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of our board of directors or controlling shareholders than they would as public shareholders of a United States company.
Because our directors and officers (or candidates) reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited.
All of our directors and officers currently reside in Hong Kong and China. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against our officers and directors judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even with the proposed service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers and directors.
Also, if we decide to consummate our initial business combination with a target business based and primarily operating outside of the United States, it is possible that substantially all or a significant portion of combined company’s assets may be located outside of the United States and some of the combined company’s officers and directors may reside outside of the United States. As a result, it may be difficult to effect service of process upon these officers and directors who reside outside of the United States. Even with the proposed service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers and directors. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.
Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our Class A ordinary shares and could entrench management.
Our amended and restated memorandum and articles of association may contain provisions that may discourage unsolicited takeover proposals that shareholders may consider to be in their best interests. These provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
The provisions of our amended and restated memorandum and articles of association that relate to our pre-initial business combination activity (and corresponding provisions of the agreement governing the release of funds from our trust account), including an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated, may be amended with the approval of holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend our amended and restated memorandum and articles of association and the trust agreement to facilitate the completion of an initial business combination that some of our shareholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to a company’s pre-initial business combination activity, without approval by a certain percentage of the company’s shareholders. For those companies, amendment of these provisions requires approval by between 90% and 100% of the company’s public shareholders. Our amended and restated memorandum and articles of association will provide that any of its provisions, including those related to pre-initial business combination activity (including the requirement to deposit proceeds of this offering and the private placement of units into the trust account and not release such amounts except in specified circumstances, and to provide redemption rights to public shareholders as described herein and in our amended and restated memorandum and articles of association or an amendment to permit us to withdraw funds from the trust account such that the per share amount investors will receive upon any redemption or liquidation is substantially reduced or eliminated) may be amended if approved by holders of at least two-thirds of our ordinary shares who attend and vote in a general meeting. Should our sponsor, officers and directors vote all their founder shares and private placement shares in favor of any such amendment, we would require 58.6% of the public shares issued in this offering to be voted in favor of any such amendment for its approval (assuming no exercise of the underwriters’ overallotment option, and no purchase by our sponsor or its affiliates of public shares in this offering or thereafter). We may not issue additional securities that can vote on amendments to our amended and restated memorandum and articles of association. Our initial shareholders, which will collectively beneficially own 20% of our ordinary shares upon the closing of this offering (not including the ordinary shares issuable underlying the private placement units, the representative shares, any shares underlying units issued upon conversion of working capital loans, and assuming they do not purchase any units in this offering), will participate in any vote to amend our amended and restated memorandum and articles of association and/or trust agreement and will have the discretion to vote in any manner it chooses. As a result, we may be able to amend the provisions of our amended and restated memorandum and articles of association which govern our pre-business combination behavior more easily than some other blank check companies, and this may increase our ability to complete a business combination with which you do not agree. Our shareholders may pursue remedies against us for any breach of our amended and restated memorandum and articles of association.
Cyber incidents or attacks directed at us could result in information theft, data corruption, operational disruption and/or financial loss.
We depend on digital technologies, including information systems, infrastructure and cloud applications and services, including those of third parties with which we may deal. Sophisticated and deliberate attacks on, or security breaches in, our systems or infrastructure, or the systems or infrastructure of third parties or the cloud, could lead to corruption or misappropriation of our assets, proprietary information and sensitive or confidential data. As an early state company without significant investments in data security protection, we may not be sufficiently protected against such occurrences. We may not have sufficient resources to adequately protect against or to investigate and remediate any vulnerability to cyber incidents. It is possible that any of these occurrences, or a combination of them, could have adverse consequences on our business and lead to financial loss.

ENFORCEABILITY OF CIVIL LIABILITIES
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and administered from outside the United States, and a majority of our assets will be located within the United States immediately after this offering. Our U.S. agent for service of process is Cogency Global Inc. However, it may be difficult for investors to effect service of process on us or our officers or directors within the United States in a way that will permit a U.S. court to have jurisdiction over us. Further, the majority of our assets may be located outside the United States after we consummate our initial business combination.
Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under the law of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands, as well as from English common law, the decisions of whose courts are considered persuasive authority but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under the law of the Cayman Islands are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States, such as in the State of Delaware. In particular, the Cayman Islands have a different body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.
There is uncertainty as to whether the courts of the Cayman Islands would:
•	recognize or enforce against us judgments of U.S. courts based on certain civil liability provisions of U.S. securities laws; and
•	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.
We have been advised by Ogier, our Cayman Islands counsel, that there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:
(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Subject to the above limitations, in appropriate circumstances, a court in the Cayman Islands may give effect to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.
Our sponsor and all of our executive officers and directors are located in the PRC or Hong Kong, or have ties to the PRC and/or Hong Kong. Specifically, three of our directors following the closing of this offering, namely, Kai Zhou, Huaxin Wen, and Chung Chi Alan Lam, are located in Hong Kong, and the remaining two directors following the closing of this offering, namely, Haibo Du and Mingqi Huang, are located in mainland China. In addition, we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. The uncertainties in the interpretation and enforcement of PRC laws, rules and regulations would apply to us if we were to acquire a company that is based in China or Hong Kong regardless of whether we have a VIE structure or direct ownership structure post-business combination. Because of such ties to China or Hong Kong, we may be governed by PRC laws and regulations. PRC companies and variable interests entities are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws and regulations applicable to wholly foreign-owned enterprises. The PRC legal system is based on statutes. Prior court decisions may be cited for reference but have limited precedential value.
Since 1979, PRC legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, because these laws and regulations are relatively new, and because of the limited volume of published decisions and their nonbinding nature, the interpretation and enforcement of these laws and regulations involve uncertainties, which make it difficult for investors to bring actions against our executive officers and directors and obtain enforceable judgments. In addition, the PRC legal system is based in part on government policies and internal rules (some of which are not published on a timely basis or at all) that may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.
There may be difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us based on foreign laws. Kai Zhou, and the chairman of our board of directors (following this offering) and our CEO, resides in Hong Kong. Due to the lack of reciprocity and treaties between the United States and some of these foreign jurisdictions, and cost and time constraints, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against the combined company or some of the combined company’s officers and directors judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even with the proposed service of process, it may also be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against the officers and directors.
In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against the officers and directors predicated upon the civil liability provisions of the securities laws of the United States or any state. The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment by us against the officers or directors or the future combined company if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or the public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.
Furthermore, there would be added costs and issues with bringing an original action in foreign courts against the combined company or the officers and directors to enforce liabilities based upon the U.S. Federal securities laws, and they still may be fruitless.
See “Risk Factors — Because some of our directors and officers (or candidates) reside outside of the United States, you may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited” on page 105 of this prospectus and “Risk Factors — Risks Related to Doing Business and Acquiring and Operating a Target Business with its Primary Operation in China” on page 72 of this prospectus.
As a result of all of the above, public shareholders may find it more difficult to enforce liabilities and enforce judgments on individual directors and executive officers, and may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

USE OF PROCEEDS
We are offering 5,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the private placement securities (all of which will be deposited into the trust account), will be as set forth in the following table:
	Without Over- Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$50,000,000	$57,500,000
From private placement	2,575,000	2,725,000
Total gross proceeds	52,575,000	60,225,000
Offering expenses(1)
Underwriting commission (1.5% of gross proceeds from units offered to public, excluding deferred portion and the portion to be paid in the form of representative shares)(2)	750,000(2)	862,500(2)
Underwriters’ expenses(3)	120,000	120,000
Legal fees and expenses	350,000	350,000
Printing and engraving expenses	60,000	60,000
Accounting fees and expenses	60,000	60,000
SEC/FINRA expenses	35,000	35,000
D&O insurance	250,000	250,000
NASDAQ listing and filing fees	75,000	75,000
Miscellaneous expenses	25,000	25,000
Total offering expenses (excluding deferred underwriting commissions excluding deferred portion and the portion to be paid in the form of representative shares)	1,725,000	1,837,500
Net proceeds
Proceeds after offering expenses	50,850,000	58,387,500
Held in trust(2)	50,250,000	57,787,500
% of public offering size	100.5%	100.5%
Not Held in Trust Account	$600,000	$600,000
The following table shows the use of the approximately $600,000 of net proceeds not held in the trust account.(4)
	Amount	% of Total
Payment for office space, administrative and support services(5)	$120,000	20.0%
Legal and accounting fees related to regulatory reporting obligations	250,000	41.7%
Nasdaq continued listing fees	35,000	5.8%
Due diligence and travel in connection with our initial business combination	70,000	11.7%
Other miscellaneous expenses	125,000	20.8%
Total	$600,000	100.0%
(1)
A portion of the offering expenses, including the SEC registration fee, the FINRA filing fee, the non-refundable portion of the Nasdaq listing fee and a portion of the legal and audit fees, have been paid from the loans we received from our sponsor described below. These amounts will be repaid upon completion of this offering out of the offering proceeds that have been allocated for the payment of offering expenses (other than underwriting commissions).

(2)
The underwriters have agreed to defer underwriting commissions equal to 2.0% of the gross proceeds of this offering. Upon completion of our initial business combination, $1,000,000, which constitutes the underwriter’s deferred commissions (or $1,150,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters from the funds held in the trust account, provided that the deferred underwriting commission shall be paid to EF Hutton only if the Company receives additional financing, including, without limitation, private investment in public equity (PIPE) financing, in connection with the initial business combination, and the remaining funds, less amounts released to the trustee to pay redeeming shareholders, will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs or for general corporate purposes, including payment of principal or interest on indebtedness incurred in connection with our initial business combination, to fund the purchases of other companies or for working capital. The underwriters will not be entitled to any interest accrued on the deferred underwriting discounts and commissions.
(3)
The Company has agreed to reimburse the underwriters for certain expenses incurred in connection with the offering, including but not limited to road show expenses, in an amount not to exceed $120,000 in the aggregate.

(4)
These expenses are estimates only and do not include interest which may be available to us from the trust account. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring our initial business combination based upon the level of complexity of such business combination. In the event we identify an initial business combination target in a specific industry subject to specific regulations, we may incur additional expenses associated with legal due diligence and the engagement of special legal counsel. In addition, our staffing needs may vary and as a result, we may engage a number of consultants to assist with legal and financial due diligence. We do not anticipate any change in the categories or purpose of our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would not be available for our expenses.

(5)
Pursuant to an administrative support agreement, we will pay an affiliate of our sponsor up to $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.

Of the net proceeds of this offering and the sale of the private placement units, $50,250,000 (or $57,787,500 if the underwriters’ over-allotment option is exercised in full) will, upon the consummation of this offering, be placed in a United States-based trust account with Continental Stock Transfer & Trust Company acting as trustee. The funds in the trust account will be held as cash or invested only in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Based on current interest rates, we estimate that the interest earned on the trust account will be approximately $2,512,500 per year, assuming an interest rate of 5.0% per year. We will not be permitted to withdraw any of the principal or interest held in the trust account except for the withdrawal of interest to pay taxes, if any, and up to $50,000 of interest to pay liquidation expenses and which interest shall be net of taxes payable. The funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. Based on current interest rates, we expect that interest earned on the trust account will be sufficient to pay taxes.
The net proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we ultimately complete our initial business combination. If our initial business combination is paid for using equity or debt, or not all of the funds released from the trust account are used for payment of the consideration in connection with our initial business combination or the redemption of our public shares, we may apply the balance of the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the post-transaction company, the payment of principal or interest due on indebtedness incurred in completing our initial business combination, to fund the purchase of other companies or for working capital.
We believe that amounts not held in trust will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. If we are required to seek additional capital, we could seek such additional capital through loans or additional investments from our sponsor, members of our management team or any of their affiliates, but such persons are not under any obligation to loan funds to, or invest in, us.

We may use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto, including the deferred underwriting discounts and commission payable to the underwriters equal to 2.0% of the gross proceeds raised in this offering. To the extent that our share capital is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products.
On October 25, 2023, our sponsor agreed to loan us up to $500,000 under an unsecured promissory note to be used for a portion of the expenses of this offering. As of the same date, we had borrowed $61,625 under the promissory note with our sponsor to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2024 or consummation of an initial public offering of our securities. The loan will be repaid upon the closing of this offering out of the offering proceeds not held in the trust account.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. Any such loans would be on an interest-free basis and would be repaid only from funds held outside the trust account or from funds released to us upon completion of our initial business combination. Up to $4,000,000 of such loans (or $4,600,000 if the underwriters’ over-allotment option is exercised in full) may be convertible into units at a price of $10.00 per unit, at the option of the lender. The units would be identical to the private placement units issued to our sponsor. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, directors, officers, advisors or any of their affiliates may also purchase shares in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. Please see “Proposed Business — Permitted purchases of our securities” for a description of how such persons will determine from which shareholders to seek to acquire shares. The price per share paid in any such transaction may be different than the amount per share a public shareholder would receive if it elected to redeem its shares in connection with our initial business combination. However, such persons have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. If they engage in such transactions, they will be restricted from making any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules.
We may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or upon completion of our initial business combination (so that we do not then become subject to the SEC’s “penny stock” rules) and the agreement for our initial business combination may require as a closing condition that we have a minimum net worth or a certain amount of cash. If too many public shareholders exercise their redemption rights so that we cannot satisfy the net tangible asset requirement or any net worth or cash requirements, we would not proceed with such redemption of our public shares and the related business combination, and we instead may search for an alternate business combination.
A public shareholder will be entitled to receive funds from the trust account only upon the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial business combination within the completion window, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.
Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, any public shares and private shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. In addition, our initial shareholders have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the prescribed time frame. However, if our sponsor or any of our officers, directors or affiliates acquires public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time frame.

DIVIDEND POLICY
We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of our initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of our initial business combination. The payment of any cash dividends subsequent to our initial business combination will be within the discretion of our board of directors at such time. In addition, our board of directors is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future, except if we increase the size of this offering, in which case we will effect a capitalization or other appropriate mechanism immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the representative shares, the private placement shares underlying the private placement units and any units they may purchase in this offering). Further, if we incur any indebtedness in connection with our initial business combination, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

DILUTION
The difference between the public offering price per Class A ordinary share and the pro forma net tangible book value per Class A ordinary share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of Class A ordinary shares which may be redeemed for cash), by the number of outstanding Class A ordinary shares.
As of October 25, 2023, our net tangible book value was $(67,875) or approximately $(0.05) per ordinary share. After giving effect to the sale of 5,000,000 Class A ordinary shares included in the units (and the issuance of up to an additional 500,000 shares underlying the public rights) we are offering by this prospectus, the representative shares provided to the underwriters, the sale of the private units (and the issuance of an additional 25,750 shares underlying the private rights) and the deduction of underwriting commissions and estimated expenses of this offering, our pro forma net tangible book value as of October 25, 2023 would have been $6,892,725 or approximately $3.16 per share (or $7,700,636, or $3.10 per share if the underwriters’ option to purchase additional units is exercised in full), representing an immediate decrease in net tangible book value (as decreased by the value of $50,000,000 or 5,000,000 ordinary shares that may be redeemed for cash and assuming no exercise of the underwriters’ over-allotment option) of $3.16 per share (or $3.10 per share if the underwriters’ option to purchase additional units is exercised in full) to our initial shareholders as of the closing of this offering and an immediate dilution of $5.93 per share or 65.27% to our public shareholders. The dilution to new investors if the underwriters exercise the over-allotment option in full would be an immediate dilution of $5.99 per share or 65.90%.
The following table illustrates the dilution to the public shareholders on a per-share basis:
	Without Over-Allotment	With Over-Allotment
Public offering price(1)	$9.09	$9.09
Net tangible book deficit before this offering	(0.05)	(0.05)
Decrease attributable to public shareholders	3.21	3.15
Pro forma net tangible book deficit value after this offering and the sale of the private units	3.16	3.10
Dilution to public shareholders	$5.93	$5.99
Percentage of dilution to public shareholders	65.27%	65.90%
(1)
Each unit has an offering price of $10.00 and consists of one Class A ordinary share and one right to receive one-tenth (1/10) of a Class A ordinary share upon the consummation of an initial business combination. The offering price is determined as gross proceeds divided by 5,000,000 Class A ordinary shares included in the units (and the issuance of up to an additional 500,000 shares underlying the public rights).

For purposes of presentation, we have reduced our pro forma net tangible book value after this offering (assuming no exercise of the underwriters’ over-allotment option) by $50,250,000 because holders of up to approximately 100% of our public shares may redeem their shares for a pro rata share of the aggregate amount then on deposit in the trust account at a per share redemption price equal to the amount in the trust account as set forth in our tender offer or proxy materials (initially anticipated to be the aggregate amount held in trust two days prior to the commencement of our tender offer or shareholders meeting, including interest earned on the funds held in the trust account and not previously released to us to pay our taxes), divided by the number of Class A ordinary shares sold in this offering.
The following table sets forth information with respect to our initial shareholders and the public shareholders:
	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Initial shareholders (1)	1,250,000	17.40%	$25,000	0.04%	$0.02
Private Units(2)	283,250	3.94%	2,575,000	4.90%	$9.09
Representative Shares(3)	150,000	2.09%	—	0%	$0
Public Shareholders(4)	5,500,000	76.57%	50,000,000	95.06%	$9.09
	7,183,250	100.00%	$52,600,000	100.00%
(1)	Assumes no exercise of the underwriters’ over-allotment option and the corresponding forfeiture of an aggregate of 187,500 Class B ordinary shares held by our sponsor.
(2)	Assumes the issuance of an additional 25,750 private shares underlying the private rights.
(3)	Assumes the issuance of 150,000 Class A ordinary shares to the underwriters.
(4)	Assumes the issuance of an additional 500,000 public shares underlying the public rights.
The pro forma net tangible book value after the offering is calculated as follows:
	Without Over-Allotment	With Over-Allotment
Numerator:
Net tangible book value before this offering	$(67,875)	$(67,875)
Net proceeds from this offering and sale of the private placement units, net of expenses	50,850,000	58,387,500
Plus: Offering costs paid in advance, excluded from tangible book value	87,830	87,830
Less: Deferred underwriting commissions	(1,000,000)	(1,150,000)
Less: Proceeds held in trust subject to redemption	(42,977,230)	(49,556,768)
	$6,892,725	$7,700,687
	Without Over-Allotment	With Over-Allotment
Denominator:
Class B ordinary shares outstanding prior to this offering	1,437,500	1,437,500
Class B ordinary shares forfeited if over-allotment is not exercised	(187,500)	—
Class A ordinary shares included in the units offered	5,000,000	5,750,000
Class A ordinary shares underlying the rights included in the public units offered	500,000	575,000
Class A ordinary shares included in the private units sold	257,500	272,500
Class A ordinary shares underlying the rights included in the private units sold	25,750	27,250
Representative Shares	150,000	172,500
Less: Shares subject to redemption/tender	(5,000,000)	(5,750,000)
	2,183,250	2,484,750

CAPITALIZATION
The following table sets forth our capitalization as of October 25, 2023 and as adjusted to give effect to the sale of our units and the private securities and the application of the estimated net proceeds derived from the sale of such securities, assuming no exercise by the underwriters of their over-allotment option:
	As of October 25, 2023
	Actual	As Adjusted(1)
	US$	US$
Promissory note – related party(2)	61,625	—
Deferred underwriting commissions	—	1,000,000
Preferred shares, $0.0001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding, actual and as adjusted	—	—
Class A ordinary shares, $0.0001 par value, 100,000,000 shares authorized; 0 and 5,000,000 shares subject to possible redemption, actual and as adjusted, respectively(3)(4)	—	42,977,230
Class B ordinary shares, $0.0001 par value, 10,000,000 shares authorized; 1,437,500 and 1,657,500 shares issued and outstanding, actual and as adjusted(5)	144	166
Additional paid-in capital	24,856	6,897,604
Accumulated deficit	(5,045)	(5,045)
Total shareholders’ equity	19,955	6,892,725
Total capitalization	81,580	50,869,955
(1)
Assumes (i) full payment of the deferred underwriting commission, which payment to EF Hutton is conditioned upon that the Company receives additional financing, including, without limitation, private investment in public equity (PIPE) financing, in connection with the initial business combination, and (ii) the full forfeiture of 187,500 Class B ordinary shares that are subject to forfeiture by our sponsor depending on the extent to which the underwriters’ over-allotment option is exercised. The proceeds of the sale of such Class B ordinary shares will not be deposited into the trust account, the Class B ordinary shares will not be eligible for redemption from the trust account nor will they be eligible to vote upon the initial business combination.

(2)
Our sponsor has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. The “as adjusted” information gives effect to the repayment of any loans made under this note out of the proceeds from this offering and the sale of the private placement units. As of October 25, 2023, we had drawn down $61,625 under the promissory note with our sponsor to be used for a portion of the expenses of this offering.

(3)
Upon the completion of our initial business combination, we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, subject to the limitations described herein whereby our net tangible assets will be maintained at a minimum of $5,000,001 and any limitations (including, but not limited to, cash requirements) created by the terms of the proposed initial business combination.

(4)
All of the 5,000,000 ordinary shares sold as part of the units in the offering contain a redemption feature which allows for the redemption of such public shares in connection with our liquidation, if there is a shareholder vote or tender offer in connection with the business combination and in connection with certain amendments to our amended and restated memorandum and articles of association. In accordance with SEC and its guidance on redeemable equity instruments, which has been codified in ASC 480-10-S99, redemption provisions not solely within the control of a company require ordinary shares subject to redemption to be classified outside of permanent equity. Given that the 5,000,000 ordinary shares sold as part of the units in the offering will be issued with other freestanding instruments (i.e., public units), the initial carrying value of ordinary shares classified as temporary equity will be the allocated proceeds determined in accordance with ASC 470-20. Our ordinary shares are subject to ASC 480-10-S99. If it is probable that the equity instrument will become redeemable, we have the option to either (i) accrete changes in the redemption value over the period from the date of issuance (or from the date that it becomes probable that the instrument will become redeemable, if later) to the earliest redemption date of the instrument or (ii) recognize changes in the redemption value immediately as they occur and adjust the carrying amount of the instrument to equal the redemption value at the end of each reporting period. We have elected to accrete changes in the redemption value over the period from the date of issuance to the earliest redemption date of the instrument, which is expected to be 12 months (or up to 36 months if we extend the period of time to consummate a business combination, as described in more detail in this prospectus) from the closing of this offering to our anticipated time frame to consummate an initial business combination using the effective interest method.

(5)
The “as adjusted” information assumes the full forfeiture of 187,500 Class B ordinary shares that are subject to forfeiture by our sponsor, and the issuance of 257,500 private placement shares and 150,000 representative shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS
Overview
We were formed on October 3, 2023 as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. While we may pursue an initial business combination target in any business, industry or geographical location, we intend to focus on businesses that have their primary operations in FinTech, financial services, business services, technology, consumer goods and other new economy industries. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private placement units, the proceeds of the sale of our public shares in connection with our initial business combination (including pursuant to forward purchase agreements or backstop agreements we may enter into following the consummation of this offering or otherwise), shares issued to the owners of the target, debt issued to bank or other lenders or the owners of the target, or a combination of the foregoing. The issuance of additional ordinary shares in connection with an initial business combination to the owners of the target or other investors:
•	may significantly dilute the equity interest of investors in this offering who would not have pre-emption rights in respect of any such issue;
•
may subordinate the rights of holders of Class A ordinary shares if the rights, preferences, designations and limitations attaching to the preferred shares are created by amendment of our memorandum and articles of association by resolution of the board of directors and preferred shares are issued with rights senior to those afforded our Class A ordinary shares;

•
could cause a change in control if a substantial number of Class A ordinary shares is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

•	may have the effect of delaying or preventing a change of control of us by diluting the share ownership or voting rights or a person seeking to obtain control of us; and
•	may adversely affect prevailing market prices for our Class A ordinary shares.
Similarly, if we issue debt securities, it could result in:
•	default and foreclosure on our assets if our operating revenues after our initial business combination are insufficient to repay our debt obligations;
•
acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

•	our immediate payment of all principal and accrued interest, if any, if the debt is payable on demand;
•	our inability to obtain necessary additional financing if any document governing such debt contains covenants restricting our ability to obtain such financing while the debt security is outstanding;
•	our inability to pay dividends on our Class A ordinary shares;
•
using a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our Class A ordinary shares if declared, expenses, capital expenditures, acquisitions and other general corporate purposes;

•	limitations on our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;
•	increased vulnerability to adverse changes in general economic, industry and competitive conditions and adverse changes in government regulation; and
•
limitations on our ability to borrow additional amounts for expenses, capital expenditures, acquisitions, debt service requirements, execution of our strategy and other purposes and other disadvantages compared to our competitors who have less debt.

We are an emerging growth company as defined in the JOBS Act. As an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates.
Results of Operations and Known Trends or Future Events
We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of our initial business combination. We expect to generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the closing of this offering.
Liquidity and Capital Resources
As indicated in the accompanying financial statements, as of October 25, 2023, we had cash of $0 and a working capital deficit of $67,875. Further, we have incurred and expect to continue to incur significant costs in pursuit of our financing and acquisition plans. We cannot assure you that our plans to raise capital or to consummate an initial business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.
Our liquidity needs have been satisfied to date through receipt of $25,000 from the sale of the founder shares and a loan from our sponsor in an aggregate amount of $61,625 that is more fully described below. We estimate that the net proceeds from (1) the sale of the units in this offering and (2) the sale of the private units for a purchase price of $10.00 per unit, after deducting offering expenses of approximately $975,000 and underwriting commissions of $750,000 (or offering expenses of approximately $975,000 and underwriting commissions $862,500 if the over-allotment option is exercised in full), will be $50,850,000 (or $58,387,500 if the over-allotment option is exercised in full) (including the deferred underwriting discounts and commissions). Of this amount, $50,250,000 (or $57,787,500 if the over-allotment option is exercised in full) will be held in the trust account. The remaining $600,000 will not be held in the trust account. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business or businesses and to pay our expenses relating thereto, including deferred underwriting discounts and commissions payable to the underwriters in an amount up to 2.0% of the total gross proceeds raised in the offering upon consummation of our initial business combination. To the extent that our share capital is used in whole or in part as consideration to effect our initial business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.
Over the next 12 months (or up to 36 months, if we extend the time to complete a business combination as described in this prospectus) from the closing of this offering (assuming a business combination is not consummated prior thereto), we will be using the funds held outside of the trust account for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. Out of the funds available outside the trust account, we anticipate that we will incur approximately:
•	$120,000 for payment of office space, administrative and support services;
•
$250,000 for legal and accounting fees related to regulatory reporting obligations the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations, structuring and negotiating of a business combination;

•	$35,000 of expenses for Nasdaq continued listing fees;
•	$70,000 of expenses in due diligence and travel in connection with our initial business combination; and
•	$125,000 for other miscellaneous expenses.
If our estimates of the costs of undertaking in-depth due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, or the amount of interest available to us from the trust account is less than we expect as a result of the current interest rate environment, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to consummate our initial business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Subject to compliance with applicable securities laws, we would only consummate such financing simultaneously with the consummation of our initial business combination. Following our initial business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Controls and Procedures
We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending September 30, 2025. Only in the event that we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, would we be required to comply with the independent registered public accounting firm attestation requirement. Further, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirement.
Prior to the closing of this offering, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of our target business or businesses prior to the completion of our initial business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target businesses we may consider for our initial business combination may have internal controls that need improvement in areas such as:
•	staffing for financial, accounting and external reporting areas, including segregation of duties;
•	reconciliation of accounts;
•	proper recording of expenses and liabilities in the period to which they relate;
•	evidence of internal review and approval of accounting transactions;
•	documentation of processes, assumptions and conclusions underlying significant estimates; and
•	documentation of accounting policies and procedures.
Because it will take time, management involvement and perhaps outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing, or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.
Once our management’s report on internal controls is complete, we will retain our independent auditors to audit and render an opinion on such report when required by Section 404 of the Sarbanes-Oxley Act. The independent auditors may identify additional issues concerning a target business’s internal controls while performing their audit of internal control over financial reporting.

Related Party Transactions
On October 25, 2023, we entered into a promissory note agreement with our sponsor, pursuant to which our sponsor agreed to provide an interest free promissory note of up to an aggregate principal amount of $500,000. The loans will be repaid out of the proceeds of this offering not being placed in the trust account.
We are obligated, commencing on the date of this prospectus, to pay an affiliate of our sponsor a monthly fee of $10,000 for office space, administrative and support services. However, pursuant to the terms of such agreement, we may delay payment of such monthly fee upon a determination by our audit committee that we lack sufficient funds held outside the trust to pay actual or anticipated expenses in connection with our initial business combination. Any such unpaid amount will accrue without interest and be due and payable no later than the date of the consummation of our initial business combination.
Our sponsor has committed to purchase from us an aggregate of 257,500 private units (or up to 272,500 private units if the over-allotment option is exercised in full) at $10.00 per private unit, for a total purchase price of $2,575,000 (or up to $2,725,000 if the over-allotment option is exercised in full) which will be purchased in a private placement to occur simultaneously with the closing of this offering.
Quantitative and Qualitative Disclosures about Market Risk
The net proceeds of this offering and the sale of the private placement units held in the trust account will be invested in U.S. government treasury bills with a maturity of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Off-Balance Sheet Arrangements; Commitments and Contractual Obligations
As of October 25, 2023 we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
Additionally, we are in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” we choose to rely on such exemptions we may not be required to, among other things: (1) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act; (2) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (3) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (4) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of our initial public offering or until we are no longer an “emerging growth company,” whichever is earlier.

PROPOSED BUSINESS
Overview
We are a newly organized blank check company incorporated on October 3, 2023 as a Cayman Islands exempted company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses. To date, our efforts have been limited to organizational activities and activities related to this offering. We have not selected any potential business combination target, and we have not, nor has anyone on our behalf, initiated any substantive discussions, directly or indirectly, with any potential target regarding entering a business combination with us.
Our sponsor is a wholly owned subsidiary of Waton Financial Limited (“Waton Financial”). Waton Financial is a provider of securities brokerage and financial technology services primarily through its Hong Kong subsidiary, Waton Securities International Limited (“Waton Securities”). Waton Securities is principally engaged in the provision of (i) securities brokerage services, margin financing services and other ancillary services through its electronic trading platform; and (ii) software as a service (SaaS) services including trading platform app development, maintenance and other related services to financial institutions. Founded in 1989, Waton Securities is an established integrated securities broker in the Hong Kong financial services industry. According to an independent industry report issued by Frost & Sullivan, Waton Securities is the fifth largest business-to-business fintech services provider for small and medium-sized brokers in the Asia-Pacific region (excluding mainland China) in terms of revenue for the fiscal year ended March 31, 2023. Kai Zhou, our Chairman of the Board following this offering and Chief Executive Officer, is the chairman of the board of directors for Waton Financial. Mr. James Beeland Rogers Jr., an author, financial commentator, and seasoned international investor, is a director and senior advisor for Waton Financial.
While we may pursue an initial business combination in any business, industry or geographic location, we intend to prioritize our search with businesses that have their primary operations in FinTech, financial services, business services, technology, consumer goods and other new economy industries.
We intend to capitalize on our management team’s differentiated ability to source, acquire and manage a business. Our management team has an extensive track record of creating value for shareholders by acquiring strong businesses at disciplined valuations, investing in growth while fostering financial discipline and ultimately improving financial results. Our team consists of experienced entrepreneurs, investment banking, financial services, capital market professionals, senior operating executives, and managers of Asian and U.S. companies. We believe we will benefit from their accomplishments, and specifically their current activities in the Asian market, in identifying attractive acquisition opportunities. However, the past performance of our management team, strategic advisors and their affiliates is not a guarantee either of (i) success of any business combination we may consummate or (ii) that we will complete a business combination.
Our board of directors has significant expertise founding, operating, advising, and investing in global companies across financial service and commercial sectors. Furthermore, their robust experience in both developed and emerging markets provides us with optimal guidance while we search, negotiate and decide upon the potential acquisition target. For further information on our management team’s experience, see “Management.”
Acquisition Strategy
Our acquisition strategy will leverage our team’s network of industry, private equity and capital market industry relationships as well as relationships with management teams of public and private companies, investment bankers, attorneys and accountants, which we believe should provide us with a number of potential target businesses with which we may consummate an initial business combination.
We intend to focus our search on businesses that may provide significant opportunities for attractive investor returns. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic region, although we expect to focus on a target in an industry where we believe our sponsor and management team’s expertise will provide us with a competitive advantage.
Although there is no restriction or limitation on what industry or geographic region our target operates in, it is our intention to pursue prospective targets that are in the FinTech, financial services, business services, technology, consumer goods and other new economy industries. While we will give priority to companies in the aforementioned industries, we will have no specific industry restriction, and we plan on exploring opportunities in other areas that show the interest of investors.

We intend to leverage our management team’s collective background in capital market, business management, investment, finance, technology, and the private equity industry in Asia and globally, as well as their broad network to identify the most valuable target companies among what we believe will be a large pool of potential acquisition candidates. Our experienced management team will conduct careful business and technology diligence on potential target companies. We believe that we can provide in-depth business management expertise to guide a target company in streamlining its operations and enhance its product development and service offerings. In addition, we believe we can provide capital market support to assist a target company to improve the company’s transparency in the capital markets and guide the company in raising sufficient fund to support its growth.
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability and administered from outside the United States, and a majority of our assets will be located within the United States immediately after this offering. Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act, and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under the law of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. Our sponsor and all of our executive officers and directors are located in the PRC or Hong Kong, or have ties to the PRC and/or Hong Kong. Specifically, three of our directors following the closing of this offering, namely, Kai Zhou, Huaxin Wen, and Chung Chi Alan Lam, are located in Hong Kong, and the remaining two directors following the closing of this offering, namely, Haibo Du and Mingqi Huang, are located in mainland China.
In addition, we may seek to acquire a company that is based in China or Hong Kong in an initial business combination. Public shareholders may find it more difficult to enforce liabilities and enforce judgments on individual directors and executive officers, and may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company. See “Enforceability of Civil Liabilities” for additional information.
Due to (i) the legal and regulatory risks associated with being based in China or Hong Kong, and (ii) our sponsor and a majority of our executive officers and/or directors having ties to PRC or Hong Kong, we may be a less attractive partner to non-PRC or non-Hong Kong based target companies as compared to a non-PRC or non-Hong Kong based SPAC, which may therefore limit the pool of acquisition candidates, and make it harder for us to complete an initial business combination with a target company that is non-PRC or non-Hong Kong based. See “Risk Factors – Risks Related to Our Business and Structure – We are a newly formed company with no operating history and no revenues, and you have no basis on which to evaluate our ability to achieve our business objective” for additional information.
Investment Criteria
Our management team intends to focus on creating shareholder value by leveraging its experience in the management, operation and financing of businesses to improve the efficiency of operations while implementing strategies to scale revenue organically and/or through acquisitions. In addition to the factors listed above, we have identified the following general criteria and guidelines, which we believe are important in evaluating prospective target businesses. While we intend to use these criteria and guidelines in evaluating prospective businesses, we may deviate from these criteria and guidelines should we see the justification to do so.
•	Favorable Unit Economics. We believe that strong unit economics are necessary to achieve sustainable growth over time and a path to high margin profitability in the long-term.
•	Promising Market Prospects. We will seek to combine with a target company that has demonstrated promising market prospects and potential to establish a strong market position.
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Clear Path to or Potential for Positive Operating Cash Flow. We will aim to combine with a target company that can demonstrate a clear path to or potential for positive operating cash flow. We intend to focus on one or more businesses that have predictable revenue streams and definable low working capital and capital expenditure requirements.

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Strong Management Team with Proven Track Record. The strength of the management team of the target company will be an important component in our review process. We will look to partner with a visionary, experienced and professional management team that has a proven track record and can drive growth, strategic decision making and long-term value creation.

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Sensible Valuation. We have a deep understanding of both private and public market valuations and will aim to invest on terms that will provide significant upside potential while limiting downside risk.

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Benefit from Being a Public Company. We intend to acquire a business or businesses that will benefit from being publicly traded in the United States and which can effectively utilize access to broader sources of capital and a public profile that are associated with being a U.S. publicly-traded company.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that our sponsor and management team may deem relevant. In the event that we decide to enter into an initial business combination with a target business that does not meet the above criteria and guidelines, we will disclose that the target business does not meet the above criteria in our shareholder communications related to our initial business combination, which, as discussed in this prospectus, would be in the form of proxy solicitation or tender offer materials, as applicable, that we would file with the SEC. In evaluating a prospective target business, we expect to conduct a due diligence review which may encompass, among other things, meetings with incumbent ownership, management and employees, document reviews, interviews of customers and suppliers, inspections of facilities, as well as reviewing financial and other information which will be made available to us.
Competitive Strengths
We believe the experience and contacts of our management team will give us distinct advantages in sourcing, structuring and consummating business combinations. However, none of our management team is obligated to remain with the company after a business combination, and we cannot provide assurance that the resignation or retention of our current management will be a term or condition in any agreement relating to a business combination. Moreover, despite the competitive advantages we believe we have, we remain subject to significant competition with respect to identifying and executing a business combination.
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Management. Through our management team, we believe we have contacts and sources from which to generate acquisition opportunities and possibly seek complimentary follow-on business arrangements. These contacts and sources include those in government, private and public companies around the world, private equity and venture capital funds, investment bankers, attorneys and accountants.

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Significant Cross Border Business Experience. We are a management team with significant experience in cross-border business globally. We understand the cultural, business and economic differences and opportunities that will allow us to negotiate a transaction. For Asia based companies, we provide the ability to help them bridge their overseas expansion in term of both capital raising and business activity.

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Established Deal Sourcing Network and Personal Contacts. We intend to maximize our pipeline of potential target investments by proactively approaching our management’s extensive network of contacts, including private equity and venture capital sponsors, family offices, executives of public and private companies, merger and acquisition advisory firms, investment banks, capital markets desks, lenders and other financial intermediaries. We believe the prior investment experience and track record of our team will give us a competitive advantage when sourcing potential target business opportunities, relationships with private equity and venture capital firms, and through investment bankers who we believe are likely to provide us with potential combination targets.

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Flexible Structure. With a public market for our Class A ordinary shares and $50,250,000 (or $58,075,000 if the over-allotment option is exercised in full) in trust, we have flexibility to be able to offer a target business a variety of options in structuring a transaction and funding future growth. Flexibility in using our public shares, debt, cash or a mixture of the foregoing, allows us to work with a target company to accommodate their needs.

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Status as a Public Company. We believe that our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to a traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their stock, shares or other equity interests in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration used in the transaction to the specific needs of the sellers. We believe that target businesses might find this avenue a more certain and cost-effective method to becoming a public company than a typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us. Furthermore, once the business combination is consummated, the target business will have effectively become a public company, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions that could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with shareholders’ interests than it would have as a privately-held company. Public company status can offer further benefits by enhancing a company’s profile among potential new customers and vendors and attracting talented employees. While we believe that our status as a public company will make us an attractive business partner, some potential target businesses may view the inherent limitations in our status as a blank check company as a deterrent and may prefer to effect a business combination with a more established entity or with a private company. These limitations include constraints on our available financial resources, which may be inferior to those of other entities pursuing the acquisition of similar target businesses; and the requirement that we seek shareholder approval of a business combination or conduct a tender offer in relation thereto, which may delay the consummation of a transaction.
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Financial Position and Flexibility. With funds in the trust account of $50,250,000 and after payment of $1,000,000 of deferred underwriting fees (or approximately $57,787,500 and after payment of $1,150,000 of deferred underwriting fees if the over-allotment option is exercised in full) available to use for a business combination (assuming no shareholder seeks redemption of their shares or seeks to sell their shares to us in any tender offer in relation to such business combination), we offer a target business a variety of options such as providing the owners of a target business with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations and strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate our initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing, and there can be no assurance that it will be available to us. Furthermore, redemptions in connection with our initial business combination could reduce the amount of funds available to be used in connection with such business combination.

Effecting a Business Combination
General
We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to effectuate our initial business combination using cash from the proceeds of this offering and the private placement of the private units, our shares, new debt, or a combination of these, as the consideration to be paid in our initial business combination. We may seek to consummate our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, which would subject us to the numerous risks inherent in such companies and businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations.
If our initial business combination is paid for using shares or debt securities, or not all of the funds released from the trust account are used for payment of the purchase price in connection with our business combination or used for redemptions of purchases of our Class A ordinary shares, we may apply the cash released to us from the trust account that is not applied to the purchase price for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions, directly or indirectly, to identify any acquisition target. From the date of our formation through the date of this prospectus, there have been no communications or discussions between any of our officers, directors or our sponsor and any of their contacts or relationships regarding a potential initial business combination with our company. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business. Subject to the requirement that, so long as our securities are listed on Nasdaq our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less taxes payable), at the time of the agreement to enter into such initial business combination, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, this assessment may not result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.
We may seek to raise additional funds through a private offering of debt or equity securities in connection with the consummation of our initial business combination, and we may effectuate our initial business combination using the proceeds of such offering rather than using the amounts held in the trust account. Subject to compliance with applicable securities laws, we would consummate such financing only simultaneously with the consummation of our business combination. In the case of an initial business combination funded with assets other than the trust account assets, our tender offer documents or proxy materials disclosing the business combination would disclose the terms of the financing and, only if required by law or the rules of Nasdaq, we would seek shareholder approval of such financing. There are no prohibitions on our ability to raise funds privately or through loans in connection with our initial business combination. At this time, we are not a party to any arrangement or understanding with any third party with respect to raising any additional funds through the sale of securities or otherwise.
Sources of Target Businesses
While we have not yet selected a target business with which to consummate our initial business combination, we believe based on our management’s business knowledge and past experience that there are numerous potential candidates. We also anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings that will not commence until after the completion of this offering. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.
While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. In no event, however, will any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction).
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with a target that is affiliated with our sponsor, officers or directors, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions, that our initial business combination is fair to our company from a financial point of view.
As more fully discussed in “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has pre-existing fiduciary or contractual obligations, he may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. None of our officers and directors currently has any relevant pre-existing fiduciary duties or contractual obligations that would conflict with our company’s objectives.

Our officers have agreed not to become involved with another publicly listed blank check company with a class of securities registered under the Securities Exchange Act of 1934, as amended, prior to us announcing an agreement to acquire our initial business combination, or the expiration of the period for us to announce and/or complete our initial business combination.
Selection of a Target Business and Structuring of a Business Combination
Subject to our management’s pre-existing fiduciary duties and the requirement that, so long as our securities are listed on Nasdaq, our initial business combination must be with one or more target businesses or assets having an aggregate fair market value of at least 80% of the value of the trust account (less taxes payable) at the time of the agreement to enter into such initial business combination, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses, although we will not be permitted to effectuate our initial business combination with another blank check company or a similar company with nominal operations. In any case, we will only consummate an initial business combination in which we become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes as discussed below) or are otherwise not required to register as an investment company under the Investment Company Act. There is no basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete our initial business combination. To the extent we effect our initial business combination with a company or business that may be financially unstable or in its early stages of development or growth, we may be affected by numerous risks inherent in such company or business. Although our management will endeavor to evaluate the risks inherent in a particular target business, we may not properly ascertain or assess all significant risk factors.
In evaluating a prospective target business, we will conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties.
The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.
We will have until 12 months from the closing of this offering to consummate our initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may, by resolution of our board if requested by our sponsor, extend the period of time to consummate a business combination up to eight times by an additional three months each time for a total of up to 36 months (the “Extension Period”). In the case of the Extension Period, public shareholders will not be offered the opportunity to vote on or redeem their shares if we choose to make any such extension. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to avail ourselves of the Extension Period to consummate our initial business combination to be extended, our sponsor or its affiliates or designees, upon five days advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per unit in either case), up to an aggregate of $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment option is exercised in full) on or prior to the date of the applicable deadline, for each three-month extension. In the event that we receive notice from our sponsor five days prior to the applicable deadline of its wish for us to effect an extension, we intend to issue a press release announcing such intention at least three days prior to the applicable deadline. In addition, we intend to issue a press release the day after the applicable deadline announcing whether or not the funds had been timely deposited. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination. If we are unable to consummate our initial business combination within the applicable time period, we will, as promptly as reasonably possible but not more than five business days thereafter, redeem the public shares for a pro rata portion of the funds held in the trust account and as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the rights will be worthless.
Nasdaq rules require that our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (less taxes payable) at the time of the agreement to enter into the initial business combination. If our board is not able to independently determine the fair market value of the target business or businesses, we will obtain an opinion from an independent investment banking firm or another independent firm that commonly renders valuation opinions with respect to the satisfaction of such criteria.
We anticipate structuring our initial business combination so that the post-transaction company in which our public shareholders own shares will own or acquire substantially all of the equity interests or assets of the target business or businesses. We may, however, structure our initial business combination such that the post-transaction company owns or acquires less than substantially all of such interests or assets of the target business in order to meet certain objectives of the target management team or shareholders or for other reasons, but we will only complete such business combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the voting securities of the target, our shareholders prior to the initial business combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% of net assets test. If the initial business combination involves more than one target business, the 80% of net assets test will be based on the aggregate value of all of the target businesses.
Fair Market Value of Target Business
So long as our securities are listed on Nasdaq, the target business or businesses or assets with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the value of the trust account (less taxes payable) at the time of the agreement to enter into such initial business combination. However, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
We anticipate structuring our initial business combination to acquire 100% of the equity interest or assets of the target business or businesses. We may, however, structure our initial business combination to acquire less than 100% of such interests or assets of the target business, but we will only consummate such business combination if we will become the majority shareholder of the target (or control the target through contractual arrangements in limited circumstances for regulatory compliance purposes) or are otherwise not required to register as an “investment company” under the Investment Company Act. Even though we will own a majority interest in the target, our shareholders prior to the business combination may collectively own a minority interest in the post business combination company, depending on valuations ascribed to the target and us in the business combination transaction. For example, we could pursue a transaction in which we issue a substantial number of new shares in exchange for all of the outstanding capital stock of a target. In this case, we would acquire a 100% controlling interest in the target. However, as a result of the issuance of a substantial number of new shares, our shareholders immediately prior to our initial business combination could own less than a majority of our outstanding shares subsequent to our initial business combination. If we acquire less than 100% of the equity interests or assets of a target business or businesses are owned or acquired by the post-transaction company, the portion of such business or businesses that is owned or acquired is what will be valued for purposes of the 80% test.
The fair market value of a target business or businesses or assets will be determined by our board of directors based upon standards generally accepted by the financial community, such as actual and potential gross margins, the values of comparable businesses, earnings and cash flow, book value and, where appropriate, upon the advice of appraisers or other professional consultants. If our board of directors is not able to independently determine that the target business or assets has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm or an independent firm that commonly renders valuation opinions with respect to the satisfaction of such criterion. We will not be required to obtain such an opinion if our board of directors independently determines that the target business complies with the 80% threshold.
Lack of Business Diversification
We may seek to effect a business combination with more than one target business, although we expect to complete our business combination with just one business. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business operation. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:
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subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and

•	result in our dependency upon the performance of a single operating business or the development or market acceptance of a single or limited number of products, processes or services.
If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business.
Limited Ability to Evaluate the Target Business’ Management
Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.
Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Shareholders May Not Have the Ability to Approve an Initial Business Combination
In connection with any proposed business combination, we will either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which shareholders may seek to convert their shares, regardless of whether they vote for or against the proposed business combination or don’t vote at all, into their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), or (2) provide our shareholders with the opportunity to sell their shares to us by means of a tender offer (and thereby avoid the need for a shareholder vote) for an amount equal to their pro rata share of the aggregate amount then on deposit in the trust account (net of taxes payable), in each case subject to the limitations described herein. The decision as to whether we will seek shareholder approval of a proposed business combination or will allow shareholders to sell their shares to us in a tender offer will be made by us, solely in our discretion, and will be based on a variety of factors such as the timing of the transaction and whether the terms of the transaction would otherwise require us to seek shareholder approval. If we determine to engage in a tender offer, such tender offer will be structured so that each shareholder may tender all of his, her or its shares rather than some pro rata portion of his, her or its shares. In that case, we will file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination as is required under the SEC’s proxy rules. Whether we seek shareholder approval or engage in a tender offer, we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon such consummation and, if we seek shareholder approval, we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company.
We chose our net tangible asset threshold of $5,000,001 to ensure that we would avoid being subject to Rule 419 promulgated under the Securities Act of 1933, as amended. However, if we seek to consummate an initial business combination with a target business that imposes any type of working capital closing condition or requires us to have a minimum amount of funds available from the trust account upon consummation of such initial business combination, we may need to have more than $5,000,001 in net tangible assets either immediately prior to or upon consummation and this may force us to seek third party financing which may not be available on terms acceptable to us or at all. As a result, we may not be able to consummate such initial business combination and we may not be able to locate another suitable target within the applicable time period, if at all. Public shareholders may therefore have to wait 12 months (or up to 36 months including two three-month extension period) from the closing of this offering in order to be able to receive a pro rata share of the trust account. Our sponsor, officers and directors have agreed (1) to vote their founder shares and private placement shares in favor of any proposed business combination, and (2) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with a tender offer.
None of our officers, directors, sponsor, initial shareholders or their affiliates has indicated any intention to purchase units or Class A ordinary shares in this offering or from persons in the open market or in private transactions. However, if we hold a general meeting to approve a proposed business combination and a significant number of shareholders vote, or indicate an intention to vote, against such proposed business combination or that they wish to have their shares redeemed, our officers, directors, sponsor, initial shareholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote and reduce the number of redemptions. Notwithstanding the foregoing, our officers, directors, sponsor, initial shareholders and their affiliates will not make purchases of Class A ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company’s stock.
Permitted Purchases of Our Securities
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our sponsor, initial shareholders, directors, officers, advisors or their affiliates may purchase public shares or public rights in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination. There is no limit on the number of public shares or public rights our initial shareholders, directors, officers, advisors or their affiliates may purchase in such transactions, subject to compliance with applicable law and Nasdaq rules. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the trust account will be used to purchase shares in such transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material nonpublic information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. Such a purchase may include a contractual acknowledgement that such shareholder, although still the record holder of our shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. Subsequent to the consummation of this offering, we will adopt an insider trading policy which will require insiders to: (i) refrain from purchasing shares during certain blackout periods and when they are in possession of any material non-public information and (ii) to clear all trades with our legal counsel prior to execution. We cannot currently determine whether our insiders will make such purchases pursuant to a Rule 10b5-1 plan, as it will be dependent upon several factors, including but not limited to, the timing and size of such purchases. Depending on such circumstances, our insiders may either make such purchases pursuant to a Rule 10b5-1 plan or determine that such a plan is not necessary.
In the event that our sponsor, initial shareholders, directors, officers, advisors or their affiliates purchase public shares in privately negotiated transactions from public shareholders who have already elected to exercise their redemption rights, such selling shareholders would be required to revoke their prior elections to redeem their public shares. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going-private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the purchasers will comply with such rules. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements. None of the funds held in the trust account will be used to purchase public shares or public rights in such transactions prior to completion of our initial business combination.
The purpose of any such purchases of public shares could be to satisfy a closing condition in an agreement with a target that requires us to have a minimum net worth or a certain amount of cash at the closing of our initial business combination, where it appears that such requirement would otherwise not be met. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. In addition, if such purchases are made, the public “float” of our Class A ordinary shares or rights may be reduced and the number of beneficial holders of our securities may be reduced, which may make it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.
In the event our sponsor, directors, officers, advisors or their affiliates were to purchase shares from public shareholders, such purchases would by structured in compliance with the requirements of Rule 14e-5 under the Exchange Act including, in pertinent part, through adherence to the following:
•
the registration statement on Form S-4 or F-4, as applicable, and the proxy statement filed in connection with our initial business combination would disclose the possibility that our sponsor, directors, officers, advisors and their affiliates will purchase public shares from public shareholders outside the redemption process described in this prospectus, along with the purpose of such purchases;

•
our sponsor, directors, officers, advisors and their affiliates will purchase public shares from public shareholders outside the redemption process described in this prospectus at a price no higher than the price offered through the redemption process described in this prospectus;

•
the registration statement on Form S-4 or F-4, as applicable, and the proxy statement filed in connection with our initial business combination would include a representation that any of the public shares purchased by our sponsor, directors, officers, advisors and their affiliates from public shareholders outside the redemption process described in this prospectus would not be voted in favor of approving our initial business combination;

•
our sponsor, directors, officers, advisors and their affiliates do not possess any redemption rights with respect to the public shares or, if they possess such redemption rights, they have entered into a letter agreement pursuant to which they have waived such rights; and

•	we will disclose in the Form 8-K to be filed prior to the holding of our shareholder meeting to approve the initial business combination the following material items:
a.
the number of the public shares purchased by our sponsor, directors, officers, advisors and their affiliates from public shareholders outside the redemption process described in this prospectus, along with the purchase price for such public shares;

b.	the purpose of the purchases of such public shares by our sponsor, directors, officers, advisors and their affiliates;
c.
the impact, if any, of the purchases of such public shares by our sponsor, directors, officers, advisors and their affiliates on the likelihood that the initial business combination will be approved and consummated;

d.
the identity of the selling shareholders who sold such public shares to our sponsor, directors, officers, advisors and their affiliates (if not purchased on the open market) or the nature of the selling shareholders (e.g., 5% security holders) who sold such public shares to our sponsor, directors, officers, advisors and their affiliates; and

e.	the number of public shares for which we have received redemption requests pursuant to our redemption offer.
Our sponsor, officers, directors and/or their affiliates anticipate that they may identify the shareholders with whom our sponsor, officers, directors or their affiliates may pursue privately negotiated purchases by either the shareholders contacting us directly or by our receipt of redemption requests submitted by shareholders following our mailing of proxy materials in connection with our initial business combination. To the extent that our sponsor, officers, directors, advisors or their affiliates enter into a private purchase, they would identify and contact only potential selling shareholders who have expressed their election to redeem their public shares for a pro rata share of the trust account or vote against our initial business combination, whether or not such shareholder has already submitted a proxy with respect to our initial business combination. Our sponsor, officers, directors, advisors or their affiliates will only purchase public shares if such purchases comply with Regulation M under the Exchange Act and the other federal securities laws.
Any purchases by our sponsor, officers, directors and/or their affiliates who are affiliated purchasers under Rule 10b-18 under the Exchange Act will only be made to the extent such purchases are able to be made in compliance with Rule 10b-18, which is a safe harbor from liability for manipulation under Section 9(a)(2) and Rule 10b-5 of the Exchange Act. Rule 10b-18 has certain technical requirements that must be complied with in order for the safe harbor to be available to the purchaser. Our sponsor, officers, directors and/or their affiliates will not make purchases of Class A ordinary shares if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchases are subject to such reporting requirements.
Redemption Rights for Public Shareholders upon Completion of our Initial Business Combination
We will provide our public shareholders with the opportunity to redeem all or a portion of their Class A ordinary shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the initial business combination including interest earned on the funds held in the trust account and not previously released to us to pay our taxes, divided by the number of then outstanding public shares, subject to the limitations described herein. The amount in the trust account is initially anticipated to be approximately $10.05 per public share. The per-share amount we will distribute to investors who properly redeem their public shares will not be reduced by the deferred underwriting commissions we will pay to the underwriters. Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares, any public shares and private shares held by them in connection with the completion of our initial business combination.
Manner of Conducting Redemptions
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares in connection with our initial business combination either (i) in connection with a shareholder meeting called to approve the business combination or (ii) by means of a tender offer.

If we decide not to hold a shareholder vote in conjunction with our initial business combination for business or other legal reasons (so long as shareholder approval is not required by the Companies Act or the rules of Nasdaq), we may conduct redemptions pursuant to the tender offer rules of the SEC and our memorandum and articles of association. In such case, we will:
•	offer to redeem our public shares pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, which regulate issuer tender offers, and;
•
file tender offer documents with the SEC prior to consummating our initial business combination which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and we will not be permitted to consummate our initial business combination until the expiration of the tender offer period.

Upon the public announcement of our initial business combination, we or our sponsor will terminate any plan established in accordance with Rule 10b5-1 to purchase our ordinary shares in the open market if we elect to redeem our public shares through a tender offer, to comply with Rule 14e-5 under the Exchange Act.
In the event we conduct redemptions pursuant to the tender offer rules, our offer to redeem shall remain open for at least 20 business days, in accordance with Rule 14e-1(a) under the Exchange Act.
In connection with the successful consummation of our business combination, we may redeem pursuant to a tender offer up to that number of ordinary shares that would permit us to maintain net tangible assets of $5,000,001 immediately prior to or upon the consummation of our initial business combination. However, the redemption threshold may be further limited by the terms and conditions of our proposed initial business combination. For example, the proposed business combination may require: (i) cash consideration to be paid to the target or members of its management team, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the allocation of cash to satisfy other conditions in accordance with the terms of the proposed business combination. In the event the aggregate cash consideration we would be required to pay for all shares that are validly tendered plus any amount required to satisfy cash conditions pursuant to the terms of the proposed business combination exceed the aggregate amount of cash available to us, we will not consummate the business combination, we will not purchase any shares pursuant to the tender offer and all shares will be returned to the holders thereof following the expiration of the tender offer. Additionally, since we are required to maintain net tangible assets of at least $5,000,001 immediately prior to or upon the consummation of our initial business combination (which may be substantially higher depending on the terms of our potential business combination), the chance that the holders of our ordinary shares electing to redeem in connection with a redemption conducted pursuant to the proxy rules will cause us to fall below such minimum requirement is increased.
When we conduct a tender offer to redeem our public shares upon consummation of our initial business combination, in order to comply with the tender offer rules, the offer will be made to all of our shareholders, not just our public shareholders. Our initial shareholders have agreed to waive their redemption rights with respect to their founder shares, private shares and public shares in connection with any such tender offer.
Notwithstanding the foregoing, we may hold a shareholder vote in connection with our business combination. In such case, we will:
•
conduct the redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, which regulates the solicitation of proxies, and not pursuant to the tender offer rules, and;

•	file proxy materials with the SEC.
We will distribute proxy materials and, in connection therewith, provide our public shareholders with the redemption rights described above upon consummation of the initial business combination.
If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company. A quorum for a general meeting is the holders of at least one-third of the ordinary shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy. Our initial shareholders will count toward this quorum and pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and private placement shares in favor of our initial business combination. For purposes of seeking approval of the majority of our outstanding ordinary shares voted, abstentions and broker non-votes will have no effect on the approval of our initial business combination once a quorum is obtained. As a result, in addition to our Class B shares and the shares acquired as part of the private placement, we would need 1,671,251, or 33.4% (assuming all issued and outstanding shares are voted, the over-allotment option is not exercised, the sponsor, officers and directors do not acquire any Class A ordinary shares and the representative shares are voted in favor of the initial business combination), of the 5,000,000 public shares sold in this offering to be voted in favor of an initial business combination in order to have such initial business combination approved, assuming no resolution or other approval is required pursuant to Cayman Islands or other applicable law. We intend to give approximately 30 days (but not less than 10 days nor more than 60 days) prior written notice of any such meeting, if required, at which a vote shall be taken to approve our initial business combination. This quorum and voting thresholds, and the voting agreements of our initial shareholders, may make it more likely that we will consummate our initial business combination. Each public shareholder may elect to redeem its public shares irrespective of whether they vote for or against the proposed transaction.
Our amended and restated memorandum and articles of association will provide that in no event will we redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or immediately after the consummation of our initial business combination and after payment of underwriters’ fees and commissions (so that we are not subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. For example, the proposed initial business combination may require: (i) cash consideration to be paid to the target or its owners, (ii) cash to be transferred to the target for working capital or other general corporate purposes or (iii) the retention of cash to satisfy other conditions in accordance with the terms of the proposed initial business combination. In the event the aggregate cash consideration we would be required to pay for all Class A ordinary shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the proposed initial business combination exceed the aggregate amount of cash available to us, we will not complete the initial business combination or redeem any Class A ordinary shares, and all Class A ordinary shares submitted for redemption will be returned to the holders thereof. We may, however, raise funds through the issuance of equity-linked securities or through loans, advances or other indebtedness in connection with our initial business combinations, including pursuant to forward purchase agreements or backstop arrangement we may enter into following consummation of this offering, in order to, among other reasons, satisfy such net tangible assets or minimum cash requirements.
Limitation on Redemption upon Completion of our Initial Business Combination if we Seek Shareholder Approval
Notwithstanding the foregoing, if we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association will provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Class A ordinary shares sold in this offering, which we refer to as the “Excess Shares.” Such restriction shall also be applicable to our affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of Class A ordinary shares, and subsequent attempts by such holders to use their ability to exercise their redemption rights against a proposed initial business combination as a means to force us or our management to purchase their public shares at a significant premium to the then-current market price or on other undesirable terms. Absent this provision, a public shareholder holding more than an aggregate of 15% of the Class A ordinary shares sold in this offering could threaten to exercise its redemption rights if such holder’s Class A ordinary shares are not purchased by us or our management at a premium to the then-current market price or on other undesirable terms. By limiting our shareholders’ ability to redeem no more than 15% of the Class A ordinary shares sold in this offering without our prior consent, we believe we will limit the ability of a small group of shareholders to unreasonably attempt to block our ability to complete our initial business combination, particularly in connection with an initial business combination with a target that requires as a closing condition that we have a minimum net worth or a certain amount of cash. However, we would not be restricting our shareholders’ ability to vote all of their public Class A ordinary shares (including Excess Shares) for or against our initial business combination.

Tendering Share Certificates in Connection with a Tender Offer or Redemption Rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their public shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the vote on the proposal to approve the initial business combination in the event we distribute proxy materials, or to deliver their public shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The tender offer or proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would have from the time we send out our tender offer materials until the close of the tender offer period, or up to two days prior to the vote on the initial business combination if we distribute proxy materials, as applicable, to tender its public shares if it wishes to seek to exercise its redemption rights. Given the relatively short exercise period, it is advisable for shareholders to use electronic delivery of their public shares.
There is a nominal cost associated with the above-referenced tendering process and the act of certificating the Class A ordinary shares or delivering them through the DWAC System. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise redemption rights to tender their public shares. The need to deliver public shares is a requirement of exercising redemption rights regardless of the timing of when such delivery must be effectuated.
The foregoing is different from the procedures used by many blank check companies. In order to perfect redemption rights in connection with their business combinations, many blank check companies would distribute proxy materials for the shareholders’ vote on an initial business combination, and a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking to exercise his or her redemption rights. After the initial business combination was approved, the company would contact such shareholder to arrange for him or her to deliver his or her certificate to verify ownership. As a result, the shareholder then had an “option window” after the completion of the initial business combination during which he or she could monitor the price of the company’s Class A ordinary shares in the market. If the price rose above the redemption price, he or she could sell his or her Class A ordinary shares in the open market before actually delivering his or her Class A ordinary shares to the company for cancellation. As a result, the redemption rights, to which shareholders were aware they needed to commit before the general meeting, would become “option” rights surviving past the completion of the initial business combination until the redeeming holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a redeeming holder’s election to redeem is irrevocable once the initial business combination is approved.
Any request to redeem such Class A ordinary shares, once made, may be withdrawn at any time up to the date set forth in the tender offer materials or the date of the general meeting set forth in our proxy materials, as applicable. Furthermore, if a holder of a public share delivered its certificate in connection with an election of redemption rights and subsequently decides prior to the applicable date not to elect to exercise such rights, such holder may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to holders of our public shares electing to redeem their public shares will be distributed promptly after the completion of our initial business combination.
If our initial business combination is not approved or completed for any reason, then our public shareholders who elected to exercise their redemption rights would not be entitled to redeem their public shares for the applicable pro rata share of the trust account. In such case, we will promptly return any certificates delivered by public holders who elected to redeem their public shares.
If our initial proposed initial business combination is not completed, we may continue to try to complete an initial business combination with a different target until 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering.
Time to Complete Business Combination
We will have until 12 months from the closing of this offering to consummate an initial business combination. However, if we anticipate that we may not be able to consummate our initial business combination within 12 months, we may extend the period of time to consummate a business combination up to eight times, each by an additional three months (for a total of up to 36 months to complete a business combination) without submitting such proposed extensions to our shareholders for approval or offering our public shareholders redemption rights in connection therewith. Pursuant to the terms of our amended and restated memorandum and articles of association and the trust agreement to be entered into between us and Continental Stock Transfer & Trust Company on the date of this prospectus, in order to extend the time available for us to consummate our initial business combination, our sponsor or its affiliates or designees, upon ten days advance notice prior to the applicable deadline, must deposit into the trust account $500,000, or up to $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per public Class A ordinary share in either case) on or prior to the date of the applicable deadline, for each three-month extension (or up to an aggregate of $4,000,000 (or up to $4,600,000 if the underwriters’ over-allotment option is exercised in full), or $0.80 per public Class A ordinary share if we extend for the full 24 months). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of our initial business combination. The proceeds from any such private placement shall be deposited into the trust account for the purpose of extending the period of time to consummate a business combination. Our sponsor and its affiliates or designees are not obligated to fund the trust account to extend the time for us to complete our initial business combination.
Liquidation if No Business Combination
If we have not completed an initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest not previously released to us but net of taxes payable, divided by the number of then outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
There will be no redemption rights or liquidating distributions with respect to our rights, which will expire worthless if we fail to complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering.
Our sponsor, officers and directors have entered into a letter agreement with us, pursuant to which they have waived their rights to liquidating distributions from the trust account with respect to any founder shares held by them if we fail to complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering. However, if our sponsor, officers or directors acquire public shares in or after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the allotted 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering.
Our sponsor, officers and directors have agreed, pursuant to a written agreement with us, that they will not propose any amendment to our amended and restated memorandum and articles of association (i) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, unless we provide our public shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account including interest earned on the funds held in the trust account and not previously released to us to pay our taxes divided by the number of then outstanding public shares. However, we may not redeem our public shares in an amount that would cause our net tangible assets to be less than $5,000,001 either immediately prior to or immediately after the consummation of our initial business combination and after payment of underwriters’

fees and commissions (so that we are not subject to the SEC’s “penny stock” rules). If this optional redemption right is exercised with respect to an excessive number of public shares such that we cannot satisfy the net tangible asset requirement (described above), we would not proceed with the amendment or the related redemption of our public shares at such time.
We expect that all costs and expenses associated with implementing our plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $600,000 of proceeds held outside the trust account, although we cannot assure you that there will be sufficient funds for such purpose. We will depend on sufficient interest being earned on the proceeds held in the trust account to pay any tax obligations we may owe. However, if those funds are not sufficient to cover the costs and expenses associated with implementing our plan of dissolution, to the extent that there is any interest accrued in the trust account not required to pay taxes on interest income earned on the trust account balance, we may request the trustee to release to us an additional amount of up to $50,000 of such accrued interest to pay those costs and expenses.
If we were to expend all of the net proceeds of this offering and the sale of the private placement units, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the per-share redemption amount received by shareholders upon our dissolution would be approximately $10.05. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would have higher priority than the claims of our public shareholders. We cannot assure you that the actual per-share redemption amount received by shareholders will not be substantially less than $10.05.
Although we will seek to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against our assets, including the funds held in the trust account. If any third party refuses to execute an agreement waiving such claims to the monies held in the trust account, our management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to us than any alternative. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. UHY LLP, our independent registered public accounting firm, and the underwriters of the offering, will not execute agreements with us waiving such claims to the monies held in the trust account.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. In order to protect the amounts held in the trust account, our sponsor has agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we have entered into a written letter of intent, confidentiality or similar agreement or business combination agreement, reduce the amount of funds in the trust account to below the lesser of (i) $10.05 per public share and (ii) the actual amount per public share held in the trust account as of the date of the liquidation of the trust account, if less than $10.05 per share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the trust account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. However, we have not asked our sponsor to reserve for such indemnification obligations, nor have we independently verified whether our sponsor has sufficient funds to satisfy its indemnity obligations and believe that our sponsor’s only assets are securities of our company. Therefore, we cannot assure you that our sponsor would be able to satisfy those obligations. As a result, if any such claims were successfully made against the trust account, the funds available for our initial business combination and redemptions could be reduced to less than $10.05 per public share. In such event, we may not be able to complete our initial business combination, and you would receive such lesser amount per share in connection with any redemption of your public shares. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the trust account are reduced below (i) $10.05 per public share or (ii) such lesser amount per public share held in the trust account as of the date of the liquidation of the trust account, due to reductions in value of the trust assets, in each case net of the amount of interest which may be withdrawn to pay taxes, and our sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against our sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against our sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment may choose not to do so if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. We have not asked our sponsor to reserve for such indemnification obligations and we cannot assure you that our sponsor would be able to satisfy those obligations. Accordingly, we cannot assure you that due to claims of creditors the actual value of the per-share redemption price will not be less than $10.05 per public share.
We will seek to reduce the possibility that our sponsor will have to indemnify the trust account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to monies held in the trust account. Our sponsor will also not be liable as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We will have access to up to approximately $500,000 from the proceeds of this offering with which to pay any such potential claims (including costs and expenses incurred in connection with our liquidation, currently estimated to be no more than approximately $50,000). In the event that we liquidate and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from our trust account could be liable for claims made by creditors. In the event that our offering expenses exceed our estimate of $975,000 (excluding underwriting commissions), we may fund such excess with funds from the funds not to be held in the trust account. In such case, the amount of funds we intend to be held outside the trust account would decrease by a corresponding amount. Conversely, in the event that the offering expenses are less than our estimate of $975,000 (excluding underwriting commissions), the amount of funds we intend to be held outside the trust account would increase by a corresponding amount.
If we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy or insolvency law, and may be included in our bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the trust account, we cannot assure you we will be able to return $10.05 per share to our public shareholders. Additionally, if we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by our shareholders. Furthermore, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or may have acted in bad faith, thereby exposing itself and our company to claims of punitive damages, by paying public shareholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.
Our public shareholders will be entitled to receive funds from the trust account only upon the earlier to occur of: (i) the completion of our initial business combination, (ii) the redemption of any public shares properly tendered in connection with a shareholder vote to amend any provisions of our amended and restated memorandum and articles of association (A) to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, and (iii) the redemption of all of our public shares if we are unable to complete our business combination within 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time) from the closing of this offering, subject to applicable law. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account. In the event we seek shareholder approval in connection with our initial business combination, a shareholder’s voting in connection with the initial business combination alone will not result in a shareholder’s redeeming its public shares to us for an applicable pro rata share of the trust account. Such shareholder must have also exercised its redemption rights as described above. These provisions of our amended and restated memorandum and articles of association, like all provisions of our amended and restated memorandum and articles of association, may be amended with a shareholder vote.
Memorandum and Articles of Association
Our amended and restated memorandum and articles of association will contain certain requirements and restrictions relating to this offering that will apply to us until the completion of our initial business combination. Our amended and restated memorandum and articles of association contains a provision which provides that, if we seek to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, we will provide public shareholders with the opportunity to redeem their public shares in connection with any such amendment. Specifically, our amended and restated memorandum and articles of association provide, among other things, that:
•
prior to the completion of our initial business combination, we shall either (1) seek shareholder approval of our initial business combination at a general meeting called for such purpose at which public shareholders may elect to redeem their public shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed business combination, or (2) provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination by means of a tender offer (and thereby avoid the need for a shareholder vote), in each in cash, for an amount payable in cash equal to the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein;

•
we will consummate our initial business combination only if we have net tangible assets of at least $5,000,001 either immediately prior to or upon completion of our initial business combination and, solely if we seek shareholder approval, we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company;

•	if our initial business combination is not consummated within the completion window, then our existence will terminate and we will distribute all amounts in the trust account; and
•
prior to our initial business combination, we may not issue additional shares that would entitle the holders thereof to (1) receive funds from the trust account or (2) vote as a class with our public shares (a) on any initial business combination or (b) to approve an amendment to our memorandum and articles of association to (x) extend the time we have to consummate a business combination beyond 12 months (or up to 36 months including eight three-month extension periods) from the closing of this offering or (y) amend the foregoing provisions.

These provisions cannot be amended without the approval of holders of at least two-thirds of our ordinary shares. In the event we seek shareholder approval in connection with our initial business combination, our memorandum and articles of association provide that we may consummate our initial business combination only if approved by a majority of the ordinary shares voted by our shareholders at a duly held general meeting.
Additionally, our amended and restated memorandum and articles of association provides that, prior to our initial business combination, only holders of our founder shares will have the right to vote on the appointment of directors and that holders of a majority of our founder shares may remove a member of the board of directors for any reason. These provisions of our amended and restated memorandum and articles of association may only be amended by a special resolution passed by at least 90% of our ordinary shares voting in a general meeting. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of our founder shares and holders of our public shares will vote together as a single class, with each share entitling the holder to one vote.
Comparison of redemption or purchase prices in connection with our initial business combination and if we fail to complete our initial business combination
The following table compares the redemptions and other permitted purchases of public shares that may take place in connection with the completion of our initial business combination and if we are unable to complete our initial business combination within the completion window.
	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate our Initial Business Combination
Calculation of redemption price
Redemptions at the time of our initial business combination may be made pursuant to a tender offer or in connection with a shareholder vote. The redemption price will be the same whether we conduct redemptions pursuant to a tender offer or in connection with a shareholder vote. In either case, our public shareholders may redeem their public shares for cash equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.05 per share, whether or not the underwriters’ over-allotment option is exercised in full, subject to increase of up to an additional $0.80 per share in the event that our sponsor elects to extend the period of time to consummate a business combination eight times, as described in more detail in this prospectus, the maximum number of extensions available), including interest less taxes payable, divided by the number of then issued and outstanding public shares, subject to the limitation that no redemptions will take place

If we seek shareholder approval of our initial business combination, our sponsor, directors, officers, advisors or their affiliates may purchase shares in privately negotiated transactions or in the open market either prior to or following completion of our initial business combination. There is no limit to the prices that our sponsor, directors, officers, advisors or their affiliates may pay in these transactions. If they engage in such transactions, they will not make any such purchases when they are in possession of any material non-public information not disclosed to the seller or if such purchases are prohibited by Regulation M under the Exchange Act. We do not currently anticipate that such purchases, if any, would constitute a tender offer subject to the tender offer rules under the Exchange Act or a going-private transaction subject to the going- private rules under the Exchange Act; however, if the purchasers determine at the time of any such purchases that the purchases are subject to such rules, the

If we are unable to consummate our initial business combination within the completion window, we will redeem all public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account (which is initially anticipated to be $10.05 per share, whether or not the underwriters’ over-allotment option is exercised in full), including interest less taxes payable and less up to $50,000 of net interest to pay liquidation expenses, divided by the number of then issued and outstanding public shares.

	Redemptions in Connection with our Initial Business Combination	Other Permitted Purchases of Public Shares by our Affiliates	Redemptions if we fail to Consummate our Initial Business Combination if all of the redemptions would cause our net tangible assets to be less than $5,000,001 immediately prior to or upon the consummation of our initial business combination and any limitations (including but not limited to cash requirements) agreed to in connection with the negotiation of terms of a proposed business combination.
purchasers will comply with such rules.

Impact to remaining shareholders
The redemptions in connection with our initial business combination will reduce the book value per share for our remaining shareholders, who will bear the burden of the deferred underwriting commissions and the taxes payable.
If the permitted purchases described above are made, there would be no impact to our remaining shareholders because the purchase price would not be paid by us.
The redemption of our public shares if we fail to consummate our initial business combination will reduce the book value per share for the shares held by our initial shareholders, who will be our only remaining shareholders after such redemptions.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419
The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise the over-allotment option. None of the provisions of Rule 419 apply to our offering.
	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
$50,250,000 of the proceeds of this offering and the sale of the private placement units will be deposited into a United States-based trust account at with Continental Stock Transfer & Trust Company acting as trustee

Approximately $45,292,500 of the offering proceeds, representing the gross proceeds of this offering less allowable underwriting commissions, expenses and company deductions under Rule 419, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investment of net proceeds	$50,250,000 of the proceeds of this offering and the sale of the private placement units held in trust will be held as cash or invested only in U.S. government treasury bills with a maturity	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or

	Terms of Our Offering	Terms Under a Rule 419 Offering
	of 185 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act.	obligations guaranteed as to principal or interest by, the United States.

Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to shareholders is reduced by (1) any taxes paid or payable and (2) in the event of our liquidation for failure to complete our initial business combination within the allotted time, up to $50,000 of net interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.

Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our completion of a business combination.

Limitation on fair value or net assets of target business
Our initial business combination must occur with one or more target businesses that together have an aggregate fair market value of at least 80% of the assets held in the trust account (excluding taxes payable on the income earned on the trust account) at the time of the agreement to enter into the initial business combination. Notwithstanding the foregoing, if we are not then listed on Nasdaq for whatever reason, we would no longer be required to meet the foregoing 80% fair market value test.
The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

Trading of securities issued
The units will begin trading on or promptly after the date of this prospectus. The Class A ordinary shares and rights constituting the units will begin separate trading on the 52nd day following the date of this prospectus unless EF Hutton informs us of its decision to allow earlier separate trading, subject to our having filed the Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin. We will file the Current Report on Form 8-K promptly after the closing of this offering. If the underwriters’ over-allotment option is exercised following the initial filing of such Current Report on Form 8-K, a second or amended Current Report on Form 8-K will be filed to disclose the exercise of the underwriters’ over-allotment option.

No trading of the units or the underlying Class A ordinary shares and rights would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Election to remain an investor	We will provide our public shareholders with the opportunity to redeem their public	A prospectus containing information pertaining to the business combination

Terms of Our Offering	Terms Under a Rule 419 Offering

shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account as of two business days prior to the completion of our initial business combination, including interest, which interest shall be net of taxes payable, upon the completion of our initial business combination, subject to the limitations described herein. We may not be required by applicable law or stock exchange rules to hold a shareholder vote. If we are not required by applicable law or stock exchange rules and do not otherwise decide to hold a shareholder vote, we will, pursuant to our amended and restated memorandum and articles of association, conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents with the SEC which will contain substantially the same financial and other information about the initial business combination and the redemption rights as is required under the SEC’s proxy rules. If, however, we hold a shareholder vote, we will, like many blank check companies, offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Pursuant to the tender offer rules, the tender offer period will be not less than 20 business days and, in the case of a shareholder vote, a final proxy statement would be mailed to public shareholders at least 10 days prior to the shareholder vote. However, we expect that a draft proxy statement would be made available to such shareholders well in advance of such time, providing additional notice of redemption if we conduct redemptions in conjunction with a proxy solicitation. If we seek shareholder approval, we will complete our initial business combination only if we obtain the approval of an ordinary resolution under our amended and restated memorandum and articles of association, which requires the affirmative vote of a majority of the shareholders who vote at a general meeting of the company. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed business combination.

required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or require the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Business combination deadline
If we are unable to complete an initial business combination within the completion window we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay liquidation expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law.
If an acquisition has not been completed up to 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds
Except with respect to interest earned on the funds held in the trust account that may be released to us to pay our taxes, if any, and up to $50,000 of interest that may be needed to pay liquidation expenses, the funds held in the trust account will not be released from the trust account until the earliest to occur of: (1) the completion of our initial business combination; (2) the redemption of any public shares properly submitted in connection with a shareholder vote to amend our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (3) the redemption of our public shares if we are unable to complete our initial
The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

	Terms of Our Offering	Terms Under a Rule 419 Offering
business combination within the completion window, subject to applicable law.

Limitation on redemption rights of shareholders holding more than 15% of the shares sold in this offering if we hold a shareholder vote
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect Excess Shares (more than an aggregate of 15% of the shares sold in this offering), without our prior consent. Our public shareholders’ inability to redeem Excess Shares will reduce their influence over our ability to complete our initial business combination and they could suffer a material loss on their investment in us if they sell Excess Shares in open market transactions.

Since blank check companies provide no restrictions on the ability of shareholders to redeem shares based on the number of shares held by such shareholders in connection with an initial business combination.

Tendering share certificates in connection with redemption rights
We may require our public shareholders seeking to exercise their redemption rights, whether they are record holders or hold their shares in “street name,” to either tender their certificates to our transfer agent prior to the date set forth in the tender offer documents or proxy materials mailed to such holders, or up to two business days prior to the scheduled vote on the proposal to approve our initial business combination in the event we distribute proxy materials, or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy materials, as applicable, that we will furnish to holders of our public shares in connection with our initial business combination will indicate whether we are requiring public shareholders to satisfy such delivery requirements. Accordingly, a public shareholder would up to two days prior to the vote on the business combination to tender its shares if it wishes to seek to exercise its redemption rights.

In order to perfect redemption rights in connection with their business combinations, holders could vote against a proposed business combination and check a box on the proxy card indicating such holders were seeking to exercise their redemption rights. After the business combination was approved, the company would contact such shareholders to arrange for them to deliver their certificate to verify ownership.

Competition
In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups, venture capital funds leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have significant experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore, the requirement that, so long as our securities are listed on Nasdaq, we acquire a target business or businesses having a fair market value equal to at least 80% of the value of the trust account (less taxes payable) at the time of the agreement to enter into the business combination, our obligation to pay cash in connection with our public shareholders who exercise their redemption rights may not be viewed favorably by certain target businesses. Any of these factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.
Facilities
We currently maintain our executive offices at Suites 3605-06, 36F, Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong. The cost for the space is included in the up to $10,000 monthly fee that we will pay an affiliate of our sponsor for office space, administrative and support services. We consider our current office space adequate for our current operations.
Employees
We currently have two executive officers and do not intend to have any full-time employees prior to the completion of our initial business combination. Members of our management team are not obligated to devote any specific number of hours to our matters but they intend to devote as much of their time as they deem necessary to our affairs until we have completed our initial business combination. The amount of time that any such person will devote in any time period may vary based on whether a target business has been selected for our initial business combination and the current stage of the business combination process.
Periodic Reporting and Financial Information
We will register our units, Class A ordinary shares and rights under the Exchange Act and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public auditors.
We will provide shareholders with audited financial statements of the prospective target business as part of the tender offer materials or proxy solicitation materials sent to shareholders to assist them in assessing the target business. These financial statements may be required to be prepared in accordance with, or be reconciled to, U.S. GAAP or IFRS, depending on the circumstances and the historical financial statements may be required to be audited in accordance with PCAOB standards. These financial statement requirements may limit the pool of potential target businesses we may acquire because some targets may be unable to provide such financial statements in time for us to disclose such financial statements in accordance with federal proxy rules and complete our initial business combination within the prescribed time frame. While this may limit the pool of potential business combination candidates, we do not believe that this limitation will be material.
We will be required to evaluate our internal control procedures for the fiscal year ending September 30, 2025 as required by the Sarbanes-Oxley Act. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to have our internal control procedures audited. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.
Prior to the effectiveness of the registration statement of which this prospectus forms a part, we will file a Registration Statement on Form 8-A with the SEC to voluntarily register our securities under Section 12 of the

Exchange Act. As a result, we will be subject to the rules and regulations promulgated under the Exchange Act. We have no current intention of filing a Form 15 to suspend our reporting or other obligations under the Exchange Act prior or subsequent to the completion of our initial business combination.
We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.
We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.
Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our ordinary shares held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our ordinary shares held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the 12 months preceding the date of this prospectus.

MANAGEMENT
Directors, Director Nominees and Executive Officers
Our directors and executive officers are as follows:
Name	Age	Title
Kai Zhou	29	Chairman of the Board, Director and Chief Executive Officer
Huaxin Wen	45	Director and Chief Financial Officer
Haibo Du	47	Director
Chung Chi Alan Lam	45	Director
Mingqi Huang	40	Director
Mr. Kai Zhou is our Chief Executive Officer and has agreed to serve as a member of the board of directors and chairman of the board. Mr. Kai Zhou also serves as the chairman of the board, director, and chief technology officer of Waton Financial Limited (“Waton Financial”). Since March 2021, Mr. Zhou has served as the Director of Waton Financial, where he is responsible for formulating the business strategy and leading the board to achieve business objectives. With his extensive knowledge and experience in the financial services and technology industry, including private equity funds, securities trading, asset management, and fintech services, Mr. Zhou has played a crucial role in the success of Waton Financial. According to an independent industry report issued by Frost & Sullivan, Waton Securities is the fifth largest business-to-business fintech services provider for small and medium-sized brokers in the Asia-Pacific region (excluding mainland China) in terms of revenue for the fiscal year ended March 31, 2023. In addition to his role at Waton Financial, Mr. Zhou serves as an executive Director and general manager of Shenzhen Peach Education Limited, a career education and training company, since 2023 and the Chief Executive Officer of Shenzhen Jinhui Technology Limited, a software development company for financial and internet businesses in China, since September 2018. He held the positions of Vice President and then Chief Executive Officer at Shenzhen Hurricane Digital Asset Management Co., Ltd., an asset management company in China, from December 2017 to June 2018. Mr. Zhou received his bachelor’s degree in finance from the University of Toronto in November 2017. He is named in the 2023 Forbes China 30 Under 30 List.
We believe Mr. Zhou is well qualified to serve as our Chairman of the Board and a member on our board of directors due to his proven financial, investment, and operating acumen and diverse background in analyzing public and private markets. We believe that Mr. Zhou has built a unique set of analytical tools, relationships, and experiences that give him excellent judgment and insights into managing a portfolio and operating a business.
Mr. Huaxin Wen is our Director and Chief Financial Officer. Mr. Wen also serves as the Chief Financial Officer of Waton Financial for which he is primarily responsible for the accounting, financial and treasury management and internal control functions. Mr. Wen has over 20 years of accounting and finance experience. Prior to joining us, Mr. Wen served as the Chief Financial Officer of Bitdeer Technologies Group (Nasdaq: BTDR), a technology company for the cryptocurrency mining community, from April 2021 to June 2023. From December 2014 to April 2021, he served as a financial controller of Fangdd Network Group Ltd (Nasdaq: DUO), a leading property technology company in China. From September 2009 to December 2014 and September 2001 to September 2009, he served as a senior manager of KPMG Huazhen LLP and a member of the audit department of the same, respectively. Mr. Wen received his Bachelor of Arts in English from South China University of Technology in June 2001. He has been a member of Chinese Institute of Certified Public Accountants (“CICPA”) since 2009.
We believe Mr. Wen is well qualified to serve as a member on our board of directors due to his extensive experience in the accounting and financial industry.
Mr. Haibo Du has agreed to serve on our board of directors. Mr. Du currently serves as the Global Head of Internal Control and risk management of SHEIN, a fast fashion e-commerce company, since September 2021. Prior to SHEIN, he was a director of Odama Group, an e-commerce and neighborhood grocery stores company, where he focused on audit and process planning from September 2020 to September 2021. He served as the Head of Risk Control of Longfor Group Holdings Limited, a real estate development company, from July 2019 to September 2020. From May 2011 to July 2019, he served as an internal audit director of Trendy Group, a fashion retailer. Mr. Du has been a member of CICPA and a Certified Internal Auditor since 2009. He became a Certified Information System Auditor in 2014. Mr. Du received his Bachelor of Arts in Business English in 1998 and Master of Arts in Applied Linguistics in 2001 from Guangdong University of Foreign Studies.
We believe Mr. Du is well qualified to serve as a member on our board of directors due to his broad range of relevant experience and technical skills he possesses in external and internal audit.
Mr. Chung Chi Alan Lam has agreed to serve on our board of directors. Mr. Lam currently serves as Chief Financial Officer of Kailong Group, an asset management fund, where he has been responsible for overall financial management since March 2023. He served as executive director of CBRE Group Inc., a global leading company in commercial real estate services and investment from September 2021 to December 2022. Mr. Lam was Chief Financial Officer of CNLP, a logistics properties development company, from March 2021 to September 2021. From October 2017 to March 2021, he served as Chief Financial Officer of Vanke Logistics, with a focus on financial management. Mr. Lam has been a member of Hong Kong Institute of Certified Public Accountants (“HKCPA”) since 2005, CICPA since 2015, and a Chartered Financial Analyst (“CFA”) since 2021. He obtained a Bachelor of Business Administration degree from the Chinese University of Hong Kong in May 2001.
We believe Mr. Lam is well qualified to serve as a member on our board of directors due to his abundant experience in financial management and consulting.
Mr. Mingqi Huang has agreed to serve on our board of directors. Mr. Huang currently serves as the vice president at Shenzhen Tengyue Investment Management Co., Ltd., a private equity fund in China, since November 2019. From March 2017 to October 2019, Mr. Huang successively served as the director of investment research department, vice president and president of Guangzhou Bedrock Asset Management Co., Ltd., a private equity and securities management company in China that provides investment banking services for China-based companies. He obtained the Fund Qualification Certificate from China Fund Industry Association in 2016. Mr. Huang received a bachelor's degree in financial mathematics from South China Normal University in 2007.
We believe Mr. Huang is well qualified to serve as a member on our board because of his extensive experience and expertise in corporate finance.
None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors or executive officers.
Family Relationships
There are no family relationships among any of our directors, director nominees or executive officers that are required to be disclosed by Regulation S-K.
Number, Terms of Office and Appointment of Officers and Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, we expect that our board of directors will consist of five members. Prior to the consummation of an initial business combination, our company may, by the vote of a simple majority of the holders of the founder shares, appoint any person to be a director or remove any director. In addition, our board of directors may appoint any person to be a director, either to fill a vacancy or as an additional director.
Our board of directors is authorized to appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions in our amended and restated memorandum and articles of association as to disqualification and removal as our board of directors may think fit. Unless otherwise specified in the terms of his or her appointment, an officer may be removed by resolution of our shareholders. An officer may vacate his or her office at any time if he or she gives notice in writing to our company that he or she resigns.
Director Independence
Nasdaq listing standards require that a majority of our board of directors be independent within one year of our initial public offering. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We expect that our board of directors will determine that each of Mr. Haibo Du, Mr. Chung Chi Alan Lam and Mr. Mingqi Huang is an “independent director” as defined in the Nasdaq listing standards and applicable SEC rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of our officers or directors have received any cash compensation for services rendered to us. Additionally, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. We will pay an affiliate of our sponsor up to $10,000 per month for office space, administrative and support services. Our audit committee will review and approve all reimbursements and payments made to our sponsor or member of our management team, or our or their respective affiliates, and any reimbursements and payments made to members of our audit committee will be reviewed and approved by our Board of Directors, with any interested director abstaining from such review and approval.
After the completion of our initial business combination, members of our management team who remain with us, may be paid for consulting, management or other services for the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the tender offer materials or proxy solicitation materials furnished to our shareholders in connection with a proposed business combination. However, the amount of such compensation may not be known at the time, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, or a periodic report as required by the SEC. Any compensation to be paid to our officers will be determined, or recommended, to the board of directors for determination, either by a committee constituted solely by independent directors or by a majority of the independent directors on our board of directors.
We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our initial business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with us after the initial business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with us may influence our management’s motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with us after the consummation of our initial business combination will be a determining factor in our decision to proceed with any potential business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment.
Committees of the Board of Directors
Upon the effectiveness of the registration statement of which this prospectus forms a part, our board of directors will have three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Subject to phase-in rules and a limited exception, Nasdaq rules and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and Nasdaq rules require that the compensation committee of a listed company be comprised solely of independent directors.
Audit Committee
Effective as of the date of this prospectus, we will establish an audit committee of the board of directors. Haibo Du, Chung Chi Alan Lam and Mingqi Huang will serve as members of our audit committee, and Haibo Du will chair the audit committee. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least three members of the audit committee, all of whom must be independent. Haibo Du, Chung Chi Alan Lam and Mingqi Huang meet the independent director standard under Nasdaq listing standards and under Rule 10-A-3(b)(1) of the Exchange Act.
Each member of the audit committee is or will be financially literate and our board of directors has determined that Haibo Du qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

We will adopt an audit committee charter, which will detail the purpose and principal functions of the audit committee, including:
•
assisting board oversight of (1) the integrity of our financial statements, (2) our compliance with legal and regulatory requirements, (3) our independent auditor’s qualifications and independence and (4) the performance of our internal audit function and independent auditors;

•	the appointment, compensation, retention, replacement and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;
•
pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us and establishing pre-approval policies and procedures;

•	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;
•	setting clear hiring policies for employees or former employees of the independent auditors;
•	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;
•
obtaining and reviewing a report, at least annually, from the independent auditors describing (1) the independent auditor’s internal quality-control procedures and (2) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

•
meeting to review and discuss our annual audited financial statements and quarterly financial statements with management and the independent auditor, including reviewing our specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and
•
reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee
Effective as of the date of this prospectus, we will establish a compensation committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the compensation committee, all of whom must be independent. Haibo Du, Chung Chi Alan Lam and Mingqi Huang will serve as members of our compensation committee, all of whom are independent. Mingqi Huang will chair the compensation committee.
We will adopt a compensation committee charter, which will detail the purpose and responsibility of the compensation committee, including:
•
reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

•
reviewing and making recommendations to our board of directors with respect to the compensation and any incentive-compensation and equity-based plans that are subject to board approval of all of our other officers;

•	reviewing our executive compensation policies and plans;
•	implementing and administering our incentive compensation equity-based remuneration plans;
•	assisting management in complying with our proxy statement and annual report disclosure requirements;
•	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our officers and employees;

•	producing a report on executive compensation to be included in our annual proxy statement; and
•	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.
Notwithstanding the foregoing, as indicated above, other than the payment to an affiliate of our sponsor of $10,000 per month, for 12 months (or up to 36 months if we extend the period of time to consummate a business combination by the full amount of time), for office space, administrative and support services, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our existing shareholders, officers, directors or any of their respective affiliates, prior to, or for any services they render in order to effectuate the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.
The charter will also provide that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.
Nominating and Corporate Governance Committee
Effective as of the date of this prospectus, we will establish a nominating and corporate governance committee of the board of directors. Under the Nasdaq listing standards and applicable SEC rules, we are required to have at least two members of the nominating and corporate governance committee, all of whom must be independent. Haibo Du, Chung Chi Alan Lam and Mingqi Huang will serve as members of our nominating and corporate governance committee, all of whom are independent. Chung Chi Alan Lam will chair the nominating and corporate governance committee.
The nominating and corporate governance committee will consider director candidates recommended for nomination by our shareholders during such times as they are seeking proposed nominees to stand for appointment at the next annual general meeting (or, if applicable, an extraordinary general meeting). Our shareholders that wish to nominate a director for appointment to our board of directors should follow the procedures set forth in our amended and restated memorandum and articles of association.
We have not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the board of directors considers educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of our shareholders. Prior to our initial business combination, holders of our public shares will not have the right to recommend director candidates for nomination to our board of directors.
Compensation Committee Interlocks and Insider Participation
None of our officers currently serves, or in the past year has served, as a member of the compensation committee of any entity that has one or more officers serving on our board of directors.
Code of Ethics
Effective as of the date of this prospectus, we will have adopted a Code of Ethics applicable to our directors, officers and employees. We will file a copy of our Code of Ethics and our audit and compensation committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics in a Current Report on Form 8-K. See the section of this prospectus entitled “Where You Can Find Additional Information.”
Conflicts of Interest
All of our executive officers and certain of our directors have or may have fiduciary and contractual duties to certain companies in which they have invested. These entities may compete with us for acquisition opportunities. If these entities decide to pursue any such opportunity, we may be precluded from pursuing it. However, we do not expect these duties to present a significant conflict of interest with our search for an initial business combination.
Under Cayman Islands law, directors and officers owe the following fiduciary duties:
•	duty to act bona fide in the best interests of the company;
•	duty not to make a profit based on their positions as director (unless the company permits them to do so); and
•	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.
As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the amended and restated memorandum and articles of association or alternatively by shareholder approval at general meetings.
Each of our directors and officers presently has, and in the future any of our directors and our officers may have additional, fiduciary or contractual obligations to other entities pursuant to which such officer or director is or will be required to present acquisition opportunities to such entity. Accordingly, subject to his or her fiduciary duties under Cayman Islands law, if any of our officers or directors becomes aware of an acquisition opportunity which is suitable for an entity to which he or she has then current fiduciary or contractual obligations, he or she will need to honor his or her fiduciary or contractual obligations to present such acquisition opportunity to such entity, and only present it to us if such entity rejects the opportunity. Our amended and restated memorandum and articles of association will provide that, subject to his or her fiduciary duties under Cayman Islands law, we renounce our interest or expectancy in any corporate opportunity offered to any officer or director unless such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue. We do not believe, however, that any fiduciary duties or contractual obligations of our directors or officers would materially undermine our ability to complete our business combination.
Members of our management team may become an officer or director of another special purpose acquisition company with a class of securities registered under the Exchange Act even before we have entered into a definitive agreement regarding our initial business combination. Potential investors should also be aware of the following other potential conflicts of interest:
•
None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

•
In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to us as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

•
Our initial shareholders purchased founder shares prior to the date of this prospectus and our sponsor will purchase the insider units in transactions that will close simultaneously with the closing of this offering. Our initial shareholders have agreed to waive their right to liquidating distributions with respect to its founder shares if we fail to consummate our initial business combination within the completion window. However, if our initial shareholders acquire public shares in or after this offering, they will be entitled to receive liquidating distributions with respect to such public shares if we fail to consummate our initial business combination within the required time period. If we do not complete our initial business combination within such applicable time period, the proceeds of the sale of the insider units will be used to fund the redemption of our public shares, and the insider units will expire worthless. The initial shareholders agreed that the founder shares will not be transferred, assigned, or sold until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. With certain limited exceptions, the insider units will not be transferable, assignable or salable by our initial shareholders until after the completion of our initial business combination.
•
Affiliates of our sponsor engage in a broad spectrum of activities including principal investing, specialized investment vehicle management, asset management, financial advisory, investment research, lending and other activities. In the ordinary course of business, they engage in activities where their interests or the interests of their clients may conflict with our interests. Accordingly, there may be situations in which our sponsor or its affiliates has an obligation or an interest that actually or potentially conflicts with our interests. You should assume that these conflicts will not be resolved in our favor and, as a result, we may be denied certain acquisition opportunities or otherwise disadvantaged in certain situations by our relationship to our sponsor and its affiliates.

Affiliates of our sponsor and their clients make investments in a variety of different businesses and may directly compete with us for acquisition opportunities provided or created by affiliates of our sponsor that meet our initial business combination objectives. Our sponsor and its affiliates are under no specific obligation to offer potential acquisition opportunities to us and may allocate them at its discretion to us or other parties. We will not have any priority in respect of acquisition opportunities provided or created by our sponsor or its affiliates. You should assume that our sponsor and its affiliates and clients will have priority over us in terms of access to acquisition opportunities.
A description of the specific potential conflicts for our officers and directors is contained in the table below, which summarizes the companies to which our officers and directors owe fiduciary duties or have contractual obligations or other material management relationships that might conflict with their fiduciary duties to us.
Name of Individual	Name of Affiliated Company	Industry	Affiliation
Kai Zhou	Zed Holding Group Limited	Finance	Director
	Shenzhen Peach Education Limited	Career Training	Executive Director and Manager
	Shenzhen Jinhui Technology Limited	Software Development	Chief Executive Officer
	Shenzhen Yuntianyun Technology Co., Ltd.	Software Development	Executive Director
	Shenzhen Qianhai Yuntian Investment Fund Partnership (Limited Partnership)	Finance	Executive Director
Haibo Du	SHEIN	Fast Fashion E-Commerce	Global Head of Internal Control and Risk Management
Chung Chi Alan Lam	Kailong Group	Asset Management	Chief Financial Officer
Mingqi Huang	Shenzhen Tengyue Investment Management Limited	Finance	Vice President
Accordingly, if any of the above executive officers, directors or director nominees becomes aware of a business combination opportunity which is suitable for any of the above entities to which he or she has current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such entity, and only present it to us if such entity rejects the opportunity.
We are not prohibited from pursuing an initial business combination with a company that is affiliated with our sponsor, officers or directors. In the event we seek to complete our initial business combination with such a company, we, or a committee of independent directors, would obtain an opinion from an independent investment banking firm which is a member of FINRA, or from an independent accounting firm, that such an initial business combination is fair to our company from a financial point of view.
In the event that we submit our initial business combination to our public shareholders for a vote, pursuant to the letter agreement, our sponsor, officers and directors have agreed to vote their founder shares and private placement shares in favor of our initial business combination.
Limitation on Liability and Indemnification of Officers and Directors
We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. Except with respect to any public shares they may acquire in this offering or thereafter (in the event we do not consummate an initial business combination), our officers and directors have agreed to waive (and any other persons who may become an officer or director prior to the initial business combination will also be required to waive) any right, title, interest or claim of any kind in or to any monies in the trust account, and not to seek recourse against the trust account for any reason whatsoever, including with respect to such indemnification.
These agreements may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty or have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.
We believe that these indemnity agreements and the directors’ and officers’ liability insurance are necessary to attract and retain talented and experienced officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS
The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:
•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all of our officers and directors as a group.
Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them. The following table does not reflect record of beneficial ownership of the rights included in the units offered by this prospectus or the private placement rights.
Name and Address of Beneficial Owner(1)	Prior to Offering		After Offering
	Number of Ordinary Shares Beneficially Owned(2)	Approximate Percentage of Outstanding Ordinary Shares(3)	Number of Ordinary Shares Beneficially Owned(4)	Approximate Percentage of Outstanding Ordinary Shares(5)
Waton Sponsor Limited (our sponsor)(6)	1,392,500	97.0%	1,462,500	22.0%
Kai Zhou(6)	1,392,500	97.0%	1,462,500	22.0%
Huaxin Wen
Haibo Du	15,000	1.0%	15,000	0.2%
Chung Chi Alan Lam	15,000	1.0%	15,000	0.2%
Mingqi Huang	15,000	1.0%	15,000	0.2%
All officers and directors as a group (five individuals)	1,437,500	100%	1,507,500	22.6%
*	Less than 1%.
(1)	Unless otherwise noted, the business address of each of our shareholders is Suites 3605-06, 36F, Tower 6, The Gateway, Harbour City, Kowloon, Hong Kong.
(2)
Excludes the 257,500 private units (or 272,500 private units in the event underwriters exercise the over-allotment option) to be purchased by our sponsor and/or its designees simultaneously with the consummation of this offering.

(3)	Based on 1,437,500 Class B ordinary shares issued and outstanding prior to this offering.
(4)
Includes the 257,500 private units to be purchased by our sponsor simultaneously with the consummation of this offering. Assumes (i) no exercise of the underwriters’ over-allotment option and (ii) an aggregate of 187,500 ordinary shares have been forfeited by our sponsor as a result thereof.

(5)
Based on 6,657,500 ordinary shares, including 5,407,500 Class A ordinary shares issued and outstanding immediately after this offering (assumes the over-allotment option has not been exercised) and 1,250,000 Class B ordinary shares issued and outstanding immediately after this offering (assuming that an aggregate of 187,500 founder shares have been forfeited by our sponsor).

(6)
Our sponsor is a wholly owned subsidiary of Waton Financial Limited. Waton Financial Limited is controlled by Kai Zhou, who may be deemed to have shared beneficial ownership of the shares held by our sponsor.

Immediately after this offering, our initial shareholders will beneficially own approximately 20% of the then issued and outstanding ordinary shares (including the private placement units, assuming our initial shareholders do not purchase any other units in this offering). Neither our sponsor nor any of our officers or directors have expressed an intention to purchase any units in this offering. If we increase or decrease the size of the offering, we will effect a share dividend or a share contribution back to capital, or other appropriate mechanism, as applicable, with respect to our ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the private placement shares underlying the private placement units and any units they may purchase in this offering and the representative shares). Because of this ownership block, our initial shareholders may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the appointment of directors, amendments to our amended and restated memorandum and articles of association and approval of significant corporate transactions, including approval of our initial business combination.

Our sponsor, officers and directors have agreed (A) to vote their founder shares and private placement shares in favor of any proposed initial business combination, and (B) not to redeem any ordinary shares in connection with a shareholder vote to approve a proposed initial business combination or in connection with a tender offer.
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 257,500 (or 272,500 if the underwriters’ over-allotment option is exercised in full) private placement units at a price of $10.00 per unit ($2,575,000 in the aggregate or $2,725,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. The purchase price of the private placement units will be added to the proceeds from this offering to be held in the trust account. If we do not complete our initial business combination within the completion window, the proceeds of the sale of the private placement units held in the trust account will be used to fund the redemption of our public shares, and the private placement rights will expire worthless. The private placement units are subject to the transfer restrictions described below.
In order to meet our working capital needs following the consummation of this offering, our insiders may, but are not obligated to, loan us funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of our initial business combination, without interest, or, at the lender’s discretion, up to $4,000,000 (or $4,600,000 if the underwriters’ over-allotment option is exercised in full) of the notes may be converted upon consummation of our business combination into additional private placement-equivalent units at a price of $10.00 per unit. Our shareholders have approved the issuance of the private placement-equivalent units upon conversion of such notes, to the extent the holder wishes to so convert such notes at the time of the consummation of our initial business combination. If we do not complete a business combination, any outstanding loans from our insiders or their affiliates, will be repaid only from amounts remaining outside our trust account, if any.
Our sponsor and our executive officers and directors are deemed to be our “promoters” as such term is defined under the federal securities laws. See “Certain Relationships and Related Party Transactions” for additional information regarding our relationships with our promoters.
Restrictions on Transfers of Founder Shares and Private Placement Units
The founder shares and private placement units are each subject to transfer restrictions pursuant to lock-up provisions in a letter agreement with us to be entered into by our sponsor, officers and directors. Our initial shareholders have agreed to place their founder shares in an escrow account and not to transfer, assign or sell any of their founder shares until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, the founder shares will no longer be subject to such transfer restrictions.
In addition, the lock-up provisions of the insider letter provide that the founder shares and the private placement units are not transferable or salable until 30 days after the completion of our initial business combination. However, any such securities may be transferred or sold prior to the completion of our initial business combination (1) among the insiders, to our officers, directors, advisors and employees, any affiliates or family members of any of our officers or directors, any members of our sponsor, or any affiliates of our sponsor, (2) to an insider’s affiliates or its members upon its liquidation, (3) in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of one of the individual’s immediate family, an affiliate of such person or to a charitable organization, (4) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual, (5) in the case of an individual, pursuant to a qualified domestic relations order, (6) by private sales or transfers made at prices no greater than the price at which the securities were originally purchased, (7) by private sales at negotiated prices, which transfers are not effected until the consummation of an initial business combination,

(8) in the event of our liquidation prior to the completion of our initial business combination, (9) by virtue of the Cayman Islands laws or our sponsor’s limited liability company agreement upon dissolution of our sponsor, (10) in the event of our liquidation, merger, share exchange, reorganization or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property subsequent to our completion of our initial business combination or (11) transfers to us for cancellation in connection with the consummation of an initial business combination, in each case (except for clauses (8) through (11)) these permitted transferees must enter into a written agreement agreeing to be bound by these transfer restrictions and the other restrictions contained in the letter agreements and the escrow agreement, and by the same agreements entered into by our sponsor with respect to such securities (including provisions relating to the escrow agreement, voting, the trust account and liquidation distributions described elsewhere in this prospectus).
Registration Rights
The holders of the founder shares, private placement units, and securities that may be issued upon conversion of working capital loans will have registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These holders will be entitled to make up to three demands, excluding short form registration demands, that we register such securities for sale under the Securities Act. In addition, these holders will have “piggy-back” registration rights to include their securities in other registration statements filed by us. Notwithstanding the foregoing, the underwriters may not exercise their demand and “piggyback” registration rights after five and seven years, respectively, after the effective date of the registration statement of which this prospectus forms a part and may not exercise their demand rights on more than one occasion.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
On October 25, 2023, we issued an aggregate of 1,437,500 founder shares to our initial shareholders for an aggregate purchase price of $25,000 in cash. On February 2, 2024, our sponsor transferred 15,000 Class B ordinary shares to each of our three independent directors for no consideration, which shares shall not be subject to forfeiture in the event that the underwriters’ over-allotment option is not exercised. The number of founder shares issued was determined based on the expectation that such founder shares would represent 20% of the outstanding ordinary shares upon completion of this offering (assuming our initial shareholders do not purchase any other units in this offering and excluding the private placement shares underlying the private placement units and the representative shares). The founder shares (including the Class A ordinary shares issuable upon conversion thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
If we increase or decrease the size of the offering we will effect a share dividend or a share contribution back to capital or other appropriate mechanism, as applicable, with respect to our Class B ordinary shares immediately prior to the consummation of the offering in such amount as to maintain the ownership of our initial shareholders at 20.0% of the issued and outstanding ordinary shares upon the consummation of this offering (excluding the representative shares, the private placement shares underlying the private placement units and any units they may purchase in this offering).
Our initial shareholders have agreed not to transfer, assign or sell any of the founder shares (except to certain permitted transferees as described below) until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, the founder shares will no longer be subject to such transfer restrictions.
Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 257,500 (or 272,500 if the underwriters’ over-allotment option is exercised in full) private placement units at a price of $10.00 per unit ($2,575,000 in the aggregate or $2,725,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. Our sponsor (and/or its designees) has agreed not to transfer, assign or sell any of the shares included in the insider units and the respective Class A ordinary shares underlying the rights included in the insider units until 30 days after the completion of our initial business combination. The private placement units will be identical to the units sold in this offering except that the private placement units, so long as they are held by our sponsor (and/or its designees), (i) will not be redeemable by us, (ii) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holders until the completion of our initial business combination, (iii) may be exercised by the holders on a cashless basis and (iv) will be entitled to registration rights.
As more fully discussed in the section of this prospectus entitled “Management — Conflicts of Interest,” if any of our officers or directors becomes aware of an initial business combination opportunity that falls within the line of business of any entity to which he or she has then-current fiduciary or contractual obligations, he or she will honor his or her fiduciary or contractual obligations to present such business combination opportunity to such other entity. Our officers and directors currently have certain relevant fiduciary duties or contractual obligations that may take priority over their duties to us.
Commencing on the date of this prospectus, we have agreed to pay an affiliate of our sponsor a total of $10,000 per month for office space, administrative and support services. Upon completion of our initial business combination or our liquidation, we will cease paying these monthly fees.
Other than the foregoing, no compensation of any kind, including any finder’s fee, reimbursement, consulting fee or monies in respect of any payment of a loan, will be paid by us to our sponsor, officers and directors, or any affiliate of our sponsor or officers, prior to, or in connection with any services rendered in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Our audit committee will review on a quarterly basis all payments that were made to our sponsor, officers, directors or our or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.
Prior to the closing of this offering, our sponsor has agreed to loan us up to $500,000 to be used for a portion of the expenses of this offering. These loans are non-interest bearing, unsecured and are due at the earlier of June 30, 2024 or consummation of an initial public offering of our securities. The loans will be repaid out of the proceeds of this offering not being placed in the trust account. The value of our sponsor’s interest in this transaction corresponds to the principal amount outstanding under any such loan.
In addition, in order to finance transaction costs in connection with an intended initial business combination, our sponsor or an affiliate of our sponsor or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. If we complete an initial business combination, we would repay such loaned amounts. In the event that the initial business combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts but no proceeds from our trust account would be used for such repayment. Up to $4,000,000 of such working capital loans (or up to $4,600,000 if the underwriters’ over-allotment option is exercised in full) may be convertible into private placement-equivalent units at a price of $10.00 per unit (which, for example, would result in the holders being issued 60,000 Class A ordinary shares if $600,000 of notes were so converted as well as 60,000 private rights to receive 10,000 Class A ordinary shares), at the option of the lender. Such units would be identical to the private placement units. The terms of such working capital loans by our sponsor or its affiliates, or our officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. We do not expect to seek loans from parties other than our sponsor or an affiliate of our sponsor as we do not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in our trust account.
After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our shareholders, to the extent then known, in the tender offer or proxy solicitation materials, as applicable, furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of distribution of such tender offer materials or at the time of a general meeting held to consider our initial business combination, as applicable, as it will be up to the directors of the post-combination business to determine executive and director compensation.
We have entered into a registration rights agreement with respect to the founder shares, private units and any securities issued upon conversion of working capital loans, among others, which is described under the section of this prospectus entitled “Description of Securities — Registration Rights.”
Related Party Policy
Our Code of Ethics, which we will adopt upon closing of this offering, will require us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the board of directors (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed US$120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for appointment as a director, (b) greater than 5% beneficial owner of our ordinary shares, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.
We also require each of our directors and executive officers to annually complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
Our audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.
To further minimize potential conflicts of interest, we have agreed not to consummate a business combination with an entity which is affiliated with any of our initial shareholders unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors or initial shareholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

DESCRIPTION OF SECURITIES
We are a Cayman Islands exempted company (company number 403787) and our affairs will be governed by our amended and restated memorandum and articles of association, the Companies Act and common law of the Cayman Islands. Pursuant to our memorandum and articles of association which will be adopted upon the consummation of this offering, we will be authorized to issue ordinary shares, including 100,000,000 Class A ordinary shares, par value $0.0001 each, and 10,000,000 Class B ordinary shares, par value $0.0001 each, as well as 1,000,000 preferred shares, par value $0.0001 each. The following description summarizes the material terms of our shares as set out more particularly in our memorandum and articles of association. Because it is only a summary, it may not contain all the information that is important to you.
Units
Each unit consists of one Class A ordinary share and one right to receive one-tenth (1/10) of a Class A ordinary share upon the consummation of an initial business combination, as described in more detail below. We will not issue fractional shares. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination.
The Class A ordinary shares and rights will begin to trade separately on the 52nd day after the date of this prospectus unless EF Hutton informs us of its decision to allow earlier separate trading, provided that in no event may the Class A ordinary shares and rights be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. Once the Class A ordinary shares and rights commence separate trading, holders will have the option to continue to hold units or separate their units into the component pieces.
We will file a Current Report on Form 8-K which includes an audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised on the date of this prospectus. If the over-allotment option is exercised after the date of this prospectus, we will file an amendment to the Form 8-K to disclose the exercise of the over-allotment option. We will also include in this Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EF Hutton has allowed separate trading of the Class A ordinary shares and rights prior to the 52nd day after the date of this prospectus.
Ordinary Shares
Prior to the date of this prospectus, there were 1,437,500 Class B ordinary shares issued and outstanding, all of which were held of record by our initial shareholders. Our sponsor will forfeit up to 187,500 Class B ordinary shares depending on the extent to which the underwriters’ over-allotment is not exercised so that our sponsor will own 20% of our issued and outstanding shares after this offering (excluding the private placement shares underlying the private placement units, the representative shares and any units they may purchase in this offering). Upon the closing of this offering, 6,657,500 ordinary shares will be issued and outstanding (assuming no exercise of the underwriters’ over-allotment option and forfeiture of 187,500 Class B ordinary shares by our sponsor) including:
•	5,407,500 Class A ordinary shares (including shares underlying the units being offered in this offering and the private placement as well as the representative shares); and
•	1,250,000 Class B ordinary shares held by our initial shareholders.
If we increase or decrease the size of this offering, we will effect a capitalization or share repurchase or redemption or other appropriate mechanism, as applicable, with respect to our founder shares immediately prior to the consummation of this offering in such amount as to maintain the number of founder shares at 20% of our issued and outstanding ordinary shares upon the consummation of this offering (excluding the representative shares, the private placement shares underlying the private placement units and any units they may purchase in this offering).
Class A ordinary shareholders and Class B ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders, except as required by law; provided that, prior to our initial business combination, only holders of our Class B ordinary shares will have the right to vote on the appointment or removal of our directors. With respect to any other matter submitted to a vote of our shareholders, including any vote in connection with our initial business combination, except as required by law, holders of Class A ordinary shares and holders of Class B ordinary shares will vote together as a single class. Unless specified in the Companies Act, our amended and restated memorandum and articles of association or applicable stock exchange rules, the affirmative vote of a majority of our ordinary shares that are voted at a duly convened and quorate meeting of our shareholders is required to approve any such matter voted on by our shareholders. Approval of certain actions will require a special resolution under Cayman Islands law and pursuant to our amended and restated memorandum and articles of association; such actions include amending our amended and restated memorandum and articles of association and approving a statutory merger or consolidation with another company. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the founder shares voted for the appointment of directors can elect all of the directors prior to our initial business combination. Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available therefor.
Because our amended and restated memorandum and articles of association authorize the issuance of up to 100,000,000 Class A ordinary shares, if we were to enter into a business combination, we may (depending on the terms of such a business combination) be required to increase the number of Class A ordinary shares which we are authorized to issue at the same time as our shareholders vote on the business combination to the extent we seek shareholder approval in connection with our initial business combination.
In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on Nasdaq. There is no requirement under the Companies Act for us to hold annual general meetings or extraordinary general meetings to appoint directors. Until we hold an annual general meeting, public shareholders may not be afforded the opportunity to discuss company affairs with management.
We will provide our public shareholders with the opportunity to redeem all or a portion of their public shares upon the completion of our initial business combination at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of our initial business combination, including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to the limitations described herein. At the completion of our initial business combination, we will be required to purchase any Class A ordinary shares properly delivered for redemption and not withdrawn. The amount in the trust account is initially anticipated to be $10.05 per public share. Additionally, each public shareholder may elect to redeem its public shares without voting and, if they do vote, irrespective of whether they vote for or against the proposed business combination. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their redemption rights with respect to their founder shares, any public shares and private shares held by them in connection with the completion of our initial business combination. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any. Permitted transferees of our initial shareholders, officers or directors will be subject to the same obligations.
If we seek shareholder approval of our initial business combination and we do not conduct redemptions in connection with our initial business combination pursuant to the tender offer rules, our amended and restated memorandum and articles of association provide that a public shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the ordinary shares sold in this offering, which we refer to as the “Excess Shares,” without our prior consent. However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against our initial business combination. Our shareholders’ inability to redeem the Excess Shares will reduce their influence over our ability to complete our initial business combination, and such shareholders could suffer a material loss in their investment if they sell such Excess Shares on the open market. Additionally, such shareholders will not receive redemption distributions with respect to the Excess Shares if we complete the business combination. As a result, such shareholders will continue to hold that number of shares exceeding 15% and, in order to dispose such shares would be required to sell their shares in open market transactions, potentially at a loss.
If we seek shareholder approval in connection with our initial business combination, our initial shareholders have agreed (and their permitted transferees will agree), pursuant to the terms of a letter agreement entered into with us, to vote their founder shares and private placement shares in favor of our initial business combination. As a result, in addition to our initial shareholders’ founder shares and private placement shares, we would need only 1,671,251, or 33.4%, of the 5,000,000 public shares sold in this offering (assuming all issued and outstanding shares are voted) or none of the public shares sold in this offering (assuming only the minimum number of shares are voted) to be voted in favor of an initial business combination in order to have our initial business combination approved (assuming in each case the over-allotment option is not exercised and the representative shares are voted in favor of the initial business combination), subject to any higher threshold as is required by Cayman Islands or other applicable law, in order to have such initial business combination approved. Our directors and officers have also entered into the letter agreement, imposing similar obligations on them with respect to public shares acquired by them, if any.
Pursuant to our amended and restated memorandum and articles of association, if we are unable to complete our initial business combination within the completion window, we will (1) cease all operations except for the purpose of winding up, (2) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (less up to $50,000 of interest to pay liquidation expenses and which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any) and (3) as promptly as reasonably possible following such redemption, subject to the approval of our remaining shareholders and our board of directors, liquidate and dissolve, subject in each case to our obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive their rights to liquidating distributions from the trust account with respect to their founder shares if we fail to complete our initial business combination within the completion window. However, if our initial shareholders acquire public shares after this offering, they will be entitled to liquidating distributions from the trust account with respect to such public shares if we fail to complete our initial business combination within the prescribed time period.
In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders at such time will be entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the ordinary shares, except that we will provide our shareholders with the opportunity to redeem their public shares for cash equal to their pro rata share of the aggregate amount then on deposit in the trust account, including interest (which interest shall be net of taxes payable), upon the completion of our initial business combination, subject to the limitations described herein.
Founder Shares and Private Placement Shares
The founder shares are designated as Class B ordinary shares and are identical to the Class A ordinary shares included in the units being sold in this offering, and holders of founder shares and private placement shares have the same shareholder rights as public shareholders, except that: (1) prior to our initial business combination, only holders of the founder shares have the right to vote on the appointment or removal of directors; (2) the founder shares and private placement shares are subject to certain transfer restrictions, as described in more detail below; (3) our initial shareholders have entered into a letter agreement with us, pursuant to which they have agreed to waive: (x) their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with the completion of our initial business combination (and not seek to sell its shares to us in any tender offer we undertake in connection with our initial business combination); (y) their redemption rights with respect to their founder shares, private placement shares and any public shares held by them in connection with a shareholder vote to approve an amendment to our amended and restated memorandum and articles of association (A) that would affect our public shareholders’ ability to convert or sell their shares to us in connection with a business combination as described herein or to modify the substance or timing of our obligation to redeem 100% of our public shares if we do not complete our initial business combination within the completion window or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity; and (z) their rights to liquidating distributions from the trust account with respect to any founder shares or private placement shares they hold if we fail to complete our initial business combination within the completion window (although they will be entitled to liquidating distributions from the trust account with respect to any public shares they hold if we fail to complete our initial business combination within the prescribed time frame); (4) the founder shares will automatically convert into our Class A ordinary shares as described below and (5) the founder shares and private placement shares are entitled to registration rights. In addition, our directors and officers have also entered into the letter agreement with respect to public shares acquired by them, if any.
The founder shares will automatically convert into Class A ordinary shares at any time and from time to time at the option of the holders thereof, and automatically on the first business day immediately following the closing of a Business Combination. on a one-for-one basis, subject to adjustment as provided herein. In the case that additional Class A ordinary shares, or equity-linked securities convertible or exercisable for Class A ordinary shares, are issued or deemed issued in excess of the amounts issued in this offering and related to the closing of our initial business combination, the ratio at which founder shares will convert into Class A ordinary shares will be adjusted (subject to waiver by holders of a majority of the Class B ordinary shares then in issue) so that the number of Class A ordinary shares issuable upon conversion of all Class B ordinary shares will equal, in the aggregate, on an as-converted basis, 20% of the sum of our ordinary shares issued and outstanding upon the completion of this offering plus the number of Class A ordinary shares and equity-linked securities issued or deemed issued in connection with our initial business combination (net of redemptions), excluding the private placement shares underlying the private placement units, any shares underlying units issued upon conversion of working capital loans and any Class A ordinary shares or equity-linked securities issued, or to be issued, to any seller in our initial business combination.
With certain limited exceptions, the founder shares are not transferable, assignable or salable (except to our officers and directors and other persons or entities affiliated with our sponsor, each of whom will be subject to the same transfer restrictions) until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property (except as described herein under the section of this prospectus entitled “Restrictions on Transfers of Founder Shares and Private Placement Units”). Any permitted transferees will be subject to the same restrictions and other agreements of our initial shareholders with respect to any founder shares. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after our initial business combination, the founder shares will no longer be subject to such transfer restrictions.
Preferred Shares
Our amended and restated memorandum and articles of association will provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to determine any preferred, deferred or other rights or restrictions, whether in regard to dividends or other distributions, voting, return of capital or otherwise applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.
Register of Members
Under Cayman Islands law, we must keep a register of members and there will be entered therein:
•
the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member and the voting rights of shares of each member;

•	whether voting rights are attached to the share in issue;
•	the date on which the name of any person was entered on the register as a member; and
•	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e., the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members will be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members will be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name. However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.
Rights
Except in cases where we are not the surviving company in a business combination, each holder of a right will automatically receive one-tenth (1/10) of one Class A ordinary share upon consummation of our initial business combination, even if the holder of a public right redeemed all Class A ordinary shares held by it in connection with the initial business combination or an amendment to our amended and restated memorandum and articles of association with respect to our pre-business combination activities. In the event we will not be the surviving company upon completion of our initial business combination, each holder of a right will be required to affirmatively convert its rights in order to receive the one-tenth (1/10) of one Class A ordinary share underlying each right upon consummation of the business combination. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares of Class A ordinary share upon consummation of an initial business combination. The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of ours). If we enter into a definitive agreement for a business combination in which we will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the Class A ordinary shares will receive in the transaction on an as-converted into Class A ordinary share basis.
We will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law. As a result, you must hold rights in multiples of ten in order to receive shares for all of your rights upon closing of a business combination. If we are unable to complete an initial business combination within the required time period and we liquidate the funds held in the trust account, holders of rights will not receive any of such funds with respect to their rights, nor will they receive any distribution from our assets held outside of the trust account with respect to such rights, and the rights will expire worthless. Further, there are no contractual penalties for failure to deliver securities to the holders of the rights upon consummation of an initial business combination. Additionally, in no event will we be required to net cash settle the rights. Accordingly, the rights may expire worthless.
Our rights agreement will provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the rights agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, these provisions of the rights agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our rights shall be deemed to have notice of and to have consented to the forum provisions in our rights agreement.
Dividends
We have not paid any cash dividends on our Class A ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.
Transfer Agent and Right Agent
The transfer agent for our ordinary shares and the right agent for our rights is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and right agent, its agents and each of its shareholders, directors, officers and employees against all liabilities, including judgments, costs and reasonable counsel fees that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.
Exclusive Forum Provision
Our amended and restated memorandum and articles of association provide that unless we consent in writing to the selection of an alternative forum, the courts of the Cayman Islands shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim of breach of any fiduciary or other duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s members; (c) any action asserting a claim arising pursuant to any provision of Cayman Islands law or the amended and restated memorandum and articles of association; or (d) any action asserting a claim against the Company governed by the “Internal Affairs Doctrine” (as such concept is recognised under U.S. laws). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over actions brought to enforce any duty or liability created by the Securities Act or the rules and regulations promulgated thereunder. Furthermore, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the forum selection provision in our amended and restated memorandum and articles of association will not apply to actions or suits brought to enforce any liability or duty created by the Securities Act, Exchange Act or any claim for which the federal district courts of the United States of America are, as a matter of the U.S. laws, the sole and exclusive forum for determination of such a claim. Our shareholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder and may therefore bring certain claims in another appropriate forum.

CERTAIN DIFFERENCES IN CORPORATE LAW
Cayman Islands companies are governed by the Companies Act. The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.
Mergers and Similar Arrangements
The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the shareholders and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is affected in compliance with these statutory procedures.
A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.
The consent of each holder of a fixed or floating security interest of a constituent company is required unless this requirement is waived by a court in the Cayman Islands.
Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful. In certain circumstances, the Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands exempted company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).
In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:
•	the statutory provisions as to the required majority vote have been met;
•
the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

•	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.
Takeover Offer/Squeeze-out Provisions
When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.
If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.
Shareholders’ Suits
In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company and as a general rule, a derivative action may not be brought by a minority shareholder. However, based on English law authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands courts can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:
•	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;
•	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; or
•	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.
Enforcement of civil liabilities
The Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.
There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:
(a)	is given by a foreign court of competent jurisdiction;
(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
(c)	is final;
(d)	is not in respect of taxes, a fine or a penalty;
(e)	was not obtained by fraud; and
(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Special Considerations for Exempted Companies
We are an exempted company with limited liability under the Companies Act. A Cayman Islands exempted company:
•	is a company that conducts its business mainly outside the Cayman Islands;
•
is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

•	does not have to make its register of members open to inspection by shareholders of that company;
•	does not have to hold an annual general meeting;
•	may obtain an undertaking against the imposition of any future taxation;
•	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;
•	may register as a limited duration company; and
•	may register as a segregated portfolio company.
Amended and Restated Memorandum and Articles of Association
For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger or transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.
The Companies Act requires that a special resolution be passed by a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of shareholders being entitled to vote and do vote in person or by proxy at a general meeting, or by unanimous written consent of shareholders entitled to vote at a general meeting.
The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. The following are the material rights and protections contained in our amended and restated memorandum and articles of association:
•
the right of public shareholders to exercise redemption rights and have their public shares repurchased in lieu of participating in a proposed business combination (up to a maximum of 20% of the public shares sold in this offering);

•	a prohibition against completing a business combination unless we have net tangible assets of at least $5,000,001 immediately prior to or upon consummation of such business combination;
•	a requirement that if we seek shareholder approval of any business combination, a majority of the issued and outstanding ordinary shares voted must be voted in favor of such business combination;
•	the separation of our board of directors into three classes and the establishment of related procedures regarding the standing and appointment of such directors;
•	a requirement that directors may call general meetings on their own accord and are required to call an extraordinary general meeting if holders of the issued shares request such a general meeting;
•
a requirement that our management take all actions necessary to liquidate our trust account in the event we do not consummate a business combination by 12 months from the consummation of this offering (or up to 36 months from the closing of this offering if we extend the period of time to consummate a business combination by the full amount of time, as described in more detail in this prospectus);

•
a prohibition, prior to a business combination, against our issuing (i) any ordinary shares or any securities convertible into ordinary shares or (ii) any other securities (including preferred shares) which participate in or are otherwise entitled in any manner to any of the proceeds in the trust account or which vote as a class with the ordinary shares on a business combination; and

•	the limitation on shareholders’ rights to receive a portion of the trust account.
Although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide public shareholders with the opportunity to redeem their public shares in connection with any such vote. The foregoing is set forth in our amended and restated memorandum and articles of association and cannot be amended.
Certain Anti-Takeover Provisions of our Amended and Restated Memorandum and Articles of Association
Our authorized but unissued ordinary shares are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved ordinary shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Limitation on Liability and Indemnification of Officers and Directors
The Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own dishonesty, actual fraud or willful default. We may purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ANTI-MONEY LAUNDERING — CAYMAN ISLANDS
In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain inter alia policies and procedures, and may require subscribers to provide evidence to identify and verify their identity, the identity of their beneficial owners/controllers and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our and anti-money laundering procedures (including the acquisition, maintenance and review of due diligence information) to a suitable person.
We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed identification and verification of identity might not be required where:
(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or
(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or
(c)
the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.
In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.
We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.
If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DATA PROTECTION — CAYMAN ISLANDS
Data Protection — Cayman Islands
We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”).
Privacy Notice
Introduction
This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the DPA. In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.
Investor Data
We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.
By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.
Who this Affects
If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.
How the Company May Use a Shareholder’s Personal Data
Your personal data will be processed fairly and for lawful purposes, including:
a)	where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request;
b)	where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject; or
c)	where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed.
As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.
Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.
Why We May Transfer Your Personal Data
We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).
The Data Protection Measures We Take
We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.
You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.
If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.
Legislation of the Cayman Islands
The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

SHARES ELIGIBLE FOR FUTURE SALE
Immediately after this offering, we will have 6,657,500 ordinary shares outstanding, or 7,407,500 shares if the over-allotment option is exercised in full. Of these shares, the 5,000,000 shares sold in this offering, or 5,750,000 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable until they are released except in limited circumstances described elsewhere in this prospectus.
Rule 144
A person who has beneficially owned restricted ordinary shares or rights for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:
•	1% of the number of ordinary shares then outstanding, which will equal 66,575 shares immediately after this offering (or 74,075 if the over-allotment option is exercised in full); and
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:
•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, it is likely that pursuant to Rule 144, our sponsor will be able to sell its founder shares freely without registration one year after we have completed our initial business combination assuming it is not an affiliate of ours at that time.
Registration Rights
The holders of the founder shares, representative shares and private placement units (and any securities underlying the private placement units and Class A ordinary shares that may be issued upon conversion of the founder shares) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering requiring us to register such securities for resale. The holders of these securities will be entitled to make up to three demands, excluding short form registration demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs (1) in the case of the founder shares, until the earlier to occur of (i) six months after the date of the consummation of our initial business combination or (ii) the date on which we consummate a liquidation, merger, share exchange or other similar transaction which results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property. Notwithstanding the foregoing, if the closing price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions, share dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period after the consummation of our initial business combination the founder shares will no longer be subject to such transfer restrictions, and (2) in the case of the private placement units and the securities underlying such units, 30 days after the completion of our initial business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.
Listing of our Securities
We intend to apply to have our units, Class A ordinary shares and rights listed on Nasdaq under the symbols “LLLLU,” “LLLL” and “LLLLR,” respectively. If approved for listing, we anticipate that our units will be listed on Nasdaq on or promptly after the effective date of the registration statement. Following the date the Class A ordinary shares and rights are eligible to trade separately, we anticipate that the Class A ordinary shares and rights will be listed separately and as a unit on Nasdaq.

TAXATION
The following summary of certain material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and rights to acquire our ordinary shares, sometimes referred to individually or collectively in this summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.
Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.
Cayman Islands Tax Considerations
The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of our company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.
Under Existing Cayman Islands Laws
Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our ordinary shares, as the case may be, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax. The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to the Company levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company. There are no exchange control regulations or currency restrictions in the Cayman Islands.
No stamp duty is payable in respect of the issue of our shares or on an instrument of transfer in respect of our shares, except that an instrument of transfer in respect of our shares is stampable if executed in or brought into the Cayman Islands.
United States Federal Income Taxation
General
This section is a general summary of the United States federal income tax considerations relating to the acquisition, ownership and disposition of our units (each consisting of one Class A ordinary share and one right to receive one-tenth (1/10) of one ordinary share upon the consummation of our initial business combination, which we refer to collectively as our “securities”) that are purchased in this offering.
Because the components of a unit generally are separable at the option of the holder, the holder of a unit generally should be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and right components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and rights should also apply to holders of units (as the deemed owners of the underlying ordinary shares and rights that comprise the units).
The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities who or that is for U.S. federal income tax purposes:
•	an individual citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.”
Certain U.S. federal income tax consequences applicable specifically to Non-U.S. Holders are described below under the heading “Non-U.S. Holders.”
This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.
This discussion assumes that the ordinary shares and rights will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that purchase our securities pursuant to this offering and own and hold our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax provisions of the Code or the Medicare Tax on net investment income. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:
•	financial institutions or financial services entities;
•	broker-dealers and traders in securities or foreign currencies;
•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	expatriates or former long-term residents of the United States;
•	“passive foreign investment companies,” “controlled foreign corporations” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	persons that actually or constructively own 5 percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•	partnerships, S-corporations, or other entities or arrangements classified as partnerships for U.S. federal income tax purposes and any beneficial owners of such entities; or
•	persons whose functional currency is not the U.S. dollar.
This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. If a partnership (or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received (or deemed received) by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the descriptions herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL NON-INCOME TAX LAWS AND ANY APPLICABLE TAX TREATIES.
Allocation of Purchase Price and Characterization of a Unit
There is no authority directly addressing the treatment, for U.S. federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, that treatment is not entirely clear. We intend to treat the acquisition of each unit as the acquisition of an investment unit consisting of one Class A ordinary share and one right to receive one tenth (1/10) of one Class A ordinary share. Assuming this treatment is respected for U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the right that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and right generally will be the holder’s initial tax basis in such share or right, as the case may be. Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the ordinary share and right comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share and right based on their respective relative fair market values at the time of disposition. The separation of the ordinary share and right comprising a unit should not be a taxable event for U.S. federal income tax purposes.
The foregoing treatment of our ordinary shares and rights and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each holder is advised to consult its own tax advisor regarding the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding an allocation of the purchase price between the ordinary share and right that comprise a unit. The balance of this discussion assumes that the characterization of the units (and the components thereof) and any allocation of the purchase price of a unit as described above is respected for U.S. federal income tax purposes.
U.S. Holders
Tax Reporting
Certain U.S. Holders may be required to file an IRS Form 926 (Return by a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property (including cash) to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.
Taxation of Distributions Paid on Ordinary Shares
Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as dividends the amount of any cash or other property distribution paid on our ordinary shares. A cash or property distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.
Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s tax basis in its ordinary shares (but not below zero) and, to the extent in excess of such tax basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends may be subject to the lower applicable long-term capital gains tax rate (see “— Taxation on the Disposition of Securities” below) if our ordinary shares are readily tradable on an established securities market in the United States and certain requirements are met. U.S. Holders are urged to consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.
Taxation on the Disposition of Securities
Upon a sale or other taxable disposition of our securities (which, in general, would include a redemption of ordinary shares, as discussed below, and including as a result of a dissolution and liquidation in the event we do not consummate an initial business combination within the required time period), and subject to the PFIC rules discussed below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the securities. A U.S. Holder’s adjusted tax basis in its securities generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share or right, as described above under “— Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital.
The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that under tax law currently in effect long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at reduced rates. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the securities exceeds one year. It is unclear whether the redemption rights with respect to the ordinary shares described in this prospectus may prevent a U.S. Holder from satisfying the applicable holding period requirements for this purpose. The deductibility of capital losses is subject to various limitations. U.S. Holders who recognize losses with respect to a disposition of our securities should consult their own tax advisors regarding the tax treatment of such losses.
Redemption of Ordinary Shares
Subject to the PFIC rules described below, if a U.S. Holder converts ordinary shares into the right to receive cash pursuant to the exercise of a shareholder conversion right or sells its ordinary shares to us pursuant to a tender offer, for U.S. federal income tax purposes, such conversion will be treated as a redemption and will be subject to the following rules. If the redemption qualifies as a sale of the ordinary shares under Section 302 of the Code, the tax treatment of such redemption will be as described under “— Taxation on the Disposition of Securities” above. If the redemption does not qualify as a sale of ordinary shares under Section 302 of the Code, a U.S. Holder will be treated as receiving a distribution with the tax consequences described under “— Taxation of Distributions Paid on Ordinary Shares,” above. Whether redemption of our shares qualifies for sale treatment will depend largely on the total number of our ordinary shares treated as held by such U.S. Holder relative to all of our shares outstanding both before and after such redemption. The redemption of ordinary shares generally will be treated as a sale or exchange of the ordinary shares (rather than as a distribution) if the receipt of cash upon the redemption (i) is “substantially disproportionate” with respect to a U.S. Holder, (ii) results in a “complete termination” of such holder’s interest in us or (iii) is “not essentially equivalent to a dividend” with respect to such holder. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder must take into account not only our ordinary shares actually owned by such holder, but also our ordinary shares that are constructively owned by such holder. A U.S. Holder may constructively own, in addition to our ordinary shares owned directly, ordinary shares owned by related individuals and entities in which such holder has an interest or that have an interest in such holder, as well as any ordinary shares such holder has a right to acquire by exercise of an option. In order to meet the substantially disproportionate test, the percentage of our issued and outstanding voting shares actually and constructively owned by a U.S. Holder immediately following the redemption of our ordinary shares must, among other requirements, be less than 80% of the percentage of our issued and outstanding voting and ordinary shares actually and constructively owned by such holder immediately before the redemption. There will be a complete termination of a U.S. Holder’s interest if either (i) all of our ordinary shares actually and constructively owned by such U.S. Holder are converted or (ii) all of our ordinary shares actually owned by such U.S. Holder are converted and such holder is eligible to waive, and effectively waives, in accordance with specific rules, the attribution of shares owned by family members and such holder does not constructively own any other shares of ours. The redemption of the ordinary shares will not be essentially equivalent to a dividend if such redemption results in a “meaningful reduction” of a U.S. Holder’s proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of an exercise of the redemption right.
If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described under “— Taxation of Distributions Paid on Ordinary Shares,” above. After the application of those rules, any remaining tax basis a U.S. Holder has in the converted ordinary shares will be added to the adjusted tax basis in such holder’s remaining ordinary shares. If there are no remaining ordinary shares, a U.S. Holder should consult its own tax advisors as to the allocation of any remaining basis.
Passive Foreign Investment Company Rules
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any entity in which it is considered to own at least 25% of the interests by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any entity in which it is considered to own at least 25% of the interests by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain and will not be known until after the close of our start-up year and, possibly, after the close of our two taxable years following our start-up year. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year (and, in the case of the startup exception, perhaps until after the end of our two taxable years following our startup year). Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.
If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or rights and, in the case of our ordinary shares, the U.S. Holder did not make a timely mark-to-market election or a qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or did not make a QEF election along with a deemed sale (or purging) election, as described below, such holder generally will be subject to special rules with respect to:
•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or rights; and
•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules,
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or rights;

•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.
In general, if we are determined to be a PFIC, a U.S. Holder may be able to avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely and valid QEF election (if eligible to do so) (or a QEF election along with a purging election) to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends if we are treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. U.S. Holders are urged to consult their tax advisors as to the application of the rules governing purging elections to their particular circumstances.
The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC Annual Information Statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.
In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC Annual Information Statement from us. If we determine we are a PFIC for any taxable year, we will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC Annual Information Statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there can be no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.
If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.
Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or rights while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the

U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder files on a timely filed U.S. federal income tax return (including extensions) a QEF election and a purging election to recognize under the PFIC rules any gain that the U.S. Holder would otherwise recognize if the U.S. Holder sold our shares for their fair market value on the “qualification date.” The qualification date is the first day of our tax year in which we qualify as a QEF with respect to such U.S. Holder. The purging election can only be made if such U.S. Holder held our shares on the qualification date. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted tax basis in our shares by the amount of the gain recognized and will also have a new holding period in the shares for purposes of the PFIC rules.
Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares so long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income each year that we are treated as a PFIC the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which we are treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which we are treated as a PFIC.
The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.
If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there can be no assurance that we will have timely knowledge of the status of any such lower-tier PFIC. In addition, we may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department.
The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and rights should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and rights under their particular circumstances.

Non-U.S. Holders
Dividends paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).
In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or rights unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).
Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
Backup Withholding and Information Reporting
In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a U.S. Holder (other than an exempt recipient) and to the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient) to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances. In addition, certain information concerning a U.S. Holder’s adjusted tax basis in its securities and whether any gain or loss with respect to such securities is long-term or short-term may be required to be reported to the IRS, and certain holders may be required to file an IRS Form 8938 (Statement of Specified Foreign Financial Assets) to report their interest in our securities.
Moreover, backup withholding of U.S. federal income tax, currently at a rate of 24%, generally will apply to dividends paid on our securities to a U.S. Holder (other than an exempt recipient) and the proceeds from sales and other dispositions of our securities by a U.S. Holder (other than an exempt recipient), in each case who:
•	fails to provide an accurate taxpayer identification number;
•	is notified by the IRS that backup withholding is required; or
•	fails to comply with applicable certification requirements.
A Non-U.S. Holder generally may eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.
We will withhold all taxes required to be withheld by law from any amounts otherwise payable to any holder of our securities, including tax withholding required by the backup withholding rules. Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the requisite information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING
EF Hutton LLC is acting as the sole book-running manager of the offering. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the number of units set forth opposite the underwriter’s name.
Underwriter	Number of Units
EF Hutton LLC
Waton Securities International Limited
Total	5,000,000
The underwriting agreement provides that the obligations of the underwriters to purchase the units included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the units (other than those covered by the over-allotment option described below) if they purchase any of the units.
The offering of the units by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Units sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $   per unit. If all of the units are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms.
If the underwriters sell more units than the total number set forth in the table above, we have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to 750,000 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. Any units issued or sold under the option will be issued and sold on the same terms and conditions as the other units that are the subject of this offering.
We have agreed that, for a period of 180 days from the date of this prospectus, we will not, without the prior written consent of the representative, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) provide a forward purchase arrangement or similar type of equity line financing in connection with a business combination; (iv) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (v) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii), (iv) or (v) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. The representative in its sole discretion may release any of the securities subject to the lock-up agreement at any time without notice. Our sponsor, officers and directors are also subject to separate transfer restrictions on their founder shares and placement units pursuant to the letter agreement as described herein.
Our initial shareholders have agreed not to transfer, assign or sell any of their founder shares (or Class A ordinary shares issuable upon conversion thereof) until the earlier to occur of (A) six months after the completion of our initial business combination or (B) the date on which we complete a liquidation, merger, stock exchange or other similar transaction after our initial business combination that results in all of our public shareholders having the right to exchange their ordinary shares for cash, securities or other property. Notwithstanding the foregoing, the insider shares will be released from the lock-up if (1) the last reported sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period or (2) if we complete a transaction after our initial business combination which results in all of our shareholders having the right to exchange their shares for cash, securities or other property.
The private units will not be transferable, assignable or salable until 30 days following the completion of our initial business combination (except with respect to permitted transferees as described herein under the section of this prospectus entitled “Principal Shareholders”).
Prior to this offering, there has been no public market for our securities. Consequently, the initial public offering price for the units was determined by negotiations between us and the underwriters. Among the factors considered in determining the initial public offering price were the history and prospects of companies whose principal business is the acquisition of other companies, prior offerings of those companies, our management, our capital structure, and currently prevailing general conditions in equity securities markets, including current market valuations of publicly traded companies considered comparable to our company. We cannot assure you, however, that the price at which the units, Class A ordinary shares, or rights will sell in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, Class A ordinary shares, or rights will develop and continue after this offering.
We have applied to list our units on Nasdaq under the symbol “LLLLU.” We expect that our Class A ordinary shares and rights will be listed under the symbols “LLLL,” and “LLLLR,” respectively, once the Class A ordinary shares and rights begin separate trading.
The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.
	Payable by us
	No Exercise	Full Exercise
Underwriting discount and commissions per unit(1)	$0.35	$0.35
Total(1)	$1,750,000	$2,012,500
(1)
Includes $0.15 per unit, or $750,000 (or $862,500 if the over-allotment option is exercised in full) in the aggregate, payable to the underwriters upon the closing of this offering. Also includes $0.20 per unit, or $1,000,000 (or $1,150,000 if the underwriters’ over-allotment option is exercised in full) in the aggregate payable to the underwriters for deferred underwriting commissions to be placed in a trust account located in the United States as described herein. The deferred commissions will be released to the underwriters only on completion of an initial business combination as described in this prospectus. The deferred underwriting commission shall be paid to EF Hutton only if the Company receives additional financing, including, without limitation, private investment in public equity (PIPE) financing, in connection with the initial business combination. In addition, we will issue EF Hutton and/or its designees, 150,000 Class A ordinary shares (172,500 if the over-allotment option is exercised in full), as underwriter compensation in connection with this offering.

We estimate that our portion of the total expenses of this offering payable by us will be approximately $975,000, excluding underwriting discounts and commissions. We have agreed to reimburse the underwriters up to $120,000 for certain of the underwriters’ expenses relating to the offering, including costs and expenses (including third party expenses and disbursements) incurred in registering the offering, transfer taxes, cost of the underwriters’ counsel, background checks and other expenses incurred by the underwriters related to the offering. We have paid the underwriters a $50,000 advance, which shall be applied towards the expense reimbursement allowance; any portion of the advance shall be returned to the extent not actually incurred. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
If we do not complete our initial business combination and subsequently liquidate, the underwriters have agreed that (i) they will forfeit any rights or claims to their deferred underwriting discounts and commissions, including any accrued interest thereon, then in the trust account upon liquidation, and (ii) that the deferred underwriting discounts and commissions will be included with the funds held in the trust account that will be available to fund the redemption of our public shares.
Any offers or sales in the United States will be conducted by broker-dealers registered with the SEC. Waton Securities International Limited is not a broker-dealer registered with the SEC and therefore, to the extent it intends to make any offers or sales of shares in the United States, it will do so only through one or more SEC-registered broker-dealers in compliance with the applicable securities laws and regulations.

Representative Shares
We have agreed to issue to the underwriters 150,000 Class A ordinary shares (172,500 if the over-allotment option is exercised in full) upon the consummation of this offering. Holders of the representative shares are entitled to registration rights.
The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement of which this prospectus forms a part pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement of which this prospectus forms a part, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of this offering except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).
Right of First Refusal
Subject to certain conditions, for a period beginning from the consummation of this offering and ending 12 months after the date of the consummation of our business combination, we granted the representative a right of first refusal to act as investment banker, book runner, and/or placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, including a forward purchase arrangement or similar type of equity line financing, for us or any of our successors or subsidiaries, on terms and conditions customary for the representative for such transactions. In accordance with FINRA Rule 5110(g)(6)(A), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.
Regulatory Restrictions on Purchase of Securities
In connection with the offering, the underwriters may purchase and sell units in the open market. The underwriters have advised us that, in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, they may engage in short sale transactions, purchases to cover short positions, which may include purchases pursuant to the over-allotment option, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of our units at a level above that which might otherwise prevail in the open market.
•	Short sales involve secondary market sales by the underwriters of a greater number of units than it is required to purchase in the offering.
•	“Covered” short sales are sales of units in an amount up to the number of units represented by the underwriters’ over-allotment option.
•	“Naked” short sales are sales of units in an amount in excess of the number of units represented by the underwriters’ over-allotment option.
•	Covering transactions involve purchases of units either pursuant to the over-allotment option or in the open market after the distribution has been completed in order to cover short positions.
•
To close a naked short position, the underwriters must purchase units in the open market after the distribution has been completed. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

•
To close a covered short position, the underwriters must purchase units in the open market after the distribution has been completed or must exercise the over-allotment option. In determining the source of units to close the covered short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option.

•	Stabilizing transactions involve bids to purchase units so long as the stabilizing bids do not exceed a specified maximum.

Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the units. They may also cause the price of the units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. Neither we, nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our ordinary shares. The underwriters are not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.
We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date that is 90 days from the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering and we may pay the underwriters of this offering or any entity with which they are affiliated a finder’s fee or other compensation for services rendered to us in connection with the completion of an initial business combination.
Electronic Distribution
A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of ordinary shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ web sites and any information contained in any other web site maintained by any of the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.
Other Activities and Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging. financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.
In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area and the United Kingdom
In relation to each member state of the European Economic Area and the United Kingdom (each, a “relevant state”), no units have been offered or will be offered pursuant to the offering to the public in that relevant state prior to the publication of a prospectus in relation to the units that has been approved by the competent authority in that relevant state or, where appropriate, approved in another relevant state and notified to the competent authority in that relevant state, all in accordance with the Prospectus Regulation, except that offers of our units may be made to the public in that relevant state at any time under the following exemptions under the Prospectus Regulation:
•	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation.
provided that no such offer of units shall require the issuer or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a relevant state who initially acquires any units or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company and the underwriters that it is a qualified investor within the meaning of the Prospectus Regulation.
In the case of any units being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the units acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a relevant state to qualified investors, in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
We, the underwriters and each of our and the underwriters’ respective affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any units in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any units to be offered so as to enable an investor to decide to purchase or subscribe for any units, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation include, in relation to the United Kingdom, the Prospectus Regulation as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than the issuer and will not be responsible to anyone other than the issuer for providing the protections afforded to its clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
This prospectus is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.
Notice to Prospective Investors in France
Neither this prospectus nor any other offering material relating to the units described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The units have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the units has been or will be:
•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or
•	used in connection with any offer for subscription or sale of the units to the public in France.

Such offers, sales and distributions will be made in France only:
•
to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with, articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or
•
in a transaction that, in accordance with article L.411-2-II-1" -or-2" -or 3" of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The units may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.
Notice to Prospective Investors in Hong Kong
The units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to units which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.
Notice to Prospective Investors in Japan
The units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the units were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the units, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the units are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the units pursuant to an offer made under Section 275 of the SFA except:
(a)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(b)	where no consideration is or will be given for the transfer;
(c)	where the transfer is by operation of law; or
(d)	as specified in Section 276(7) of the SFA.
Notice to Prospective Investors in Canada
The units may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the units must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale.
Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the securities may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.
The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Switzerland
The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”), and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.
Notice to Prospective Investors in Israel
In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 –1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities; (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.

LEGAL MATTERS
Cooley LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act, and as such, will pass upon the validity of the securities offered in this prospectus with respect to units and rights. Ogier, Cayman Islands, will pass upon the validity of the securities offered in this prospectus with respect to the ordinary shares and certain matters of Cayman Islands law. Global Law Office, People's Republic of China, will pass upon certain matters of PRC law. Certain legal matters will be passed upon on behalf of the underwriters by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.

EXPERTS
The financial statements of Love & Health Limited as of October 25, 2023 and for the period from October 3, 2023 (inception) through October 25, 2023 in this prospectus have been audited by UHY LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of Love & Health Limited to continue as a going concern, as described in Note 1 to the financial statements), appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.

LOVE & HEALTH LIMITED

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Shareholder of Love & Health Limited
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Love & Health Limited (the “Company”) as of October 25, 2023, and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from October 3, 2023 (inception) to October 25, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 25, 2023, and the results of its operations and its cash flows for the period from October 3, 2023 (inception) to October 25, 2023, in conformity with accounting principles generally accepted in the United States of America.
Substantial Doubt about the Company’s Ability to Continue as a Going Concern
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue, its business plan is dependent on the completion of a financing transaction and the Company’s cash and working capital as of October 25, 2023 are not sufficient to complete its planned activities for the upcoming year. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 1 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ UHY LLP
We have served as the Company’s auditor since 2023.
Irvine, California
November 29, 2023

LOVE & HEALTH LIMITED
BALANCE SHEET
AS OF OCTOBER 25, 2023
ASSETS
Deferred offering costs	$87,830

TOTAL ASSETS	$87,830

LIABILITIES AND SHAREHOLDER’S EQUITY
Current liabilities:
Accrued expenses	$6,250
Promissory note – related party	61,625

Total Current Liabilities	67,875

TOTAL LIABILITIES	67,875

Commitments and contingencies

Shareholder’s equity:
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Ordinary shares, Class A, $0.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding	—
Ordinary shares, Class B, $0.0001 par value; 10,000,000 shares authorized; 1,437,500 shares issued and outstanding(1)	144
Additional paid-in capital	24,856
Accumulated deficit	(5,045)

Total Shareholder’s Equity	19,955

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$87,830
(1)	Includes up to an aggregate of 187,500 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.
See accompanying notes to financial statements.

LOVE & HEALTH LIMITED
FOR THE PERIOD FROM OCTOBER 3, 2023 (INCEPTION) TO OCTOBER 25, 2023
STATEMENT OF OPERATIONS
Formation and operating costs	$(5,045)

NET LOSS	$(5,045)

Basic and diluted weighted average shares outstanding(1)	1,250,000

Basic and diluted net loss per share	$(0.00)
(1)	Excludes up to an aggregate of 187,500 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.
See accompanying notes to financial statements.

LOVE & HEALTH LIMITED
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM OCTOBER 3, 2023 (INCEPTION) TO OCTOBER 25, 2023
	Class A Ordinary Shares		Class B Ordinary Shares		Additional paid-in capital	Accumulated deficit	Total Shareholder’s equity
	Shares	Amount	Shares	Amount
Issuance of ordinary shares at inception(1)	50,000	$50,000	—	$—	$—	$—	$50,000
Subdivision of ordinary shares(1)	499,950,000	—	—	—	—	—	—
Issuance of ordinary shares to founder(2)	—	—	1,437,500	144	24,856	—	25,000
Ordinary shares repurchased and retired(1)	(500,000,000)	(50,000)	—	—	—	—	(50,000)
Net loss for the period	—	—	—	—	—	(5,045)	(5,045)
Balance as of October 25, 2023	—	$—	1,437,500	$144	$24,856	$ (5,045)	$19,955
(1)
On October 3, 2023, the Company issued 50,000 ordinary shares of a par value $1.00 each to the Sponsor. On October 25, 2023, the 50,000 ordinary shares subdivided into 500,000,000 Class A ordinary shares of par value $0.0001 each. On October 25, 2023, the Sponsor acquired 1,437,500 Class B ordinary shares (up to 187,500 of which are subject to forfeiture), the 500,000,000 Class A ordinary shares were repurchased and the 400,000,000 Class A ordinary shares were retired.

(2)	Includes up to an aggregate of 187,500 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part.
See accompanying notes to financial statements.

LOVE & HEALTH LIMITED
STATEMENT OF CASH FLOWS FOR THE PERIOD
FROM OCTOBER 3, 2023 (INCEPTION) TO OCTOBER 25, 2023
From October 3, 2023 (Inception) to October 25, 2023
Cash flows from operating activities:
Net loss	$(5,045)
Adjustments to reconcile net loss to cash used in operating activities:
Accrued offering costs and expenses	5,045

Net cash used in operating activities	—

NET CHANGE IN CASH	—

CASH, BEGINNING OF PERIOD	—

CASH, END OF PERIOD	$—

Supplemental disclosure of cash flow information:
Deferred offering costs paid by promissory note	$56,580
Deferred offering costs paid by Sponsor in exchange for issuance of Class B ordinary shares	$25,000
Deferred offering costs included in accrued expenses	$6,250
See accompanying notes to financial statements.

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
NOTE 1 - ORGANIZATION AND BUSINESS BACKGROUND
Love & Health Limited (the “Company,” “we,” “us” or “our”) is a newly organized blank check company incorporated on October 3, 2023, under the laws of the Cayman Islands for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities (“Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination.
As of October 25, 2023, the Company had not commenced any operations. All activities through October 25, 2023 relate to the Company’s formation and the proposed public offering as described below. The Company has selected September 30 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of 5,000,000 units (“Units”) (or 5,750,000 Units if the underwriters’ over-allotment option is exercised in full), at $10.00 per Unit, which is discussed in Note 3 (the “Proposed Public Offering”), and the sale of 257,500 Units at a price of $10.00 per Unit in a private placement to Waton Sponsor Limited (the “Sponsor”) (or 272,500 Units if the overallotment is exercised in full) to the Sponsor (the “Private Units”).
The Company intends to list the Units on the Nasdaq Capital Market (“NASDAQ”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and sale of the Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. NASDAQ rules provide that the Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (as defined below) (less any deferred underwriting commissions and taxes payable on interest earned) at the time of the signing of an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.05 per Unit sold in the Proposed Public Offering, including the proceeds of the sale of the Private Placement Units, will be held in a trust account (“Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide its shareholders with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then on deposit in the Trust Account (initially $10.05 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). The per-share amount to be distributed to shareholders who redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 7). The ordinary shares subject to redemption will be recorded at a redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks shareholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.
The Company’s initial shareholders (the “initial shareholders”) have agreed (a) to vote their founder shares, and the ordinary shares included in the Private Placement Units (the “Private Placement Shares”) in favor of a Business Combination, (b) not to propose, or vote in favor of, an amendment to the Company’s Amended and Restated Memorandum and Articles of Association that would stop the public shareholders from converting or selling their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) unless the Company provides public shareholders with the opportunity to redeem their Public Shares for cash from the Trust Account in connection with any such vote; (c) not to redeem any founder shares and Private Placement Shares as well as any Public Shares purchased during or after the Proposed Public Offering for cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or sell any shares in a tender offer in connection with a Business Combination) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholder’s rights of pre-Business Combination activity and (d) that the founder shares and Private Placement Shares shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the initial shareholders will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased during or after the Proposed Public Offering if the Company fails to complete its Business Combination.
The Company will have twelve months from the closing of the Proposed Public Offering. However, if the Company anticipates that it may not be able to consummate a Business Combination within twelve months, the Company may, but is not obligated to, extend the period of time to consummate a Business Combination up to eight times by three months each time (for a total of up to 36 months to complete a Business Combination) (the “Combination Period”). In order to extend the time available for the Company to consummate a Business Combination, the Sponsor or its affiliates or designees must deposit into the Trust Account $500,000, or $575,000 if the underwriters’ over-allotment option is exercised in full ($0.10 per share in either case) for each three-month extension, on or prior to the applicable deadline (up to an aggregate of $4,000,000 (or $4,600,000 if the underwriters’ over-allotment option is exercised in full), or $0.80 per public share, for an aggregate of 24 months).
Going Concern Consideration
At October 25, 2023, the Company had cash balance of $0, and a net loss of $5,045 for the period from October 3, 2023 (inception) to October 25, 2023. The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. These conditions raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued. Management plans to address this uncertainty through the Proposed Public Offering as discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the Combination Period. On October 25, 2023, the Sponsor agreed to loan the Company up to an aggregate amount of $500,000 to be used, in part, for transaction costs incurred in connection with the Proposed Public Offering. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES
•	Basis of presentation
These accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
•	Emerging growth company

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
•	Use of estimates
In preparing these financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, actual results may differ from these estimates.
•	Deferred offering costs
Deferred offering costs consist of underwriting, legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.
•	Income taxes
Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.
ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
penalties related to unrecognized tax benefits, if any, as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of October 25, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company may be subject to potential examination by foreign taxing authorities in the area of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with foreign tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
•	Ordinary share subject to possible redemption
The Company will account for its ordinary shares subject to possible redemption in accordance with the guidance in ASC 480. Ordinary share subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable ordinary shares (including ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, ordinary shares are classified as shareholder’s equity.
•	Net loss per share
The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding during the period, excluding ordinary shares subject to forfeiture. The Company applies the two-class method in calculating income per share of ordinary shares. Weighted average shares were reduced for the effect of an aggregate of 187,500 Class B ordinary shares that are subject to forfeiture if the over-allotment option is not exercised by the underwriters (see Note 6). At October 25, 2023, the Company only issue one class of shares and did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the periods presented. The net loss per share is presented on a retroactive basis to reflect the recapitalization on October 25, 2023.
•	Related parties
Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. Companies are also considered to be related if they are subject to common control or common significant influence.
•	Concentration of credit risk
Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
•	Recent accounting pronouncements
Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3 – PROPOSED PUBLIC OFFERING
The Proposed Public Offering calls for the Company to offer for sale up to 5,000,000 Units at a proposed public offering price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share (“Public Share”) and one right (“Public Right”). Each Public Right will entitle the holder to receive one-tenth (1/10) of one Class A ordinary share upon consummation of the Company’s Business Combination.

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
NOTE 4 – PRIVATE PLACEMENT
The Sponsor will agree to purchase an aggregate of 257,500 private units (or 272,500 if the underwriters’ over-allotment is exercised in full) at $10.00 per Private Unit (for a total purchase price of $2,575,000 or $2,762,500 in the aggregate if the underwriters’ over-allotment is exercised in full), in each case, in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Unit consists of one Private Placement Share and one right (“Private Placement Right”).
The Private Units are identical to the units to be sold in the Proposed Public Offering except with respect to certain registration rights and transfer restrictions.
NOTE 5 – RELATED PARTY TRANSACTIONS
Founder Shares
On October 25, 2023, the Company issued an aggregate of 1,437,500 founder shares to the initial shareholder, including an aggregate of 187,500 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholder will collectively own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Proposed Public Offering) (see Note 6) for an aggregate purchase price of $25,000.
The founder shares are Class B ordinary shares that automatically convert into Class A ordinary shares at the time of an initial business combination, or at any time prior thereto at the option of the holder, on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein, for no additional consideration.
Promissory Note — Related Party
On October 25, 2023, the Company issued an unsecured promissory note to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $500,000 (the “Promissory Note”). The Promissory Note is non-interest bearing and payable on the earlier of June 30, 2024 or consummation of an initial public offering of the Company’s securities.
As of October 25, 2023, the Sponsor advanced the Company an aggregate amount of $61,625.
Administrative Services Arrangement
An affiliate of the Sponsor agreed that, commencing from the date that the Company’s securities are first listed on NASDAQ through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, administrative and support services, as the Company may require from time to time. The Company has agreed to pay the affiliate of the Sponsor $10,000 per month for these services commencing on the closing date of the Initial Public Offering for 12 months (or up to 36 months if the Company extends the Combination Period).
NOTE 6 – SHAREHOLDER’S EQUITY
Preferred shares
The Company is authorized to issue 1,000,000 preferred shares at par value of $0.0001. As of October 25, 2023, no preferred share was issued and outstanding.
Ordinary shares
The Company is authorized to issue 100,000,000 Class A ordinary shares at par value of $0.0001. Holders of the Company’s ordinary shares are entitled to one vote for each share. On October 3, 2023, the Company issued 50,000 ordinary shares of a par value $1.00 each to the Sponsor. On October 25, 2023, the 50,000 ordinary shares subdivided into 500,000,000 Class A ordinary shares of par value $0.0001 each. On October 25, 2023, the 500,000,000 Class A ordinary shares were repurchased and then the 400,000,000 Class A ordinary shares were retired. As of October 25, 2023, no Class A ordinary share was issued and outstanding.

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
The Company is authorized to issue 10,000,000 Class B ordinary shares at par value of $0.0001. As of October 25, 2023, 1,437,500 Class B ordinary shares were issued and outstanding, including an aggregate of 187,500 Class B ordinary shares subject to forfeiture to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the initial shareholders will own 20% of the issued and outstanding shares after the Proposed Public Offering (excluding the sale of the Private Units and assuming the initial shareholders do not purchase any Units in the Proposed Public Offering).
Rights
Each holder of a right will receive one-tenth of a Class A ordinary share upon consummation of a Business Combination, even if the holder of such right redeemed all shares held by it in connection with a Business Combination. No fractional shares will be issued upon exchange of the rights. No additional consideration will be required to be paid by a holder of rights in order to receive its additional shares upon consummation of a Business Combination as the consideration related thereto has been included in the Unit purchase price paid for by investors in the Proposed Offering. If the Company enters into a definitive agreement for a Business Combination in which the Company will not be the surviving entity, the definitive agreement will provide for the holders of rights to receive the same per share consideration the holders of the ordinary shares will receive in the transaction on an as-converted into ordinary share basis and each holder of a right will be required to affirmatively convert its rights in order to receive 1/10 share underlying each right (without paying additional consideration). The shares issuable upon exchange of the rights will be freely tradable (except to the extent held by affiliates of the Company).
NOTE 7 – COMMITMENTS AND CONTINGENCIES
Registration Rights
The holders of the founder shares, Private Placement Units sold in a private placement (and their underlying securities) and any Units that may be issued upon conversion of the working capital loans (and underlying securities) will be entitled to registration rights pursuant to a registration rights agreement to be signed prior to or on the effective date of the Proposed Public Offering requiring the Company to register such securities for resale. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a 45-day option to purchase up to 750,000 Units solely to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.
The underwriters will be entitled to underwriting discount of 6.50% of the gross proceeds of the Proposed Public Offering, of which 1.5% will be paid in cash and 3% will be paid in the form of representative shares at the closing of the Proposed Public Offering. The remaining balance of 2% will be deferred until the closing of the initial business combination.
Representative shares
The Company will issue 150,000 representative shares (or 172,500 representative shares if the underwriters exercise their over-allotment option in full) to the underwriters as part of the underwriting compensation. The representative shares have been deemed compensation by FINRA and are therefore subject to a lock-up for a period of 180 days immediately following the date of the commencement of sales in this offering pursuant to FINRA Rule 5110(e)(1). Pursuant to FINRA Rule 5110(e)(1), these securities will not be the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the date of the commencement of sales

LOVE & HEALTH LIMITED
NOTES TO FINANCIAL STATEMENTS
in this offering, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the date of the commencement of sales in this offering except to any underwriter and selected dealer participating in the offering and their officers, partners, registered persons or affiliates.
NOTE 8 – SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to November 29, 2023, the date that the financial statements were available to be issued. Other than as described in these financial statements, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

5,000,000 Units

Love & Health Limited
PRELIMINARY PROSPECTUS
     , 2024
Sole Book-Running Manager
EF HUTTON LLC
Co-Manager
Waton Securities International Limited
Until     , 2024 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13.	Other Expenses of Issuance and Distribution.
The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:
Underwriters’ expenses	$120,000
Legal fees and expenses	350,000
Printing and engraving expenses	60,000
Accounting fees and expenses	60,000
SEC/FINRA expenses	35,000
D&O insurance(1)	250,000
NASDAQ listing and filing fees	75,000
Miscellaneous expenses	25,000
Total	$975,000
(1)
This amount represents the approximate amount of annual director and officer liability insurance premiums the registrant anticipates paying following the completion of its initial public offering and until it completes a business combination.

Item 14.	Indemnification of Directors and Officers.
Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against willful default, willful neglect, civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association provides for indemnification of our officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. We will enter into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We expect to purchase a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.
Our officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the trust account, and have agreed to waive any right, title, interest or claim of any kind they may have in the future as a result of, or arising out of, any services provided to us and will not seek recourse against the trust account for any reason whatsoever (except to the extent they are entitled to funds from the trust account due to their ownership of public shares). Accordingly, any indemnification provided will only be able to be satisfied by us if (i) we have sufficient funds outside of the trust account or (ii) we consummate an initial business combination.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 15.	Recent Sales of Unregistered Securities.
On October 25, 2023, the sponsor paid $25,000 to cover certain of our offering and formation costs in consideration of 1,437,500 Class B ordinary shares, par value $0.0001. Up to 187,500 founder shares will be subject to forfeiture if the over-allotment option is not exercised by the underwriters in full. Such securities were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Our sponsor is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in our sponsor is an accredited investor under Rule 501 of Regulation D. The sole business of our sponsor is to act as the company’s sponsor in connection with this offering.

Our sponsor has committed, pursuant to a written agreement, to purchase an aggregate of 257,500 (or 272,500 if the underwriters’ over-allotment option is exercised in full) private placement units at a price of $10.00 per unit ($2,575,000 in the aggregate or $2,725,000 in the aggregate if the underwriters’ over-allotment option is exercised in full) in a private placement that will occur simultaneously with the closing of this offering. This issuance will be made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
No underwriting discounts or commissions were paid with respect to such sales.
Item 16.	Exhibits and Financial Statement Schedules.
(a)	The Exhibit Index is incorporated in this prospectus by reference.
Item 17.	Undertakings.
a)
The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

b)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

c)	The undersigned registrant hereby undertakes that:
1.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

2.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1***	Amended and Restated Memorandum and Articles of Association.
3.2***	Form of Second Amended and Restated Memorandum and Articles of Association.
4.1***	Specimen Unit Certificate.
4.2***	Specimen Class A Ordinary Share Certificate.
4.3***	Specimen Right Certificate.
4.4***	Form of Rights Agreement between Continental Stock Transfer & Trust Company and the Registrant.
5.1**	Opinion of Ogier, Cayman Islands legal counsel to the Registrant.
5.2**	Opinion of Cooley LLP, U.S. counsel to the Registrant.
10.1***	Securities Subscription Agreement, dated October 25, 2023, between the Registrant and the Sponsor.
10.2***	Promissory Note, dated as of October 25, 2023, between the Registrant and the Sponsor.
10.3***	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant.
10.4***	Form of Registration Rights Agreement among the Registrant, the Sponsor and the Holders signatory thereto.
10.5***	Form of Unit Subscription Agreement between the Registrant and the Sponsor.
10.6***	Form of Indemnification Agreement.
10.7***	Form of Letter Agreement between the Registrant, the Sponsor and each director and executive officer of the Registrant.
10.8***	Form of Administrative Services Agreement.
14***	Form of Code of Ethics.
23.1**	Consent of Ogier (included on Exhibit 5.1).
23.2**	Consent of UHY LLP.
23.3**	Consent of Cooley LLP (included on Exhibit 5.2).
23.4**	Consent of Global Law Office.
24.1***	Power of Attorney (included on signature page to the initial filing of this Registration Statement).
99.1***	Consent of Kai Zhou, director appointee.
99.2***	Consent of Chung Chi Alan Lam, director appointee.
99.3***	Consent of Mingqi Huang, director appointee.
99.4***	Consent of Haibo Du, director appointee.
99.5***	Form of Audit Committee Charter.
99.6***	Form of Compensation Committee Charter.
99.7***	Form of Nominating Committee Charter.
107***	Calculation of Filing Fee Table
*	To be filed by amendment
**	Filed herewith
***	Previously filed

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hong Kong, on February 23, 2024.
LOVE & HEALTH LIMITED

By:	/s/ Huaxin Wen
Name: Huaxin Wen
Title: Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature		Title	Date

*		Director and Chief Executive Officer (Principal Executive Officer)	February 23, 2024
Kai Zhou

/s/ Huaxin Wen		Director and Chief Financial Officer (Principal Financial and Accounting Officer)	February 23, 2024
Huaxin Wen

*By:	/s/ Huaxin Wen
Huaxin Wen Attorney-in-fact
AUTHORIZED U.S. REPRESENTATIVE
Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Love & Health Limited has signed this registration statement in the City of New York, on February 23, 2024.
AUTHORIZED U.S. REPRESENTATIVE

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President